Mark Charles Paben                 THE HONORABLE THOMAS T. GLOVER
Lynne Brown Ellis
BOGLE & GATES P.L.L.C.
Two Union Square
601 Union Street
Seattle, WA  98101-2346
(206) 682-5151







                         UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF WASHINGTON
                                   AT SEATTLE


In Re:                                 )
                                       )          Chapter 11
JAY JACOBS, INC.,                      )          Case No. 94-03993
                                       )
                    Debtor.            )
---------------------------------------)

              DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT REGARDING
                      ITS CHAPTER 11 PLAN OF REORGANIZATION

11 U.S.C. Section 1125(b) PROHIBITS SOLICITATION OF AN ACCEPTANCE OR REJECTION OF A PLAN OF REORGANIZATION UNLESS A COPY OF THE PLAN OF REORGANIZATION OR A SUMMARY THEREOF IS ACCOMPANIED OR PRECEDED BY A COPY OF A DISCLOSURE STATEMENT APPROVED BY THE BANKRUPTCY COURT.

                                TABLE OF CONTENTS

I.   INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . .    7

     A.   General. . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     B.   Chapter 11 Plan Confirmation Process . . . . . . . . . . . .    8

          1.   Confirmation Requirements And
               Conditions Precedent. . . . . . . . . . . . . . . . . .    8
          2.   Modification Of The Plan. . . . . . . . . . . . . . . .    9
          3.   Revocation Of The Plan. . . . . . . . . . . . . . . . .   10

II.  BACKGROUND INFORMATION REGARDING THE DEBTOR . . . . . . . . . . .   10

     A.   Business Of The Debtor . . . . . . . . . . . . . . . . . . .   10


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 1

     B.   Factors Leading To Chapter 11. . . . . . . . . . . . . . . .   10
     C.   Description Of Insider Claims. . . . . . . . . . . . . . . .   10

          1.   Jay Jacobs. . . . . . . . . . . . . . . . . . . . . . .   10
          2.   Cornwall Associates Limited Partnership . . . . . . . .   11
          3.   Douglas A. Swerland . . . . . . . . . . . . . . . . . .   11
          4.   Debtor's Position Regarding Insider Claims. . . . . . .   12

III. HISTORY OF THE CHAPTER 11 CASE. . . . . . . . . . . . . . . . . .   12

     A.   Debtor As Debtor-In-Possession . . . . . . . . . . . . . . .   12
     B.   Employment Of Professionals. . . . . . . . . . . . . . . . .   12
     C.   Unsecured Creditors Committee. . . . . . . . . . . . . . . .   12
     D.   Claims Bar Date. . . . . . . . . . . . . . . . . . . . . . .   13
     E.   Debtor-In-Possession Financing . . . . . . . . . . . . . . .   13
     F.   Liquidation Of 39 Stores . . . . . . . . . . . . . . . . . .   14
     G.   Payment Of Reclamation Claims. . . . . . . . . . . . . . . .   14
     H.   Payment Of Claims Of $500 And Less . . . . . . . . . . . . .   14
     I.   Settlement Of Lease Rejection Claims . . . . . . . . . . . .   14
     J.   Rent Reductions. . . . . . . . . . . . . . . . . . . . . . .   14
     K.   Claims Objections/Settlements. . . . . . . . . . . . . . . .   15
     L.   New Management/Merchandising Team. . . . . . . . . . . . . .   15
          1.   Rex Loren Steffey . . . . . . . . . . . . . . . . . . .   15
          2.   William L. Lawrence, Jr . . . . . . . . . . . . . . . .   15
          3.   Brian McNamara. . . . . . . . . . . . . . . . . . . . .   16
          4.   Anne Samenfink. . . . . . . . . . . . . . . . . . . . .   16
          5.   Julie Stodolak. . . . . . . . . . . . . . . . . . . . .   16
          6.   James F. Wortsman . . . . . . . . . . . . . . . . . . .   16

     M.   New Merchandising/Business Strategies. . . . . . . . . . . .   16
     N.   Executive Officer Stock Options/
          Restricted Stock Grants. . . . . . . . . . . . . . . . . . .   18

          1.   Rex Loren Steffey . . . . . . . . . . . . . . . . . . .   18
          2.   William L. Lawrence, Jr . . . . . . . . . . . . . . . .   18
          3.   Jay Jacobs. . . . . . . . . . . . . . . . . . . . . . .   19

     O.   Employment Contracts For Messrs.
          Steffey And Lawrence . . . . . . . . . . . . . . . . . . . .   19

          1.   Steffey Contract. . . . . . . . . . . . . . . . . . . .   19
          2.   Lawrence Contract . . . . . . . . . . . . . . . . . . .   20

     P.   LaSalle National Bank Financing. . . . . . . . . . . . . . .   21
     Q.   Other Activity In The Case . . . . . . . . . . . . . . . . .   22
     R.   J.J. Distribution Company. . . . . . . . . . . . . . . . . .   24
     S.   Board Of Directors . . . . . . . . . . . . . . . . . . . . .   24
          1.   Jay Jacobs. . . . . . . . . . . . . . . . . . . . . . .   25


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 2

          2.   Rex Loren Steffey . . . . . . . . . . . . . . . . . . .   25
          3.   William L. Lawrence, Jr . . . . . . . . . . . . . . . .   25
          4.   Shelley Swerland. . . . . . . . . . . . . . . . . . . .   25
          5.   Sam Rubinstein. . . . . . . . . . . . . . . . . . . . .   25
          6.   David J. Taylor . . . . . . . . . . . . . . . . . . . .   25
          7.   Gilbert Scherer . . . . . . . . . . . . . . . . . . . .   25

     T.   Directors' Fees. . . . . . . . . . . . . . . . . . . . . . .   26
     U.   Executive/Nonexecutive Officers. . . . . . . . . . . . . . .   26

          1.   Jay Jacobs. . . . . . . . . . . . . . . . . . . . . . .   26
          2.   Rex Loren Steffey . . . . . . . . . . . . . . . . . . .   26
          3.   Doris Williams. . . . . . . . . . . . . . . . . . . . .   26
          4.   William L. Lawrence, Jr . . . . . . . . . . . . . . . .   27
          5.   Rebecca M. Friesen. . . . . . . . . . . . . . . . . . .   27
          6.   Brian McNamara. . . . . . . . . . . . . . . . . . . . .   27
          7.   Yeanna Woo. . . . . . . . . . . . . . . . . . . . . . .   27

IV.  ASSETS AND LIABILITIES OF THE DEBTOR. . . . . . . . . . . . . . .   27

     A.   Summary Of Claims. . . . . . . . . . . . . . . . . . . . . .   28
     B.   Professional Fees And Costs. . . . . . . . . . . . . . . . .   28
     C.   Appraisals . . . . . . . . . . . . . . . . . . . . . . . . .   28
     D.   Preference Action Analysis . . . . . . . . . . . . . . . . .   28
     E.   Litigation/Other Actions Against The Debtor. . . . . . . . .   29
          1.   Argentine Claim . . . . . . . . . . . . . . . . . . . .   29
          2.   Overton Claim . . . . . . . . . . . . . . . . . . . . .   29

V.   SUMMARY OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . .   30

     A.   Classification Of Claims And
          Interests Under Plan . . . . . . . . . . . . . . . . . . . .   30

          1.   Unclassified Claims . . . . . . . . . . . . . . . . . .   30
          2.   Classified Claims/Interests . . . . . . . . . . . . . .   30

               a.   Class 1:  Priority Wage Claims . . . . . . . . . .   30
               b.   Class 2:  Secured Tax Claims . . . . . . . . . . .   30
               c.   Class 3:  Unsecured Claims . . . . . . . . . . . .   30
               d.   Class 4:  Equity Security Interests. . . . . . . .   30

     B.   Treatment Of Claims And Interests
          Under The Plan . . . . . . . . . . . . . . . . . . . . . . .   31

          1.   Unclassified Claims . . . . . . . . . . . . . . . . . .   31

               a.   Administrative Expense Claims. . . . . . . . . . .   31
               b.   Trade/Ordinary Course Of
                    Business Expense Claims. . . . . . . . . . . . . .   31


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 3

               c.   Priority Tax Claims. . . . . . . . . . . . . . . .   31

          2.   Classified Claims/Interests . . . . . . . . . . . . . .   32

               a.   Class 1 (Priority Wage Claims) . . . . . . . . . .   32
               b.   Class 2 (Secured Tax Claims) . . . . . . . . . . .   32
               c.   Class 3 (Unsecured Claims) . . . . . . . . . . . .   32

                    (1)  1996 30% Payment. . . . . . . . . . . . . . .   33
                    (2)  1997 30% Payment. . . . . . . . . . . . . . .   33
                    (3)  Right To Election Of 1997
                         15% Payment And Note. . . . . . . . . . . . .   33

                         (a)  1997 15% Payment . . . . . . . . . . . .   33
                         (b)  Note(s). . . . . . . . . . . . . . . . .   33
                         (c)  Notice Of Exercise
                              Requirements . . . . . . . . . . . . . .   34
                         (d)  Reporting Requirements . . . . . . . . .   35

                    (4)  Subordination Provisions. . . . . . . . . . .   35
                    (5)  Trust Indenture Requirements. . . . . . . . .   35

               d.   Class 4 (Equity Security Interests). . . . . . . .   36

     C.   Means For Execution Of The Plan. . . . . . . . . . . . . . .   36

          1.   Vesting Of Property Of The Estate . . . . . . . . . . .   36
          2.   Funding Of The Plan . . . . . . . . . . . . . . . . . .   36
          3.   No Payments Prior To Effective Date . . . . . . . . . .   36
          4.   Postconfirmation Creditors
               Committee (the "PCC") . . . . . . . . . . . . . . . . .   36
          5.   Securities Law Exemption;
               Availability Of SEC Rule 144
               For Affiliate Resales . . . . . . . . . . . . . . . . .   37
          6.   Administration Of Claims And
               Causes Of Action. . . . . . . . . . . . . . . . . . . .   39
                    a.   General . . . . . . . . . . . . . . . . . . .   39
                    b.   Waiver Of Preference Actions. . . . . . . . .   39
          7.   Disbursing Agent. . . . . . . . . . . . . . . . . . . .   40
          8.   Deadline For Filing Certain
               Administrative Expense Claims . . . . . . . . . . . . .   40
          9.   Notice Procedures Governing
               Distributions . . . . . . . . . . . . . . . . . . . . .   40
          10.  Postconfirmation Professional Fees. . . . . . . . . . .   40
          11.  Exculpation . . . . . . . . . . . . . . . . . . . . . .   40

     D.   Claims Objections And Treatment
          of Disputed Claims . . . . . . . . . . . . . . . . . . . . .   41


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 4

          1.   Objections To Claims. . . . . . . . . . . . . . . . . .   41
          2.   Treatment Of Disputed Claims. . . . . . . . . . . . . .   41
          3.   Settlement Of Claims. . . . . . . . . . . . . . . . . .   42

     E.   Executory Contracts And Unexpired Leases . . . . . . . . . .   42

          1.   Leases And Contracts To Be
               Assumed Or Rejected . . . . . . . . . . . . . . . . . .   42

               a.   Assumption Of Jacobs Family
                    Buy/Sell Agreement . . . . . . . . . . . . . . . .   42
               b.   Assumption Of Leases For 107 Stores. . . . . . . .   43
               c.   Rejection Of Leases For 12 Stores. . . . . . . . .   43
               d.   Other Contracts/Leases . . . . . . . . . . . . . .   43

          2.   Filing Of Claims Arising From
               Rejection Of Contract Or Lease. . . . . . . . . . . . .   43
          3.   Cure Of Defaults. . . . . . . . . . . . . . . . . . . .   43
          4.   Affirmation Of Master Lease For Vehicles. . . . . . . .   44

     F.   Stock Option Plan. . . . . . . . . . . . . . . . . . . . . .   44

          1.   Approval Of The 1995 Stock Option Plan. . . . . . . . .   44

               a.   General; Eligibility . . . . . . . . . . . . . . .   44
               b.   Administration . . . . . . . . . . . . . . . . . .   45
               c.   Exercise Price . . . . . . . . . . . . . . . . . .   45
               d.   Duration . . . . . . . . . . . . . . . . . . . . .   46
               e.   Exercise Of Options. . . . . . . . . . . . . . . .   46
               f.   Change In Control Provision. . . . . . . . . . . .   47

          2.   Other Stock Options/Plans/
               Restricted Stock Grants . . . . . . . . . . . . . . . .   47

               a.   NonQualified Plan. . . . . . . . . . . . . . . . .   47
               b.   Directors' Plan. . . . . . . . . . . . . . . . . .   47
               c.   Employee Stock Purchase Plan . . . . . . . . . . .   48
               d.   Retention Plan . . . . . . . . . . . . . . . . . .   48
               e.   Executive/Management Options . . . . . . . . . . .   49

          G.   Limit On Compensation Of Insiders . . . . . . . . . . .   49
          H.   Covenants . . . . . . . . . . . . . . . . . . . . . . .   49
          I.   Events Of Default . . . . . . . . . . . . . . . . . . .   49
          J.   Retention Of Jurisdiction . . . . . . . . . . . . . . .   50

VI.  FEASIBILITY/FINANCIAL PROJECTIONS . . . . . . . . . . . . . . . .   50

          A.   Payments Required At Confirmation . . . . . . . . . . .   50
          B.   Payments Required Following Confirmation. . . . . . . .   50


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 5

VII. LIQUIDATION ANALYSIS. . . . . . . . . . . . . . . . . . . . . . .   50

VIII.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. . . . .   52

          A.   General Disclaimer. . . . . . . . . . . . . . . . . . .   52
          B.   Net Operating Loss Carryovers . . . . . . . . . . . . .   52

     1.   Limitations Due To Ownership Change. . . . . . . . . . . . .   53

          C.   Cancellation Of Debt Income ("CODI"). . . . . . . . . .   55
          D.   Federal Income Tax Consequences To Claim
               Holders And Company Common Stock Holders. . . . . . . .   55

IX.  RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .   56

X.   CONCLUSION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   57



                                    EXHIBITS
                                    --------

     Exhibit A-1:   Annual 10-K Report For Fiscal Year Ended
                    January 28, 1995, As Amended (Without Exhibits)

     Exhibit A-2:   Quarterly 10-Q Report For The Period Ended
                    July 29, 1995

     Exhibit B-1:   Steffey Employment Contract

     Exhibit B-2:   Lawrence Employment Contract

     Exhibit C:     LaSalle National Bank Commitment Letter

     Exhibit D:     Summary Of Claims

     Exhibit E-1:   Financial Assumptions For Statement Of
                    Operations

     Exhibit E-2:   Projected Statement Of Operations

     Exhibit E-3:   Balance Sheet

     Exhibit E-4:   Projected Statement Of Cash Flows

     Exhibit F:     Liquidation Analysis


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 6

                                I.  INTRODUCTION

     A.   General.  Jay Jacobs, Inc. (the "Company" or the
"Debtor"), the debtor and debtor-in-possession, has filed a chapter 11 plan (the "Plan") and prepared this Disclosure Statement in conjunction with its formulation of the Plan. Section 1125 of the Bankruptcy Code enacted November 6, 1978, as set forth in title 11 of the United States Code, and as amended thereafter, but not including the amendments that became effective on or after October 22, 1994 (the "Code" or "Bankruptcy Code"), requires certain disclosures in connection with the solicitation of acceptance of a plan. Specifically, the Code requires:

          Information of a kind and in sufficient detail as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor's books and records that would enable a hypothetical, reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan.

          THE PLAN SUPERSEDES THIS DISCLOSURE STATEMENT TO THE EXTENT OF ANY INCONSISTENCIES BETWEEN THE TWO DOCUMENTS. ALL PARTIES IN
INTEREST ARE ENCOURAGED TO READ THE PLAN IN ORDER TO DETERMINE THE MANNER IN WHICH THEY ARE TO BE TREATED UNDER THE PLAN. (1)

          PLEASE READ THE DISCLOSURE STATEMENT AND ALL OF THE EXHIBITS HERETO, AS WELL AS THE PLAN, IN THEIR ENTIRETY. FOR THE CONVENIENCE OF PARTIES-IN-INTEREST, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN AND CERTAIN OTHER DOCUMENTS. ALTHOUGH THE DEBTOR BELIEVES THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, THE PLAN ITSELF (INCLUDING ALL INCORPORATED EXHIBITS) AND SUCH OTHER DOCUMENTS SUPERSEDE ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN OR SUCH OTHER DOCUMENTS AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN OR SUCH OTHER DOCUMENTS ARE CONTROLLING.

          CERTAIN OF THE FINANCIAL INFORMATION CONTAINED HEREIN AND IN THE EXHIBITS HERETO HAS NOT BEEN THE SUBJECT OF A CERTIFIED AUDIT, AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. NO INDEPENDENT VERIFICATION OF THE CONTENTS OF THIS DISCLOSURE STATEMENT AND THE EXHIBITS HERETO HAS BEEN MADE BY THE FIRM OF BOGLE & GATES P.L.L.C., CORPORATE AND BANKRUPTCY COUNSEL TO THE DEBTOR. ALL CREDITORS AND OTHER PARTIES AFFECTED BY THE PLAN

-------------------
(1) Defined terms used in the Plan have the same definition herein.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 7

ARE URGED TO CONSULT THEIR OWN COUNSEL AND FINANCIAL ADVISORS AS TO THE PROVISIONS AND EFFECT OF THE PLAN.

          NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN, THE DEBTOR, OR ANY OF THE DOCUMENTS ATTACHED HERETO OR THERETO AS EXHIBITS, OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING ANY OF THE FOREGOING OR THE FUTURE BUSINESS OPERATIONS OF THE DEBTOR HAVE BEEN AUTHORIZED BY THE DEBTOR OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN AND IN THE EXHIBITS HERETO, AS WELL AS THE PLAN, SHOULD NOT BE RELIED UPON BY ANY CREDITOR OR SHAREHOLDER IN VOTING ON THE PLAN.

          The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (a) Annual Report on Form 10-K, as amended, for the fiscal year ended January 28, 1995, and
(b) Quarterly Report on Form 10-Q for the period ended July 29, 1995. Copies of the Company's latest Forms 10-K and 10-Q are attached hereto as Exhibits A-1 and A-2.

          THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS
CONTAINED HEREIN.

          B.   CHAPTER 11 PLAN CONFIRMATION PROCESS.  The
Bankruptcy Code is a remedial statute designed to effect the reorganization of financially distressed entities and individuals or the orderly liquidation of their assets. Formulation and confirmation of a Plan is a principal function of a chapter 11 case. The Plan may affect the claims and interests of all parties, provide for the assumption or rejection of executory contracts and unexpired leases, and provide for the prosecution or settlement of claims belonging to the bankruptcy estate.

               1. CONFIRMATION REQUIREMENTS AND CONDITIONS PRECEDENT. The Plan can be confirmed by the United States Bankruptcy Court (the "Court" or "Bankruptcy Court") and made binding on an impaired class of creditors if it is accepted by the holders of at least two-thirds in amount and one-half in number of the claim holders who have voted on the Plan. The Plan can be confirmed by the Court, and made binding on an impaired class of interests if it is accepted by the holders of at least two-thirds in amount of the interest holders who have voted on the Plan.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 8

          In the event that the requisite number of acceptances of a particular class which is impaired under the Plan is not obtained, the Court may nonetheless confirm the Plan if the Court finds under
Section 1129(b) of the Code that the Plan accords fair and equitable treatment of any such class rejecting the Plan. Additionally, the Debtor may ask the Court to find that certain of the classes are unimpaired; creditors and interest holders whose claims are unimpaired are deemed to have accepted the Plan.

          The Bankruptcy Code requires that if a class of claims is impaired under the Plan, at least one class of claims that is impaired must vote to accept the Plan in order for the Plan to be confirmed.

          Further, in order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that (a) the Plan be proposed in good faith, (b) the Debtor disclose specified information concerning payments made or promised to insiders, and (c) the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code. Section 1129(a) of the Bankruptcy Code also imposes requirements that (a) confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and
(b) the Plan be fair and equitable with respect to each class of claims or equity security (stock) interests which is impaired under the Plan.

          Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each class, that each holder of a claim or equity security interest of such class either (a) has accepted the Plan, or (b) will receive or retain under the Plan on account of such claim or equity security interest, property of a value, as of the Effective Date (as defined in the Plan), that is not less than the amount that such persons would receive or retain if the Debtor were, on the Effective Date, liquidated under chapter 7 of the Bankruptcy Code.

               2. MODIFICATION OF THE PLAN. The Debtor may propose amendments to or modifications of the Plan under Section 1127 of the Bankruptcy Code at any time prior to the date on which the Court enters an order confirming the Plan (the "Date of Confirmation"). After the Date of Confirmation, the Debtor may remedy any defects or omissions or reconcile any inconsistencies in the Plan or in the order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the "Confirmation Order") in such manner as may be necessary to carry out the purposes and intent of the Plan so long as the holders of Claims and Equity Security Interests are not materially and adversely affected.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 9

               3. REVOCATION OF THE PLAN. The Debtor reserves the right to revoke and withdraw the Plan at any time prior to the Date of Confirmation. In the event of such withdrawal or revocation, or if confirmation does not occur, the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or to prejudice in any manner the rights of the Debtor.

          II.  BACKGROUND INFORMATION REGARDING THE DEBTOR

          A. BUSINESS OF THE DEBTOR. The Company operates a retail chain of stores selling men's and women's clothing; its founder is Mr. Jay Jacobs. After several years of retail experience as owner of a successful fur/costume jewelry business started in 1941, Mr. Jacobs turned exclusively to the retail apparel business in 1947; the Company was incorporated in 1959. At all times, the business bore Mr. Jacobs' name. Over the years, the business had been very successful, and had expanded from one downtown store in Seattle to 287 locations in 21 states at its peak. The expansion was aided, in part, by a public offering of 1,500,000 shares of the Company's Common Stock in 1987.

          B. FACTORS LEADING TO CHAPTER 11. Until fiscal year ended February 28, 1994(2), the Company always recorded a profit. During fiscal year 1994, however, the Company incurred losses of $14,300,000. These first-time losses, which precipitated the chapter 11 filing, were caused primarily by (a) the sudden, unexpected downturn in the economy in California, especially Southern California, where 52 stores were located as of the date of chapter 11 filing, (b) expansion into other locations where occupancy costs exceeded acceptable levels, and (c) decisions by two successive merchandise managers, employed within a 21-month period, to gear merchandise purchases to a different customer base.

          The Company entered chapter 11 directly as a result of constraints placed on the Company's trade credit by the factoring community which caused delays in the receipt of merchandise and limitations on the quantity of merchandise which vendors would ship to the Company.

          C. Description Of Insider Claims. The following describes those Insiders holding Claims in this case:

               1. Jay Jacobs. Mr. Jacobs is the founder of the Company, and has been a director of the Company since its inception.

-------------------
(2) Commencing with fiscal year ended January 28, 1995, the Company now ends its fiscal years on the last Saturday of January.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 10

He served as President of the Company until 1978, when he became Chairman of the Board of Directors. He served as Interim President and Chief Executive Officer from July until September 1994, when he was succeeded by Rex Loren Steffey. He continues to serve as Chairman of the Board. Mr. Jacobs owns approximately 4.5% of the Company's Common Stock, and he owns additionally approximately 57.6% of the Company's Common Stock as trustee of the Rose Jacobs Testamentary Trust (the "Jacobs Trust") for the ultimate benefit of his two daughters, Shelley Swerland and Judy Friedt.

          Until May 1994, Mr. Jacobs' annual base salary had been $352,000. Upon the chapter 11 filing, his annual salary was reduced to $200,000, and has not been increased during the pendency of the Case.

          Mr. Jacobs holds a general unsecured claim against the Company in the amount of $19,296.97. This claim arose because the Company incorrectly credited a payment from the Washington Public Power Supply System to the Company's account when it should have been credited to Mr. Jacobs personally. This error was discovered after the chapter 11 filing.

               2.   CORNWALL ASSOCIATES LIMITED PARTNERSHIP.
Cornwall Associates Limited Partnership, a family limited partnership ("Cornwall Associates"), was the landlord under a lease with the Company dated March 5, 1987 of premises located at 1315 Cornwall Avenue, Bellingham, Washington. Mr. Jacobs is the general partner of Cornwall Associates.

          The lease was rejected by the Company, effective June 1, 1994. Cornwall Associates holds a general unsecured claim in the amount of $57,000 against the Company arising from the rejection of the lease.

               3. DOUGLAS A. SWERLAND. Mr. Swerland is Mr. Jacobs' son-in-law. He served as President of the Company from 1978 to November 1993, when he resigned. He also served as Chief Operating Officer from August 1993 until his resignation. From 1969 to 1978, Mr. Swerland was employed by the Company in various capacities, including Secretary and Executive Vice President. He was a director of the Company from 1972 until November 1993. Mr. Swerland is married to Shelley Swerland, who is (a) Mr. Jacobs' daughter, and
(b) a Company director.  SEE Section III(S)(4) herein.

          Mr. Swerland holds a general unsecured claim against the Company in the amount of $313,921 for severance pay. The claim arises under the Settlement Agreement regarding Mr. Swerland's separation from the Company entered into by and between Mr. Swerland and the Company effective February 4, 1994.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 11

               4. DEBTOR'S POSITION REGARDING INSIDER CLAIMS. The Company supports the mathematical accuracy of the dollar amounts of the above-described Claims; however, inasmuch as they are Insider Claims, the Company takes no position as to whether any portion of such Claims could be disallowed under avoidance or other legal theories.

                III.  HISTORY OF THE CHAPTER 11 CASE

          A. DEBTOR AS DEBTOR-IN-POSSESSION. Since the filing of its chapter 11 petition, the Company has continued in possession of its property and in control of its business operations pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Company has filed the requisite schedules of assets and liabilities and statements required pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as well as the monthly financial statements required pursuant to Section 1106 of the Code, Local Bankruptcy Rule 2015, and the guidelines of the Office of the United States Trustee. Amended schedules were filed in July 1995.

          To date, the Debtor has paid three quarterly fees in the amount of $5,000 each to the Office of the United States Trustee. By confirmation, it is anticipated that two additional quarterly fees in the same amount will be paid, aggregating $10,000.

          B. EMPLOYMENT OF PROFESSIONALS. Shortly after filing its chapter 11 petition, the Debtor obtained an order from the Court authorizing it to employ the law firm of Bogle & Gates P.L.L.C. as its primary attorneys herein. The Debtor has also been authorized to employ (a) the law firm of Davis Wright Tremaine as special counsel for real estate issues, (b) the law firm of Davis Grimm & Payne as special counsel for employment law issues, (c) the accounting firm of Price Waterhouse to provide accounting services related to the chapter 11 filing and the proposed Plan, and (d) the firm of Smith Bunday Berman Britton, as tax accountants for the Company.

          Further, the Court has approved the employment of (a) the law firms of (i) Siegel, Sommers & Schwartz, L.L.P., and (ii) Stoel Rives Boley Jones & Grey, as counsel for the Official Unsecured Creditors Committee (the "Committee"); and (b) BDO Seidman as accountants for the Committee.

          C. UNSECURED CREDITORS COMMITTEE. On May 24, 1994, the Office of the United States Trustee appointed the Committee,

-------------------
(3) These exclude other consultants for the Company whose compensation is contingent upon performance.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 12
comprised of the following seven members: BNY Financial Group, Congress Talcott Corporation, Nationsbank Commercial Corp., Republic Factors Corporation, C.I.T. Group, Heller Financial, Inc., and Oxford Industries, Inc. Subsequently, Seafirst Bank, Bee Darlin', and Star of India were added to the Committee, and C.I.T. Group resigned from the Committee. Accordingly, the Committee is currently comprised of nine members.

          D. CLAIMS BAR DATE. The Company obtained an order establishing December 1, 1994 as the deadline by which any creditor holding a claim which arose (a) prior to the filing of the bankruptcy petition and which was listed by the Debtor on its schedules as disputed, contingent, or in an unliquidated amount, or (b) from the Debtor's rejection of a nonresidential real property lease on or before September 30, 1994, was required to file a proof of claim with the Bankruptcy Court.

          E. DEBTOR-IN-POSSESSION FINANCING. Initially, $10,000,000 in debtor-in-possession ("DIP") financing was arranged with Seafirst Bank on a secured basis; this line of credit financing was preliminarily disapproved by the Court. The Court, however, authorized the Company to proceed with DIP financing efforts after the Company determined that other lenders might be willing to provide financing on an unsecured, superpriority basis. Negotiations then ensued with C.I.T. Group/Business Credit, Inc. ("CIT"). The negotiations were later dropped when GE Capital/Commercial Finance ("GECC") appeared and presented a more attractive cost package. Unfortunately, after substantial preliminary negotiations, GECC insisted on security and elected not to proceed with the financing.

          The Company resumed negotiations with CIT, and a $10,000,000 DIP credit facility ultimately was approved by the Court on September 27, 1994 (the "CIT DIP Facility"). The CIT DIP Facility provides for cash borrowing and/or the issuance of letters of credit which in the aggregate cannot exceed the lower of a "borrowing base" or $10,000,000. Letters of credit are limited to a maximum of $5,000,000.

          The CIT DIP Facility also grants a security interest in certain of the Company's cash accounts. In addition, the obligations outstanding under the CIT DIP Facility are deemed administrative expense obligations. Advances under the facility bear interest at the applicable prime rate plus 1 1/2%. The CIT DIP Facility calls for a

-------------------
(4) By settlement approved by order dated April 13, 1995, GECC returned $25,000 to the estate, one-half of the good faith deposit paid by the Debtor.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 13
facility fee of $150,000, an annual agent fee of $50,000, an unused line fee of 0.5% per annum, and a letter of credit fee of 1.75% per annum.

          The Company has not used the direct borrowing capacity on the CIT DIP Facility. There are $157,000 of letters of credit currently outstanding. The CIT DIP Facility will terminate on the earlier of September 1996 or the date of consummation of the Plan.

          F. LIQUIDATION OF 39 STORES. On August 12, 1994, the Court approved the inventory liquidation by The Hilco/Great American Group ("Hilco") and related closure of 39 stores. Hilco was chosen after the Company negotiated with two other inventory liquidation specialists, with Hilco offering the most favorable terms. Various landlords objected to the Hilco liquidation proposal, but the liquidation eventually was approved following an extended contested hearing.

          G. PAYMENT OF RECLAMATION CLAIMS. In the early stages of the Case, it was also imperative that the Company negotiate an acceptable reclamation payment proposal. Over $1,000,000 in reclamation demands had been made, and the factors were refusing to provide credit to the Debtor's vendors until the reclamation claims were resolved. By agreeing to a reclamation payment program without engaging in expensive and protracted litigation, the Company was able to open up the flow of merchandise in time for the important "Back to School" season. The Court approved the payment of reclamation claims by an order dated August 26, 1994. Reclamation payments totalling approximately $900,000 have been made.

          H. PAYMENT OF CLAIMS OF $500 AND LESS. On May 26, 1995, the Court entered an order approving the preconfirmation payment of Claims of $500 or less (including those Claims voluntarily reduced to $500). As a result, approximately 684 creditors have been paid a total of approximately $109,000, eliminating Claims totalling roughly $159,000.

          I. SETTLEMENT OF LEASE REJECTION CLAIMS. On April 13, 1995, the Court entered an order approving the ex parte presentation of lease rejection claim compromise agreements, providing for monetary settlement payments to the former landlords. To date, total settlement payments of approximately $1,167,000 have been negotiated, which will eliminate total rejection claims of approximately $3,679,000.

          J. RENT REDUCTIONS. The Company has negotiated approximately 70 rent reduction agreements, resulting in a total savings of approximately $3,200,000.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATIONM - 14

          K. CLAIMS OBJECTIONS/SETTLEMENTS. To date, the Debtor has filed objections to approximately 325 Claims. As a result of these objections and settlements with various creditors (other than lease rejection claimants), approximately $8,384,000 of Claims have been eliminated.

          L. NEW MANAGEMENT/MERCHANDISING TEAM. Critical to the Company's reorganization prospects is the new management/ merchandising team that has been phased in since September 1994. A brief description of these key individuals follows:

               1. REX LOREN STEFFEY. Mr. Steffey has been the President and Chief Executive Officer of the Company since September 1994. He has 20 years of experience in the retail industry, including employment for approximately 14 years in various positions with Paul Harris Stores, Inc. ("Paul Harris"), an Indiana-based fashion retail enterprise similar to that of the Company.

          Following employment there from 1975 until 1986, Mr. Steffey rejoined Paul Harris as Vice-President of Merchandising in June 1991, shortly after it filed for chapter 11 protection, to revamp its merchandising strategy and control. He directed Paul Harris' merchandise planning, distribution, marketing, and management information services ("MIS") during and through its successful chapter 11 reorganization. From 1989 to 1991, Mr. Steffey was director of merchandise planning and control for Montgomery Ward and Company.

          Paul Harris filed its bankruptcy case in February 1991, and emerged from chapter 11 in September 1992. Mr. Steffey was the Senior Vice-President of Paul Harris from March 1993 until August 1993. Thereafter, he served as its President and Chief Operating Officer until he was hired by the Company.

          Mr. Steffey hired the individuals identified below, many of them previously employed by Paul Harris, to be part of the new management team at the Company.

               2. WILLIAM L. LAWRENCE, JR. Mr. Lawrence was named Senior Vice-President and Chief Financial Officer of the Company in January 1995. He has over 20 years of retail experience. Prior to joining the Company, Mr. Lawrence was Senior Vice President and Chief Financial Officer for Paul Harris from March 1994 until January 1995. From March 1993 to March 1994, he was Senior Vice President - Finance of Paul Harris. From 1990 until March 1993, Mr. Lawrence also served as Paul Harris' Vice President - Controller, Corporate Secretary, and Assistant Treasurer.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 15

               3. BRIAN MCNAMARA. Mr. McNamara has been employed as Senior Vice-President of General Merchandising/Manager of Women's Apparel at the Company since January 1995. Prior to this position, he worked for Paul Harris from 1990 to 1994, the last two years as its divisional manager of knits and sweaters. Previously, he had been a divisional merchandising manager for Garfinckel's in Washington, D.C. and buyer of menswear at Neiman Marcus in Dallas. At one time, Mr. McNamara served as divisional merchandising manager for Frederick & Nelson, living in Seattle for 12 years.

          Mr. McNamara also has substantial overseas merchandising experience, including more than 40 trips to Asia and Europe. He is familiar with the private label and product development concepts which will be pivotal to the Company's new merchandising strategy. SEE Section III(M) herein.

               4. ANNE SAMENFINK. Ms. Samenfink has been employed as the buyer of woven bottoms and coats for the Company since January 1995. Prior to that time, she served as the buyer for woven tops and bottoms, suits, and coats for Paul Harris, as well as the director of planning and distribution. She has over 17 years of merchandising experience with Paul Harris.

               5. JULIE STODOLAK. Ms. Stodolak was named Director of Stores in July 1995. Prior to joining the Company, she was the Director of Sales Support for Canadians, a women's retailer with 105 stores. Canadians emerged from chapter 11 in August 1994. At Canadians, Ms. Stodolak coordinated the acquisition of 34 Ormond stores. Before joining Canadians, she worked for the United Retail Group, another 100+ retail store chain, for nine years, serving in numerous capacities from Store Manager to Regional Director.

               6. JAMES F. WORTSMAN. Mr. Wortsman was named Director of MIS in July 1995. Prior to joining the Company, he owned his own retail consulting company from July 1994 to July 1995. From December 1992 to July 1995, Mr. Wortsman was Vice President of MIS for Garden Ridge Stores in Houston, Texas. From January 1990 to December 1992, he was MIS Director for Garden Ridge Stores.

          M. NEW MERCHANDISING/BUSINESS STRATEGIES. The Company sells contemporary fashions consisting of women's and men's sportswear and outerwear, including fashion denim, dress and casual pants and tops, dresses, coats and jackets, and related accessories. The Company has developed a new merchandise strategy that is based on key items that the Company believes will appeal to its customers.

          The Company works with established sources of fashion apparel, and seeks suppliers and manufacturers that will assist the Company in implementing its key item strategy. The Company will


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 16
assist its suppliers in the design of garments to incorporate ideas perceived by the Company's merchandising staff to be part of its new merchandise strategy. The Company develops basic fashion merchandise in cooperation with suppliers for sale under its private labels of "D.D. Sloane," "Jay Jacobs," and "American Sportswear Exchange."

          The new merchandising strategy emphasizes depth of certain key items which can be coordinated via a seasonal color assortment, complemented by novelty items and accessories that enable customers to purchase complete outfits. These assortments will be developed by the new merchandising team to enhance the quality, value, and style exclusivity of the Company's merchandise.

          The marketing strategy will focus on increasing the Company's market share through additional use of timely promotions, improved visual merchandise presentations, establishment of target customer research, and a store modernization program. These changes began to affect the business favorably in the spring of 1995, and are planned to enhance performance on an accelerated basis into the fall and Christmas seasons of 1995.

          Targeted growth is expected in the Chicago, Denver, and Atlanta markets in the immediate future. It is anticipated that some of the new stores will be opened in strip malls, as opposed to traditional shopping centers/malls, at more favorable rental rates. Efforts also will be made to take over existing fashion retail spaces in order to reduce opening expenses and related capital expenditures. Currently, the Company expects to open 10 new stores before the close of 1995.

          The Company currently operates 74 women's only stores, 11 men's only stores, and 47 combined men's and women's fashion stores. The Company also operates 25 budget stores in secondary markets where occupancy costs have been low and the demographics of the area have warranted lower price merchandise. (5)

          In October 1995, after careful evaluation, the Company's management made the decision to discontinue its budget merchandise strategy. The decision was made as a result of management's view that the strategic focus should be on the Company's Jay Jacobs Division in order to maximize its performance. This decision will result in closing 19 budget stores, and converting 6 budget stores to the Jay Jacobs strategy. This process should be completed by January 31, 1996.

-------------------
(5) Additionally, leases for 2 women's only stores and 6 budget stores are expected to be rejected as of October 23, 1995 pursuant to a motion pending as of this date.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 17

          N.   EXECUTIVE OFFICER STOCK OPTIONS/RESTRICTED STOCK
               GRANTS.

               1. REX LOREN STEFFEY. In connection with his employment, Mr. Steffey was granted 100,000 shares of restricted stock. Pursuant to the terms of the grant, the restricted shares will be forfeited to the Company if Mr. Steffey ceases to be a full-time employee of the Company for any reason (except to the extent vested). Restricted stock vests as follows: (i) one-third upon the Date of Confirmation, and (ii) one-third on each of the first and second anniversaries of the Date of Confirmation. In the event of the death or disability of Mr. Jacobs, the restricted shares shall become fully vested and all transfer restrictions removed.

          In addition, Mr. Steffey was granted a non-qualified stock option to acquire 100,000 shares of Common Stock at an exercise price per share equal to $0.5625. Pursuant to the terms thereof, options vest and become exercisable one-third upon each of the Date of Confirmation and the first and second anniversaries thereof, upon continuous full-time employment; provided, however, that all remaining unvested options shall fully vest upon the death or disability of Mr. Jacobs.

          All options granted at least six months prior to any sale of the Company automatically accelerate and become fully vested and immediately exercisable upon such event. Options terminate upon the earliest of: (i) ten years from the date of grant, (ii) termination as an officer or director for cause, or (iii) the expiration of six months from termination of employment due to death or disability.

          Mr. Steffey also received upon hire an additional non-qualified option to acquire 100,000 shares of Common Stock, exercisable at a price per share equal to the fair market value of such stock at the Date of Confirmation. Pursuant to the terms thereof, options vest and become exercisable one-third upon each of the first, second, and third anniversaries of the Date of Confirmation upon continuous full-time employment, with acceleration and termination provisions identical to those set forth above. SEE
Section V(F)(2)(e) herein.

               2. WILLIAM L. LAWRENCE, JR. In connection with his employment, Mr. Lawrence was granted a non-qualified stock option to acquire 45,000 shares of Common Stock at an exercise price per share equal to $1.125. Pursuant to the terms thereof, options vest and become exercisable one-third upon each of the Date of Confirmation and the first and second anniversaries thereof, upon continuous full-time employment.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 18

          All options granted at least six months prior to any sale of the Company automatically accelerate and become fully vested and immediately exercisable upon such event. Options terminate upon the earliest of: (i) ten years from the date of grant, (ii) termination of employment for any reason other than death or disability, or
(iii) the expiration of six months from termination due to death or disability.

          Mr. Lawrence also received upon hire an additional non-qualified stock option to acquire 45,000 shares of Common Stock exercisable at a price per share equal to the fair market value of such stock at the Date of Confirmation. Pursuant to the terms thereof, options vest and become exercisable one third upon each of the first, second and third anniversaries of the Date of Confirmation upon continuous full-time employment, with acceleration and termination provisions identical to those set forth above. SEE
Section V(F)(2)(e) herein.

               3. JAY JACOBS. During fiscal year 1995, Mr. Jacobs was granted a non-qualified stock option to acquire 100,000 shares of Common Stock at an exercise price per share of $1.00. Pursuant to the terms thereof, options vest immediately and terminate upon the earliest of (i) expiration of ten years from date of grant,
(ii) termination as an officer or director for cause, or
(iii) expiration of two years from termination as an executive officer or director other than for cause. Options are exercisable beginning on the Date of Confirmation. All options granted at least six months prior to any sale of the Company automatically accelerate and become immediately exercisable upon such event. SEE Section V(F)(2)(e) herein.

          O.   EMPLOYMENT CONTRACTS FOR MESSRS. STEFFEY AND
LAWRENCE. On September 8, 1995, the Court approved employment contracts for Messrs. Steffey and Lawrence. Set forth below is a summary of the key terms thereof:

               1. STEFFEY CONTRACT. The Company signed an employment agreement with Rex Loren Steffey, President and Chief Executive Officer of the Company, effective July 1, 1995. The contract calls for Mr. Steffey to devote his full time and energies to serving as President and Chief Executive Officer of the Company and provides for (a) a base salary starting at $325,000 per year through January 27, 1996 (prorated), increasing to $350,000 for the next fiscal year, ultimately increasing to $375,000 in the sixth and final year of the contract ending in the Company's fiscal year 2001,
(b) cash incentive compensation payments of (i) $150,000 upon confirmation of the Plan, and (ii) additional amounts based on pretax profit percentages from 10% (fourth quarter, first year, fiscal year


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 19

1996) to 5% (final year, fiscal year 2001),(6) and (c) the grant of options on February 1, 1996 and 1997 to acquire an aggregate of 100,000 additional shares of Company Common Stock.

          The contract allows the Company to terminate Mr. Steffey's employment with cause, as defined in the contract, at any time without payment of any additional salary beyond that earned to date. The contract also allows the Company to terminate Mr. Steffey's employment without cause at any time, in which event Mr. Steffey is entitled to receive (a) payment of 50% of his base salary through fiscal year 2001, with a maximum payment of twelve months base pay, and (b) a one-time payment equal to the pro rata cash incentive payment for the year of termination. To the extent Mr. Steffey is terminated without cause at a time when Mr. Jacobs does not hold the title of Chairman, in addition to the pro rata incentive payment described in the preceding sentence, Mr. Steffey will be entitled to receive 50% of his base salary through fiscal year 2001.

          The contract contains a confidentiality obligation and a binding arbitration provision. In addition, the agreement provides that during the term thereof, the Board of Directors will nominate and recommend Mr. Steffey for a board seat. A copy of such employment agreement is attached hereto as Exhibit B-1.

               2. LAWRENCE CONTRACT. The Company signed an employment agreement with William L. Lawrence, Jr., Senior Vice President and Chief Financial Officer, effective July 1, 1995. The contract calls for Mr. Lawrence to devote his full time and energies to serving as Chief Financial Officer and Senior Vice President of the Company, and provides for (a) a base salary starting at $185,000 per year through January 27, 1996 (prorated), increasing to $200,000 per year for the next fiscal year, ultimately increasing to $225,000 in the sixth and final year of the contract ending in the Company's fiscal year 2001, (b) cash incentive compensation payments of

-------------------
(6) The 10% payment for the fourth quarter of fiscal year 1996 may not exceed $150,000. The other pretax profit percentages (a) will be applied against annual pretax profits, and (b) have no maximums. Further, the Plan provides that in the event of a default in payment to the class of general, nonpriority unsecured creditors, the cash incentive compensation payments to Mr. Steffey shall be subordinate to the payments due to such unsecured creditors under the Plan. SEE Section V(B) (2) (c) (4) herein. The order approving the employment agreement also provides that the contract shall be null and void, unless otherwise agreed by the Committee and the Debtor, in the event that an order confirming a chapter 11 plan is not entered on or before March 1, 1996.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 20

(i) $50,000 upon confirmation of the Plan, and (ii) additional amounts based on pretax profit percentages from 3% (fourth quarter, first year, fiscal year 1996) to 2% (final year, fiscal year 2001),(7) and (c) the grant of options in February 1, 1996 and 1997 to acquire an aggregate of 40,000 additional shares of Company Common Stock.

          The contract allows the Company to terminate Mr. Lawrence's employment with cause, as defined in the contract, at any time without payment of any additional salary beyond that earned to date. The contract also allows the Company to terminate Mr. Lawrence's employment without cause at any time, in which event Mr. Lawrence is entitled to receive (a) payment of 50% of his base salary for the remainder of the contract term through fiscal year 2001, with a maximum payment of 12 months base pay, and (b) a one-time payment equal to the pro rata cash incentive payment for the year of termination.

          The contract contains a confidentiality obligation and a binding arbitration provision. In addition, the contract provides that during the term thereof, the Board of Directors will nominate and recommend Mr. Lawrence for a board seat. A copy of such employment agreement is attached hereto as Exhibit B-2.

          P. LASALLE NATIONAL BANK FINANCING. Following its recently completed due diligence and investigations, as indicated by the letter attached hereto as Exhibit C, LaSalle National Bank ("LaSalle") has entered into a commitment, subject to terms and conditions specified therein, to provide a $10,000,000 secured line of credit to commence upon expiration of the CIT DIP Facility. By order dated July 28, 1995, the Court approved the Debtor's payment of the $50,000 good faith deposit to LaSalle as set forth in Exhibit C and the preliminary commitment letter dated July 25, 1995.

          The proposed LaSalle facility provides for cash borrowing and/or the issuance of letters of credit which in the aggregate

-------------------
(7) The 10% payment for the fourth quarter of fiscal year 1996 may not exceed $50,000. The other pretax profit percentages (a) will be applied against annual pretax profits, and (b) have no maximums. Further, the Plan provides that in the event of a default in payment to the class of general, nonpriority unsecured creditors, the cash incentive compensation payments to Mr. Lawrence shall be subordinate to the payments due to such unsecured creditors under the plan. SEE Section V(B) (2) (c) (4) herein. The order approving the employment agreement also provides that the contract shall be null and void, unless otherwise agreed by the Committee and the Debtor, in the event that an order confirming a chapter 11 plan is not entered on or before March 1, 1996.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 21
cannot exceed the lower of a "borrowing base" or $10,000,000.
Letters of credit are limited to a maximum of $5,000,000. Under the proposed LaSalle facility, a first and only lien would be granted on all of the Company's assets (excluding capitalized leases and permitted liens).

          Advances under the proposed facility will bear interest at LaSalle's publicly announced prime rate. The proposed LaSalle facility calls for an annual facility fee of 1% of the aggregate loan limit, normal audit fees, reimbursement of customary out-of-pocket expenses, and a letter of credit fee of 1 1/4% per annum. The original term of the LaSalle loan will be 3 years.

          The referenced order dated July 28, 1995 also provides that
(a) the Debtor is not required to initiate a preliminary hearing to obtain approval of the proposed LaSalle financing pursuant to Section 364 of the Code and Bankruptcy Rule 4001, and (b) at such time that the Debtor and the Committee have approved the final loan documents relating to the proposed financing, the Debtor is authorized to provide the requisite parties-in-interest 15 days' notice of a final hearing on the motion to obtain approval of such financing.

          The Company and LaSalle are in the process of negotiating the loan documentation required to evidence the proposed financing. The Company reasonably expects that a final hearing on the motion to approve the LaSalle financing will be conducted on or before the confirmation hearing on the Plan.

          Q.   OTHER ACTIVITY IN THE CASE.  The Case was filed on
May 13, 1994.  On June 13, 1994, a meeting was conducted pursuant to
Section 341 of the Bankruptcy Code with Steven Kingma, then Chief Financial Officer of the Company, appearing on behalf of the Debtor.

          This is a large retail case. The Company is a publicly traded company which had over 2,400 creditors and over 700 shareholders when the Case was filed. Currently, the Company operates 157 stores in 20 states. When the Case was filed, the Company had 256 stores in 21 states. Since the chapter 11 filing, the Debtor has (a) closed 103 stores through lease rejections, assignments, agreements with landlords, and/or normal lease expirations, (b) re-opened 2 stores, (c) opened 2 new stores,
(d) assumed the leases for 29 stores, and (e) received approval from the Bankruptcy Court to open 4 other new stores.(8) Other than the 39 store liquidation conducted by Hilco, all store closures have been conducted by the Company. SEE Section III(F) herein.

-------------------
(8) ALSO SEE footnote 5 above.

DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 22

          The Company has been assisted in its reorganization efforts by its special real estate consultants, Keen Realty Consultants, Inc. ("Keen") and R.C.S., Inc. ("RCS"). Keen was employed by court order to negotiate (a) termination or assignment of real estate leases, and
(b) settlement of real estate lease rejection claims. RCS was employed, as authorized by the Court, to negotiate rent reductions for the Company's real estate leases. In all cases, compensation for the services rendered by Keen and RCS has been and continues to be contingent upon results obtained.

          In August 1994, the Court approved the employment of Financo, Inc. ("Financo") as investment banker to assist the Company with the potential sale of the Company as an on-going entity.
Payment for Financo's services was to be contingent upon negotiating an acceptable sale. After the parties concluded that reorganization prospects were promising, the Company terminated Financo's engagement effective July 6, 1995 with the approval of the Committee.

          The Company has obtained three extensions of the plan-filing exclusivity periods pursuant to Section 1121(d) of the Bankruptcy Code, all with the support of the Committee. The original plan-filing exclusivity deadline fell on September 12, 1994, which the Court by order dated September 8, 1994 extended to February 28, 1995.
On February 24, 1995, the Court granted a further extension of such period through June 30, 1995. On June 23, 1995, the Court approved a third extension of the exclusivity period through September 29, 1995. The latter two extensions were subject to certain minimum financial performance standards being achieved by the Company. The Plan has been filed within the exclusivity period.

          The extensions of the exclusivity periods were required to ensure that (a) the business operations could stabilize, and (b) the Company and the Committee would have adequate time to negotiate a consensual reorganization plan. Business operations, in fact, started to show improvement after the arrival of the new management team. Profit margins have increased, cash balances are substantial, there have been no draws on the CIT DIP Facility, and vendor confidence and support have been restored in large part.

          These improved conditions led the Company and the Committee to commence serious plan negotiations in May 1995. By mid-June 1995, the basic contours of a consensual plan had been negotiated. The final details of the consensual plan were negotiated up to the date of filing of the Plan.

          In light of (a) the large number of the holders of Company Common Stock, (b) public trades of Company Common Stock, and (c) Mr. Jacobs' ownership or control of approximately 62% of the Company's



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 23

Common Stock, the Court, by order dated April 27, 1995, directed that notice of the disclosure statement hearing is not required to be sent to the Company's shareholders pursuant to Bankruptcy Rule 2002(d). Notice of the hearing on confirmation of the Plan will be sent to all shareholders of record as of the date that the Disclosure Statement is approved as provided in Bankruptcy Rule 3018(a).

          By order dated October 16, 1995, the Court approved the procedures for transmitting the documents and information required by Bankruptcy Rule 3017(d) to any beneficial owners of Company Common Stock pursuant to Bankruptcy Rule 3017(e).

          R. J.J. DISTRIBUTION COMPANY. J.J. Distribution Company, Inc. ("JJDC"), a wholly-owned subsidiary of the Company, filed a voluntary chapter 11 petition on March 21, 1995, Case No. 95-02408. The case was administratively consolidated with the chapter 11 case of the Company by order of March 24, 1995. The Court also directed that orders entered in Case No. 94-03993 (a) authorizing the employment of (i) Bogle & Gates P.L.L.C. and R.C.S., Inc. as attorneys and real estate consultants, respectively, for the Debtor, and (ii) Siegel, Sommers & Schwartz, L.L.P. as attorneys for the Committee; and (b) governing notice or any other administrative matters in Case No. 94-03993, were applicable in the administratively consolidated cases.

          JJDC has a single asset, a lease with Pacific Northwest Group A (the "Landlord") originally for 84,000 square feet of warehouse space located at 19817 89th Avenue South, Kent, Washington, which is used as a distribution center by the Company (the "Distribution Center Lease"). At the time of the filing of the JJDC bankruptcy petition, the Landlord was the only creditor of the estate. The JJDC bankruptcy petition was filed to enable JJDC to restructure the Distribution Center Lease.

          On April 21, 1995, the Court entered an order (a) approving a lease amendment executed by JJDC and the Landlord amending the Distribution Center Lease to terminate 24,000 square feet under the Lease and to provide for (i) a corresponding rent reduction, and
(ii) the payment of $30,780 to the Landlord in consideration for the early termination and expense of the space reduction; and
(b) authorizing JJDC to assume the Distribution Center Lease, as amended.

          The Court granted JJDC's motion to dismiss its chapter 11 bankruptcy case by order dated September 22, 1995.

          S. BOARD OF DIRECTORS. The Debtor's Board of Directors currently consists of the following seven members:


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 24

               1. JAY JACOBS. SEE Sections II(C)(1) and III(N)(3) herein. Mr. Jacobs, 83, has been a director since 1959.

               2.   REX LOREN STEFFEY.  SEE Sections III(L)(1),
III(N)(1), and III(O)(1) herein. Mr. Steffey, 46, has been a director since 1994.

               3. WILLIAM L. LAWRENCE, JR. SEE Sections III(L)(2), III(N)(2), and III(O)(2) herein. Mr. Lawrence, 44, has been a director since August 1995.

               4. SHELLEY SWERLAND. Ms. Swerland, 51, was appointed as a director in August 1995. She is the daughter of Jay Jacobs and the wife of Douglas A. Swerland. SEE Sections II(C)(1) and II(C)(3) herein. She is the co-founder of Swerland Apparel Ventures, dba SAVI, an off-price apparel superstore. Previously, Ms. Swerland worked for Joseph Magnin, an apparel specialty retailer in San Francisco, participating in its executive training program for sales and buying. Prior to July 1994, she worked for the Company in various capacities in sales, store management, and as Director of Human Resources. She is the record owner of approximately 92,750 shares of Common Stock of the Company.

               5. SAM RUBINSTEIN. Mr. Rubinstein, 78, was appointed as a director in June 1994. Since 1987, he has served on a variety of corporate and charitable boards. Mr. Rubinstein was Chairman and Chief Executive Officer of Bonanza Stores. He was also Chairman and Chief Executive Officer of Whitney Fidalgo Seafoods, Inc. and Farwest Fisheries, Inc., both of which are fish processing firms. He currently serves on the Board of Directors of Seattle FilmWorks, Inc., a film processing company. Mr. Rubinstein is the brother of Rose Jacobs, the deceased first wife of Mr. Jay Jacobs.

               6. DAVID J. TAYLOR. Mr. Taylor, 44, was appointed as a director in June 1994. He is the co-owner of The Boxmaker, Inc., which manufactures and sells corrugated shipping containers. In addition, he is President of Frederick's Fine Chocolates, which manufactures chocolate candy. Previously, he was Chief Operating Officer for Frederick and Nelson, a Pacific Northwest department store chain, from August 1990 through June 1993.

               7. GILBERT SCHERER. Mr. Scherer, 44, was appointed as a director in August 1995. He is Chairman and Chief Executive Officer of American Passage Corporation, a niche marketing and media services firm. He is also Chairman of CVP, Inc. a mail-order consumer products venture. Previously, he founded and served as Chairman and Chief Executive Officer of Seattle FilmWorks, Inc., a publicly traded mail-order photo finishing operation.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 25

          T. DIRECTORS' FEES. Currently, directors who are not employees of the Company are granted stock options, and are paid an annual retainer of $5,000, plus $500 for each Board of Directors meeting attended and $500 for each Committee meeting chaired. Each director who is not an employee of the Company is automatically granted an option to purchase 4,000 shares of the Company's stock upon election to the Board of Directors and 4,000 shares upon each three-year anniversary thereafter. The option price is determined based on the fair market value at the date granted. The options vest over three years, and expire ten years from the date of grant. SEE
Section V(N)(2)(b) herein.

          After the Date of Confirmation, it is contemplated that regular meetings of the Board of Directors will be conducted on a quarterly basis. Through fiscal year ending January 25, 1997, directors' fees will not be increased.

          U. EXECUTIVE/NONEXECUTIVE OFFICERS. The current executive officers of the Company are as follows:

     Name                       Age    Position
     ----                       ---    --------

     Jay Jacobs(9)              83     Chairman of the Board.

     Rex Loren Steffey(10)      46     President and Chief Financial
                                       Officer.

     Doris Williams(11)         50     Executive Vice President -
                                       Administration and Secretary.

-------------------
 (9) SEE Sections II(C) (1), III(N) (3), and III(S) (1) herein.

(10) SEE Sections III(L) (1), III(N) (1), III(O) (1), and III(S) (2) herein.

(11) Doris Williams was the Company's Vice President - Administration from November 1979 to February 1987, when she became Senior Vice President. Ms. Williams was appointed Executive Vice President and Corporation Secretary in June 1994. Ms. Williams has been employed by the Company in various administrative management capacities since 1968, and served as a director from November 1979 until August 1995.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 26

     Name                          Age     Position
     ----                          ---     --------

     William L. Lawrence, Jr.(12)   44     Senior Vice President, Chief
                                           Financial Officer, and
                                           Treasurer.

          Other nonexecutive officers of the Company currently are as follows:

     Name                          Age     Position
     ----                          ---     --------

     Rebecca M. Friesen(13)         34     Vice President - Real Estate
                                           and Store Planning

     Brian McNamara(14)             49     Sr. Vice President/GMM Women's

     Yeanna Woo(15)                 38     Sr. Vice President/GMM Men's
                                           Fashion Direction & Marketing

              IV.  ASSETS AND LIABILITIES OF THE DEBTOR

          The Company filed detailed schedules of assets and liabilities with the Court in connection with the commencement of this case which were prepared from the Company's internal accounting

-------------------
(12) SEE Sections III(L) (2), III(N) (2), III(O) (2), and III(S) (3) herein.

(13) After several years as a legal secretary, Rebecca M. Friesen joined the Company in June 1985 as Executive Secretary. In October 1990, she became the Real Estate Coordinator, working very closely with the Director of Real Estate. In March 1994, Ms. Friesen was promoted to Vice President of Real Estate and Store Planning. She is responsible for new store site research and selection, new store construction, store remodels, and store maintenance.

(14) SEE Section III(L) (3) herein.

(15) Yeanna Woo has been in the retail business for 20+ years. Before joining the Company in June 1993 as Divisional Merchandise Manager of Women's, she was a Divisional Merchandise Manager of Sportswear at Lamonts. In May 1994, she was promoted to General Merchandise Manager of Men's, Women's, and Fashion Direction. In January 1995, when Brian McNamara joined the merchandising team, Ms. Woo became the General Merchandising Manager for Just Men's and Fashion Direction. In June 1995, she accepted additional responsibilities as the Director of Marketing for the Company.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 27
records. Amended schedules were filed on July 21, 1995. The schedules, as amended, are available for inspection at the Bankruptcy Court during its regular business hours. To the Company's best knowledge, information, and belief, the schedules, subject to any disclosures herein, contain an accurate itemization of assets and liabilities of the Company prior to filing.

          In addition, certain assets and liabilities are described below:

          A. SUMMARY OF CLAIMS. Attached hereto as Exhibit D is a summary of claims and their status as of the date hereof. The
Company reserves the right to object to any claim filed or scheduled herein within the time permitted under the Plan.

          B. PROFESSIONAL FEES AND COSTS. In addition to the claims listed on the schedules and any other claims subsequently allowed, the estate is liable for the administrative expense claims for fees and costs of the professionals employed by the Debtor and the Committee. Applications covering the fees and costs of such professionals, as well as Committee members' expenses, for the period ended June 30, 1995 were heard and approved on September 22, 1995.

          Remaining fees and costs through confirmation are estimated to be as follows:

               1.   Bogle & Gates P.L.L.C., attorneys for the Debtor:
                    $350,000 - $500,000.

               2.   Price Waterhouse, accountants for the Debtor:
                    $150,000.

               3. Siegel, Sommers & Schwartz, L.L.P., counsel for the Committee: $60,000.

               4. Stoel Rives Boley Jones & Grey, local counsel for the Committee: $12,000.

               5.   BDO Seidman, accountants for the Committee:
                    $30,000.

               6. Smith Bunday Berman Britton, tax accountants for the Debtor: $13,000.

          C. APPRAISALS. The Debtor has no current appraisals of Jay Jacobs' assets in its possession.

          D. PREFERENCE ACTION ANALYSIS. The Company has conducted an analysis of each check payment in the amount of $25,000 or more


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 28
made by the Company to any party during the 90 days prior to the chapter 11 filing. These payments total approximately $16,540,000. Based on that analysis, it appears that all such payments were made in the ordinary course of business and/or are not otherwise subject to avoidance as preferential transfers under 11 U.S.C. Section 547.

          The Company has waived the right to pursue preference actions against parties as set forth in Section V(C)(6)(b) herein.

          E.   LITIGATION/OTHER ACTIONS AGAINST THE DEBTOR.(16)

               1. ARGENTINE CLAIM. Michelle R. Argentine, a former employee of the Company, filed a prepetition charge of discrimination against the Company with the California Department of Fair Employment & Housing and the Equal Employment Opportunity Commission (the "EEOC"). The EEOC was notified of the chapter 11 filing in response to its Notice of Charge of Discrimination and Request for Information in MICHELLE R. ARGENTINE V. JAY JACOBS, INC., EEOC CHARGE NO. 377-94-0314 (the "Argentine Charge").

          On February 10, 1995, the Bankruptcy Court entered an order approving the stipulation between the Company and the EEOC to lift the automatic stay for the sole purpose of enabling the EEOC to conduct its investigation in the Argentine Charge, including the Company's responding to the EEOC's Request for Information therein. The Company was represented by its special counsel, the firm of Davis, Grimm & Payne, with respect to the Argentine Charge. On
May 10, 1995, the EEOC issued a Determination in the Argentine Charge, finding that the Company did not violate federal law with respect to Ms. Argentine.

          Ms. Argentine now has the right to file an individual lawsuit in U.S. Federal District Court. Ordinarily, absent the operation of the automatic stay, such a lawsuit would have to be filed within ninety (90) days of her receipt of the Determination (or by mid-August 1995). No such suit has been filed.

               2. OVERTON CLAIM. Aneka Overton worked for the Company as an Assistant Manager at Store No. 50 (Pineridge Mall, Chubbuck, Idaho) for approximately one year. After quitting her employment in May 1995, she filed a claim with the Idaho Human Rights Commission, alleging pregnancy discrimination. The Company conducted its own investigation and has determined that there is no merit to

-------------------
(16) This summary does not include a description of pending litigation against the Debtor for various tort claims, wherein the recovery, if any, is covered entirely by insurance, and will not be assessable against the Debtor directly.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 29
the claim.  The Company has filed with the Idaho Human Rights
Commission a detailed response to the allegations and is cooperating with the agency in its investigation. The Company expects a finding of No Reasonable Cause to believe discrimination occurred, although an agency decision may not be issued until 1996.

                       V.  SUMMARY OF THE PLAN

          A complete copy of the Company's Plan accompanies this Disclosure Statement. The discussion of the Plan which follows constitutes a summary only. You are urged to read the Plan itself with care before deciding to accept or reject it.

          The Plan provides for payments with respect to secured claims, unsecured claims, administrative expense claims, and other priority claims from the Company's revenues and the proceeds of liquidation of assets of the Debtor as reorganized pursuant to the Plan (the "Reorganized Company"). The Effective Date of the Plan is defined as the first business day that is eleven (11) days after the Confirmation Order is entered on the Court's docket, unless the effect of the Confirmation Order is stayed under Bankruptcy Rule 8005.

          A brief summary of the key provisions of the Plan follows:

          A. CLASSIFICATION OF CLAIMS AND INTERESTS UNDER PLAN. There are three classes of Claims, one class of interests, and three categories of unclassified Claims under the Plan. If the Plan is confirmed by the Court and becomes effective, the class into which a Claim fits will determine the manner in which such Claim will be treated. The categories and classes defined in the Plan are summarized below:

               1. UNCLASSIFIED CLAIMS. Pursuant to Section 1123(a) of the Bankruptcy Code, claims of a kind specified in Section 507(a)(1) and (7) are not classified under the Plan. These Claims include unsecured priority administrative expense Claims, ordinary course of business tax Claims, and unsecured priority prepetition tax Claims.

               2.   CLASSIFIED CLAIMS/INTERESTS.

                    a.   CLASS 1:  Priority Wage Claims.
                    b.   CLASS 2:  Secured Tax Claims.
                    c.   CLASS 3:  Unsecured Claims.
                    d.   CLASS 4:  Equity Security Interests.

          Classes 2 and 3 are impaired; Classes 1 and 4 are unimpaired.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 30

          B.   TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN.

               1.   UNCLASSIFIED CLAIMS.

                    a.   ADMINISTRATIVE EXPENSE CLAIMS.
Administrative Expense Claims shall be paid in full in cash by the Debtor on or before the Effective Date or upon entry of a Final Order allowing such Claim, whichever occurs later, unless the holder of such a Claim agrees to different treatment.

                    b.   TRADE/ORDINARY COURSE OF BUSINESS EXPENSE
CLAIMS. All claims entitled to priority under Section 07(a)(1) of the Code that have been, are, or will be incurred by the Debtor or Reorganized Debtor after the Petition Date in the ordinary course of business pursuant to Section 363(c)(1) of the Code shall be paid when and as incurred, or upon such ordinary invoicing terms to which the Reorganized Debtor and creditor may agree.

                    c.   PRIORITY TAX CLAIMS.  All Allowed Priority
Tax Claims shall be paid by the Debtor in four equal annual installments. The first such installment shall be due on January 2, 1996, and the three remaining annual payments shall be made on the second day of January in the three succeeding years, with the final annual installment being payable on January 2, 1999. The amount of the Allowed Priority Tax Claims shall include accrued interest at the rate of 9.5% per annum from the Petition Date through the Date of Confirmation. Thereafter, simple interest shall accrue postconfirmation on the unpaid balance of each Allowed Priority Tax
Claim at the rate of 9.5% per annum unless the Court establishes, after notice and hearing, a different rate of interest. Any holder of a claim entitled to priority under Section 507(a)(7) of the Code shall, within the same deadline and in the same manner established for objections to confirmation of the Plan, file any objection it has to the proposed interest rate, identify a proposed alternative rate, and set forth the facts and circumstances justifying such rate. FAILURE
TO OBJECT TO THE PROPOSED INTEREST RATE SHALL BE DEEMED A CONSENT
THERETO.

          Notwithstanding the foregoing, all Allowed Priority Tax
Claims shall be paid in full within six years of the date of the assessment of the tax upon which such Claim is based.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 31

          The Company believes that the total amount of Allowed
Priority Tax Claims and Allowed Secured Tax Claims (Class 2) will be approximately $ 700,000.(17)

               2.   CLASSIFIED CLAIMS/INTERESTS.

                    a.   CLASS 1.  (Priority Wage Claims).  Each
holder of an Allowed Class 1 Claim shall receive cash on the Effective Date of the Plan equal to the allowed amount of such Claim. Class 1 Claims are not impaired.

          The Company believes that there will be no allowed Class 1
Claims.

                    b. CLASS 2. (Secured Tax Claims). Each holder of an Allowed Class 2 Claim shall retain its lien against the collateral securing the Class 2 Claim until such claim is paid in full by the Debtor in four equal annual installments. The first such installment shall be due on January 2, 1996, and the remaining three annual payments shall be made on the second day of January in the three succeeding years, with the final annual installment being payable on January 2, 1999. The amount of the Allowed Class 2 Claims shall include accrued interest at the rate of 9.5% per annum from the Petition Date through the Date of Confirmation. Thereafter, simple interest shall accrue postconfirmation on the unpaid balance of each Allowed Class 2 Claim hereunder at the rate of 9.5% per annum unless the Court establishes, after notice and hearing, a different rate of interest. The procedure for establishing a different rate of interest shall be the same as that specified in Article IV(A)(3) of the Plan. FAILURE TO OBJECT TO THE PROPOSED INTEREST RATE SHALL BE DEEMED A CONSENT THERETO.

          Notwithstanding the foregoing, all Allowed Secured Tax
Claims shall be paid in full within six years of the date of the assessment of the tax upon which such Claim is based.

          The Company believes that the total amount of Allowed
Class 2 Claims and Allowed Priority Tax Claims will be approximately
$700,000.(18)

                    c. CLASS 3. (Unsecured Claims). Holders of Allowed Unsecured Claims shall receive the following:

-------------------
(17) Under the Plan, the payment provisions with respect to Allowed Priority Tax Claims and Allowed Class 2 Claims are identical.

(18) Under the Plan, the payment provisions with respect to Allowed Class 2 Claims and Allowed Priority Tax Claims are identical.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 32

                         (1)  1996 30% PAYMENT.  On January 2, 1996,
each holder of an Allowed Class 3 Claim shall receive a payment from the Reorganized Debtor in the amount of 30% of its Allowed Class 3 Claim, without interest. THIS 1996 30% PAYMENT WILL BE PAID TO ALL HOLDERS OF ALLOWED CLASS 3 CLAIMS.

                         (2)  1997 30% PAYMENT.  Except for holders
of Allowed Class 3 Claims who elect to exercise their right to receive the treatment set forth in Article IV(B)(Class 3)(c) of the Plan, on January 2, 1997, each holder of an Allowed Class 3 Claim shall receive one final payment from the Reorganized Debtor in the amount of 30% of its Allowed Class 3 Claim, without interest. Upon satisfaction of this 1997 30% payment, the subject Class 3 Claim shall be deemed satisfied in full. HOLDERS OF ALLOWED CLASS 3 CLAIMS ELECTING THE 1997 15% PAYMENT AND THE NOTE DESCRIBED BELOW WILL NOT RECEIVE THIS 1997 30% PAYMENT.

                         (3)  RIGHT TO ELECTION OF 1997 15% PAYMENT
AND NOTE.  In lieu of the payment specified in Article
IV(B)(Class 3)(b) of the Plan, holders of Allowed Class 3 Claims shall have the right to elect the payments set forth in Article IV(B)(Class 3)(c) of the Plan. If a holder of an Allowed Class 3 Claim elects to exercise the right to receive payment as set forth in subsection (c) thereof, such holder must notify the Reorganized Debtor in writing (as described below) on or before July 15, 1996 of such exercise, and thereafter shall receive the following in full satisfaction of its Allowed Class 3 Claim, in addition to the 1996 30% payment set forth in Article IV(B)(Class 3)(a) of the Plan:

                              (a)  1997 15% PAYMENT.  On January 2,
1997, such electing holder of Allowed Class 3 Claim shall receive a second payment under the Plan in the amount of 15% of its Allowed Class 3 Claim, without interest. SUCH ELECTING HOLDERS WILL NOT RECEIVE THE 1997 30% PAYMENT DESCRIBED IN SECTION V(B)(2)(c)(2) IMMEDIATELY ABOVE.

                              (b)  NOTE(S).  Additionally, upon
exercise of such right of election, each such electing holder of an Allowed Class 3 Claim shall receive a promissory note (the "Note"), with a principal sum in the amount equal to 42% of its Allowed Class 3 Claim. A copy of the Note is attached to the Plan as Exhibit A, and the terms and conditions of the Note are incorporated herein by reference. A summary of the key provisions of the Note follows:

                    PRINCIPAL AMOUNT: 42% of Allowed Class 3 Claim (the "Principal Amount").



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 33

                    INTEREST RATE:  9.5% per annum, commencing
February 1, 1997.

                    INTEREST PAYMENTS: Due when principal payments are due and payable.

                    INTEREST ON LATE PAYMENTS:  11.5% per annum.

                    PRINCIPAL PAYMENTS: 26.2% of Principal Amount due January 2, 1998; 24.6% of Principal Amount due January 2, 1999; 24.6% of Principal Amount due January 2, 2000; 24.6% of Principal
Amount due January 2, 2001.

                    MATURITY:  January 2, 2001.

                    EXCESS CASH FLOW PAYMENTS: Additionally, non-cumulative Excess Cash Flow Payments (as therein defined), if any, shall be due and payable on the 15th of June in calendar years 1999, 2000, and 2001 based on such holder's Pro Rata Share (as therein defined) of 30%, 40%, and 50% of Excess Cash Flow over Targeted EBITDA (as therein defined) for the fiscal years ended 1999, 2000, and 2001, respectively, as provided in the Note; PROVIDED, HOWEVER, that amounts payable as Excess Cash Flow shall not exceed the difference between 100% of the holder's Allowed Class 3 Claim, less the net present value (using a 12% discount rate) of all cash paid or payable with respect to such Allowed Class 3 Claim, whether under the Note or the Plan.

                    PREPAYMENT: Prepayment of principal and accrued interest is permitted without penalty. The Note shall be deemed paid in full upon payment of all principal and accrued interest, and if so prepaid, any obligation to make payments of Excess Cash Flow with respect to any fiscal year ending after the date when such prepayment is made shall cease.

          CREDITORS SHOULD CAREFULLY READ AND REVIEW THE NOTE
ATTACHED TO THE PLAN.  IF ANY INCONSISTENCY EXISTS BETWEEN THE
FOREGOING SUMMARY AND THE NOTE, THE NOTE SUPERSEDES THE SUMMARY, AND THE TERMS AND CONDITIONS OF THE NOTE ARE CONTROLLING.

                              (c)  NOTICE OF EXERCISE REQUIREMENTS.
Written notice of the election by a holder of an Allowed Class 3 Claim to exercise the right to receive the 1997 15% payment and the Note shall either be made by (a) certified letter, (b) hand delivery, or (c) next day delivery service, in all three cases, to Jay Jacobs, Inc. (Attn: William L. Lawrence, Jr.), 1530 Fifth Avenue, Seattle, WA 98101. If sent by certified mail, the election notice must be postmarked no later than July 15, 1996. If hand-delivered or sent by next day delivery service, the notice of election must be received by


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 34
the Company during regular business hours no later than July 15, 1996.

          STRICT COMPLIANCE WITH THE FOREGOING NOTICE OF ELECTION PROCEDURES IS REQUIRED. FAILURE TO PROVIDE NOTICE OF EXERCISE OF THE RIGHT DESCRIBED ABOVE IN A TIMELY FASHION WILL RESULT IN SATISFACTION OF A CLASS 3 CLAIMANT'S CLAIM IN THE MANNER DESCRIBED IN ARTICLE IV(B)(CLASS 3)(b) OF THE PLAN.

                              (d)  REPORTING REQUIREMENTS.  For the
fiscal years ending 1997, 1998, 1999, 2000, and 2001, the Reorganized Debtor shall provide each holder of a Note with audited consolidated financial statements certified by independent public accountants. Additionally, for the fiscal years ending 1999, 2000, and 2001, the Reorganized Debtor shall furnish each holder of a Note with a comprehensive analysis of Excess Cash Flow for that fiscal year.

                         (4)  SUBORDINATION PROVISIONS.  The cash
incentive compensation payments due to Rex Loren Steffey and William
L. Lawrence, Jr. under their employment contracts (SEE Sections III(O)(1) and III(O)(2) herein, respectively) shall (a) be subordinate to the payments due and payable with respect to Allowed Class 3 Claims, and (b) not be paid until all payments due to holders of Allowed Class 3 Claims in that calendar year have been paid, so that, for example, the cash incentive payments due (i) after the conclusion of fiscal year 1996 shall not be paid unless all Allowed Class 3 Claims payments due on January 2, 1996 have been made,
(ii) after the conclusion of fiscal year 1997 shall not be paid unless all Allowed Class 3 Claims payments due on January 2, 1997 have been made, and (iii) after the conclusion of remaining fiscal years shall not be paid unless all payments due that calendar year under the Note(s) have been made.

                         (5)  TRUST INDENTURE REQUIREMENTS.  The
Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), generally provides that non-exempt debt securities shall be issued pursuant to a trust indenture that has been qualified with the Commission. Section 304(a)(8) of the Trust Indenture Act and
Rule 4a-1 thereunder exempt from the purview of such Act any debt securities issued or to be issued otherwise than under an indenture; provided, however, that no more than $5,000,000 principal amount of non-exempt debt securities may be issued in any period of 12 consecutive months in reliance thereon.

          The Company believes that should all rights offered under the Plan in exchange for Allowed Class 3 Claims be exercised for Notes, the principal amount of such Notes (including any Excess Cash Flow Payments that may be added to the principal of the Notes) and any non-exempt debt securities issued or to be issued by the Company


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 35
within the applicable period will be under the $5,000,000 ceiling set forth in Rule 4a-1. Therefore, the Notes will not be issued pursuant to an indenture.

          If, in the unlikely event rights are exercised by Class 3 Claimants for Notes with an aggregate principal amount (including any Excess Cash Flow Payments that may be added to the principal of the Notes) exceeding $5,000,000, the Company will modify the Plan to provide for an indenture that meets the applicable requirements of the Trust Indenture Act.

          The Company believes that the total amount of Allowed Class 3 Claims will be approximately $8,400,000.

                    d.   CLASS 4.  (Equity Security Interests).
Holders of Class 4 Interests shall retain their interests, and all the rights of the holders of Company Common Stock will not be altered upon confirmation of the Plan. No payments or distributions will be made to Class 4 Interests under the Plan. Class 4 Interests are not impaired.

          C. MEANS FOR EXECUTION OF THE PLAN. The means for execution of the Plan are set forth in Article V of the Plan.

               1. VESTING OF PROPERTY OF THE ESTATE. All assets of the Estate shall be vested in the Reorganized Debtor in accordance with Section 1141 of the Bankruptcy Code, and no further order of the Court shall be necessary for the Reorganized Debtor to perform such acts as are in the ordinary course of its business and/or as are necessary to carry out the purposes and intent of the Plan.

               2. FUNDING OF THE PLAN. The Company believes that revenues from future business operations, as well as the new financing agreement with LaSalle (which the Company anticipates will be approved before the Plan is confirmed), should enable the Debtor to comply with the payment provisions of the Plan. See Sections III(P), VI, and IX herein.

               3. NO PAYMENTS PRIOR TO EFFECTIVE DATE. Although the Plan provides for various payments to be made on January 2, 1996, such payments shall be due and payable on the Effective Date if January 2, 1996 precedes the Effective Date.

               4. POSTCONFIRMATION CREDITORS COMMITTEE (THE "PCC"). Upon confirmation, the Committee shall remain in existence, but it shall thereafter be known and redesignated as the Postconfirmation Creditors Committee (the "PCC"). The PCC shall prescribe its own rules of procedure, subject to the following requirements. The PCC's rights and duties are restricted and limited to those described and



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 36
provided for in Article V(G), Article V(K), Article VI, Article XII, and Article XIII of the Plan.

          The PCC may continue to employ the current attorneys for the Committee as counsel for the PCC to advise it with respect to such limited rights and duties, and the PCC is entitled to recover its reasonable attorneys' fees and expenses from the Reorganized Debtor. Absent Court approval with notice to the Reorganized Debtor, the PCC may not employ other Professional Persons, the fees and costs of which are to be borne by the Reorganized Debtor. Any dispute concerning the fees and costs of Professional Persons of the PCC shall be heard and determined by the Court.

          Members of the PCC are entitled to receive reimbursement of their reasonable expenses from the Reorganized Debtor, but they shall serve without compensation. Any dispute concerning the reimbursement of expenses for PCC members shall be heard and determined by the Court.

          Any notices or information required to be sent to the PCC under the Plan shall be forwarded by facsimile transmission to the PCC (c/o Lawrence C. Gottlieb, Esq., Siegel, Sommers & Schwartz, L.L.P., 470 Park Avenue South, New York, NY 10016 (fax number:
(212) 889-0688; confirmation number: (212) 889-7570)).

          Upon the earlier of (a) the Reorganized Debtor's full satisfaction of all payments on Allowed Claims due before and including January 2, 1997 under the Plan, or (b) disbandment by unanimous consent of its members, the PCC shall disband and cease to exist.

               5.   SECURITIES LAW EXEMPTION; AVAILABILITY OF SEC
RULE 144 FOR AFFILIATE RESALES.    The issuance of the Notes under
the Plan is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws pursuant to Section 1145(a)(1) of the Bankruptcy Code.

          Section 1145(a)(1) of the Bankruptcy Code, however, does not apply to subsequent sales by persons who are "underwriters," as that term is defined in Section 1145(b)(1) of the Bankruptcy Code.
Section 1145(b)(1) provides that, for purposes of section 2(11) of the Securities Act, the term "underwriter" means, in addition to those persons who perform traditional underwriting activities, any affiliate of the issuer.

          An "affiliate" of an issuer means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. By defining the term "underwriter" to include affiliates of the issuer,




DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 37
subsequent sales by such affiliates of securities issued under a plan of reorganization are subject to the registration requirements of the Securities Act, unless another exemption from registration is available.

          The Commission has promulgated Rules 144 and 144A to permit resales under certain specified conditions and, by complying with such conditions, affiliates may avoid being deemed statutory underwriters under the Securities Act. In general, Rule 144A permits a person other than the issuer to sell without registration under the Securities Act securities that are not of the same class as securities that are listed on a United States stock exchange or quoted in a United States automated dealer quotation system such as Nasdaq; provided, however, that the seller and anyone acting on the seller's behalf reasonably must believe that the purchaser (a) is a "qualified institutional buyer," as that term is defined in the rule, and (b) understands that the seller is relying on a Rule 144A exemption for the transaction. By virtue of its status as a reporting issuer under the Exchange Act, an issuer such as the Debtor need not comply with Rule 144A's information requirements.

          In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell, within any three-month period, one percent of the aggregate principal amount of the Notes then outstanding as shown by the most recent report or statement published by the issuer; provided, however, that certain manner-of-sale provisions, notice requirements and current public information standards concerning the issuer are satisfied. The Commission repeatedly has taken the position that affiliates that would be deemed underwriters solely by virtue of their status as affiliates lawfully may resell securities received pursuant to an exemption under Section 1145(a)(1) of the Bankruptcy Code in compliance with Rule 144, without regard to the traditional two-year holding period.

          The Company neither anticipates the creation of, nor undertakes to facilitate, any market for the Notes. In particular, the Company does not intend to register the Notes under the Exchange Act, or cause the Notes to be listed for trading on a national securities exchange or over-the-counter market. As a result, affiliates may not be able to make resales in brokers' transactions or directly with a market maker in compliance with Rule 144's manner-of-sale requirement. Accordingly, there can be no assurance that Rule 144 will be available for resales of the Notes by affiliates.

          An affiliate also may be able to resell Notes in exempt private transactions to sophisticated purchasers who are not (and who are able to represent that they are not) purchasing with a view to distribution of the Notes, provided that such purchasers have both the financial wherewithal to bear the risk of the investment and the



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 38
experience and knowledge to be able to assess the risk of an investment therein.

           WHETHER OR NOT ANY PARTICULAR PERSON WOULD BE DEEMED TO BE AN "UNDERWRITER" WITH RESPECT TO ANY SECURITY TO BE ISSUED PURSUANT TO THE PLAN DEPENDS UPON VARIOUS FACTS AND CIRCUMSTANCES APPLICABLE TO THAT PERSON. ACCORDINGLY, THE COMPANY EXPRESSES NO VIEW AS TO WHETHER ANY PERSON WOULD BE AN "UNDERWRITER" WITH RESPECT TO ANY SECURITY TO BE ISSUED PURSUANT TO THE PLAN, AND MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NOTES TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE COMPANY RECOMMENDS THAT POTENTIAL RECIPIENTS OF THE NOTES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

               6.   ADMINISTRATION OF CLAIMS AND CAUSES OF ACTION.

                    a. GENERAL. Except as otherwise provided in the Plan, all rights, claims, and causes of action, whether equitable or legal, of the Debtor, Debtor-in-Possession, or the Reorganized
Debtor against all persons are reserved for the Reorganized Debtor during the first sixty (60) days following the Effective Date.
Without limiting the generality of the foregoing, such rights, claims, and causes of action include, but are not limited to, those arising under (a) Sections 544, 545, 547, 548, and 549 of the Bankruptcy Code with respect to "strong arm" and other avoidance actions available to the "trustee" as lien creditor and as successor to certain creditors and purchasers, avoidance of statutory liens, preferential transfers, fraudulent transfers, and avoidable postpetition transfers, and (b) state or other federal law for the recovery of avoidable transfers.

          During the pendency of the Case, prior to or after the Date of Confirmation, the Reorganized Debtor shall investigate, prosecute, and/or settle such claims as the Reorganized Debtor deems appropriate, and may commence adversary proceedings against persons to realize upon causes of action retained. After the first sixty
(60) days following the Effective Date, the PCC shall have an additional thirty (30) days to file any such action. Additionally, the PCC may join any such action filed by the Company. After ninety
(90) days following the Effective Date, no additional such actions may be filed by any party.

                    b.        WAIVER OF PREFERENCE ACTIONS.   Not-
withstanding the foregoing, the Reorganized Debtor waives the right to pursue preference actions against any parties under (a) Section 547 of the Bankruptcy Code, or (b) similar state law preference theories, PROVIDED, HOWEVER, that the Reorganized Debtor reserves the right to raise such preference causes of action as an affirmative defense to any action or counterclaim asserted by any party against the Company.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 39

               7. DISBURSING AGENT. The Reorganized Debtor shall be the Disbursing Agent for the payments required to be made under the Plan. Additionally, the Reorganized Debtor shall continue to have the sole authority to pay the operating expenses of the Reorganized Debtor, the expenses of liquidation of any asset of the Reorganized Debtor, including any tax liability resulting therefrom, and the amounts necessary to cure any arrearages under any executory contract or unexpired lease being assumed pursuant to the Plan.

               8.   DEADLINE FOR FILING CERTAIN ADMINISTRATIVE
EXPENSE CLAIMS. Any party holding a claim entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code incurred prior to the Date of Confirmation, other than the claims for fees and costs of Professional Persons and Committee member expenses, shall file a proof of such claim within thirty (30) days of the Date of Confirmation; provided, however, that this deadline shall not apply to claims arising under Article IV(A)(2) of the Plan relating to postpetition trade/ordinary course of business expense claims. The failure of any party to timely file a proof of claim as required hereunder will result in the disallowance of such claim.

               9.   NOTICE PROCEDURES GOVERNING DISTRIBUTIONS.
Article V(J) of the Plan contains relatively standard notice procedures governing distributions.

               10. POSTCONFIRMATION PROFESSIONAL FEES. Subsequent to the Date of Confirmation, during the existence of the PCC, the Reorganized Debtor shall be authorized to pay fees and expenses incurred by professionals. Monthly invoices of said fees and expenses shall be delivered to the Reorganized Debtor, its counsel, and counsel to the PCC. Unless a written objection is received within ten (10) days after receipt of the monthly invoices, said fees and expenses shall be paid by the Reorganized Debtor. If a written objection is received within ten (10) days, the parties seeking payment shall apply to the Bankruptcy Court for approval of said fees and expenses, if the objection cannot be amicably resolved.
Following disbandment of the PCC, the Reorganized Debtor shall be authorized to pay fees and expenses of its professionals in the ordinary course of its business.

               11. EXCULPATION. The Debtor, Reorganized Debtor, the Committee, the PCC, and their respective directors, shareholders, agents, officers, employees, representatives, and attorneys, including Professional Persons (acting in such capacity), shall neither have nor incur liability to any entity for any action taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, earlier


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 40
versions of same or any contract, instrument, release or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan; PROVIDED, HOWEVER, that the foregoing provisions of this subparagraph (L) shall have no effect on the liability of any entity that would otherwise result from any such action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

          D.   CLAIMS OBJECTIONS AND TREATMENT OF DISPUTED CLAIMS.
Article VI of the Plan sets forth the following with respect to claims objections and treatment of disputed claims:

               1. OBJECTIONS TO CLAIMS. Any objection to a claim by the Reorganized Debtor must be filed on the later of (a) January 2, 1996, or (b) thirty (30) days after the filing of a proof of claim pursuant to the provisions of Article VII(B) below or other claims filed subsequent to confirmation, unless said time period is extended by the Bankruptcy Court for cause shown. Thereafter, the PCC shall have an additional thirty (30) days to file any other objections to claims. Additionally, the PCC may join any objection filed by the Company. Objections must be served in accordance with Bankruptcy Rule 3007.

               2. TREATMENT OF DISPUTED CLAIMS. Notwithstanding any provision of the Plan specifying the time for payment of distributions to holders of claims, no distribution shall be made to, and no Note shall be issued to the holder of any Disputed Claim until the time such Claim has been determined to be an Allowed Claim. At the time of each distribution to holders of Claims in a class or unclassified category which contains any Disputed Claim, the Disbursing Agent shall reserve the amount which would have been distributed to holders of the Disputed Claims had their claims been Allowed Claims so that the timing of distributions to other creditors shall not be affected by any delay in the resolution of the Disputed Claims. Upon the allowance of any Disputed Claim, the holder shall be paid the amount which such holder would have received had its claim been an Allowed Claim on the Effective Date.

          Notwithstanding the foregoing, the Disbursing Agent shall timely pay all undisputed portions, if any, of Disputed Claims pursuant to the relevant provisions of the Plan. Upon the allowance of the disputed portion of a Disputed Claim, the Disbursing Agent shall pay the amount of the allowed portion, plus 4% per annum accruing from the date that the payment was otherwise due to be paid under the Plan and accruing only on the amount past due under the payment provisions of the Plan.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 41

               3. SETTLEMENT OF CLAIMS. Settlements of Disputed Claims shall be approved on an ex parte basis if the subject settlement order is executed by both the Reorganized Debtor and the PCC. In the absence of such a jointly executed order regarding a particular settlement, approval of the subject compromise agreement will require (a) notice to the Reorganized Debtor, the PCC, and all parties entitled to special notice in the Case, and (b) a hearing.

          E. EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Article VII of the Plan specifies those executory contracts and unexpired leases of the Debtor which are being assumed or rejected under the Plan on the Effective Date. Any executory contract or unexpired lease of the Debtor not specifically listed and not assumed or rejected prior to the Effective Date, will be deemed rejected by the Reorganized Debtor on the Effective Date.

               1.   LEASES AND CONTRACTS TO BE ASSUMED OR REJECTED.

                    a.   ASSUMPTION OF JACOBS FAMILY BUY/SELL
AGREEMENT. Upon confirmation, the Jacobs Family Buy/Sell Agreement hereinafter described shall be assumed:

          In March 1987, the Company entered into a Buy/Sell Agreement (the "Jacobs Family Buy/Sell Agreement") with Jay Jacobs in his individual capacity and as trustee for the Jacobs Trust, his daughters Shelley Swerland and Judy Friedt in their individual capacities and as trustees of trusts for each of their children, and Marjorie Jacobs, Mr. Jacobs' wife ("Shareholders"). Subject to certain exceptions, transfers of shares of Company Common Stock (or securities exercisable for, or convertible into, Common Stock), whenever acquired, trigger rights of first refusal by the Company or its assigns and by the other parties after the Company's right expires or is exercised or waived.

          The purpose of the Jacobs Family Buy/Sell Agreement is to limit the manner in which shares held by founding members can be transferred to third parties without the consent of the Company and the other parties subject thereto. The Company believes that the assumption of the Jacobs Family Buy/Sell Agreement will assist the Company in its efforts to preserve the Company's net operating loss carryovers. SEE Section VIII(B)(1) herein.

          Transfers of Common Stock within the volume and other restrictions of Rule 144 under the Securities Act, except Rule 144(k), are not subject to the Jacobs Family Buy/Sell Agreement. SEE Section V(O) herein. Shares transferred as aforesaid are not, thereafter, subject to the terms of the Jacobs Family Buy/Sell Agreement. Transfers by gift, bequest or devise to, or to a trust for the benefit of, a party's spouse, children, grandchildren or


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 42
parents ("Successors") do not trigger rights of first refusal, but the Successor in such case must sign and abide by the terms of the Jacobs Family Buy/Sell Agreement as if the Successor were an original party to it. Transfers at death otherwise than to a Successor are subject to the Jacobs Family Buy/Sell Agreement.

          Pursuant to the terms of the Jacobs Family Buy/Sell Agreement, such Agreement shall remain in force until any one of the following occurs: (i) the Company is adjudicated bankrupt, executes a general assignment for the benefit of creditors, is voluntarily or involuntarily dissolved, or has a receiver appointed on its behalf, or (ii) the Agreement is terminated in writing by all of the Shareholders.

                    b. ASSUMPTION OF LEASES FOR 107 STORES. Upon the Effective Date, the leases for the 107 stores under which the Company is the lessee listed in Exhibit B to the Plan shall be assumed. It is the Company's opinion that assumption of these leases is critical to the future success of its business operations. THE DEBTOR RESERVES THE RIGHT TO AMEND EXHIBIT B TO THE PLAN PRIOR TO CONFIRMATION OF THE PLAN.

                    c. REJECTION OF LEASES FOR 12 STORES. Upon or prior to the Effective Date, the leases for the 12 stores under which the Company is the lessee listed in Exhibit C to the Plan shall be rejected. It is the Company's opinion that these leases should be rejected in the best interests of future business operations. THE DEBTOR RESERVES THE RIGHT TO AMEND EXHIBIT C TO THE PLAN PRIOR TO CONFIRMATION OF THE PLAN.

                    d.   OTHER CONTRACTS/LEASES.  Any executory
contract or unexpired lease of the Debtor not listed above, or not previously assumed pursuant to court order, will be deemed rejected by the Reorganized Debtor on the Effective Date.

               2. FILING OF CLAIMS ARISING FROM REJECTION OF CONTRACT OR LEASE. The Plan provides that any claim arising from the rejection of any executory contract or lease is a Class 3 Claim to the extent it is an allowed claim. Any party holding a claim arising from the rejection of a contract or unexpired lease pursuant to
Article VII(A)(3) or (4) of the Plan must file a proof of such claim with the Court within thirty (30) days of the Date of Confirmation.

               3. CURE OF DEFAULTS. With regard to any executory contract or unexpired lease listed in Article VII(A)(1) and (2) of the Plan, the Plan provides that the Reorganized Debtor shall
(a) assume such contract or lease on the Effective Date, and (b) cure any arrearage under the contract or lease, upon assumption in such


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 43
amounts as may be determined by the Court at the hearing on confirmation or thereafter.

               4. AFFIRMATION OF MASTER LEASE FOR VEHICLES. Confirmation of the Plan will (a) in no way alter or affect the Company's performance obligations under its master lease for certain vehicles, dated May 30, 1995, entered into with Glesby-Marks Leasing Corporation, and (b) shall constitute the Reorganized Debtor's affirmation of said master lease.

          F. STOCK OPTION PLAN. Article VIII of the Plan provides for the approval of a stock option plan as follows:

               1. APPROVAL OF THE 1995 STOCK OPTION PLAN. As part of the implementation of the Plan, the Court will be asked to approve the Jay Jacobs, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan"), to take effect on the Effective Date. The 1995 Stock Option Plan was approved by the Compensation Committee and Board of Directors in August, 1995.

          THE PLAN OF REORGANIZATION AND THE DISCLOSURE STATEMENT SHALL BE DEEMED A SOLICITATION TO THE HOLDERS OF COMMON STOCK FOR APPROVAL OF THE 1995 STOCK OPTION PLAN, AND APPROVAL OF THE PLAN THEREBY AND THE CONFIRMATION ORDER SHALL CONSTITUTE APPROVAL OF THE 1995 STOCK OPTION PLAN FOR PURPOSES OF RULE 16b-3 OF THE EXCHANGE ACT AND SECTIONS 162(m) AND 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (the "IRC").

          The following description of the 1995 Stock Option Plan is qualified in its entirety by reference to the full text of the 1995 Stock Option Plan, a copy of which is attached to the Plan as Exhibit D.

                    a. GENERAL; ELIGIBILITY. The 1995 Stock Option Plan provides for the discretionary grant of incentive stock options ("ISOs") within the meaning of IRC Section 422 to employees and the discretionary grant of non-qualified stock options ("NQSOs") to employees, consultants, and such other persons as the Plan Administrator (as defined below) may select.

          If approved, the 1995 Stock Option Plan will provide for the grant from time to time of ISOs and NQSOs until the 1995 Stock Option Plan is terminated by the Board of Directors in its discretion. Options granted under the 1995 Stock Option Plan may extend beyond the 1995 Stock Option Plan's termination date and the terms and conditions of the 1995 Stock Option Plan will continue to apply to such options. Any options granted under the 1995 Stock Option Plan prior to the Effective Date are granted subject to




DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 44
approval by the Court of the 1995 Stock Option Plan as part of the confirmation of the Company's Plan.

          The 1995 Stock Option Plan provides for the grant of options to purchase an aggregate of 500,000 shares of Common Stock. No person is eligible to receive in any fiscal year options to purchase more than 100,000 shares of Common Stock. The number of shares available under the 1995 Stock Option Plan, the foregoing individual limit, and the amount of shares underlying outstanding options are all subject to adjustment in the event of a share dividend, stock split, or other change in the Company's capital structure.

          As of the date of this Disclosure Statement, no specific awards or options have been authorized under the 1995 Stock Option Plan, although the Company is contractually obligated to issue options to acquire an aggregate of 140,000 shares of Common Stock to Rex Loren Steffey and William L. Lawrence, Jr. pursuant to the terms of their respective employment agreements. SEE Sections III(N)(1) and III(O)(1), and III(N)(2) and III(O)(2) herein, respectively.

                    b. ADMINISTRATION. The 1995 Stock Option Plan will be administered by the Compensation Committee (the "Plan Administrator") of the Company's Board of Directors. Under the terms of the 1995 Stock Option Plan, the Compensation Committee shall consist of two or more members of the Board who qualify as "disinterested persons" under Rule 16b-3 of the Exchange Act and, as "outside directors" under IRC Section 162(m). The Plan Administrator will determine the officers, key employees and other persons to whom options will be granted, the exercise prices, the number of shares covered by each grant, and all other terms and conditions of the grants.

          Under the terms of the 1995 Stock Option Plan, the Compensation Committee may delegate to one or more executive officers the authority to grant options to employees who are not subject to
Section 16 of the Exchange Act with respect to the Common Stock. The 1995 Stock Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under IRC section 401(a).

                    c. EXERCISE PRICE. The exercise price of ISOs or grants to a "covered employee" as such term is defined for purposes of IRC Section 162(m), must be equal to or greater than the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock). The option price of NQSOs may be less than the fair market value of the Common Stock on the date of grant.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 45

                    d.   DURATION.  Options may be granted for
varying periods not to exceed ten years from the date of grant (five years in the case of ISOs granted to employees who hold more than 10% of the voting power of the Common Stock). Typically, options granted under the 1995 Stock Option Plan will expire ten years from the date of grant.

                    e.   EXERCISE OF OPTIONS.  Options may be
exercised only while the holder is in the employ of the Company or a subsidiary, within 90 days after the date of termination of employment (other than for cause, death or disability), or within one year after termination of employment due to the death or disability of the optionee. Options lapse concurrently with the termination of the optionee's employment for cause. Subject to certain exceptions, options are not transferable except upon the death of the optionee.

          Terminated or expired options become available for future grants (provided, however, that cancelled options will be counted against the maximum number of shares with respect to which options may be granted to a "covered employee").

          Unless otherwise specified at the time of grant, options granted under the 1995 Stock Option Plan become exercisable with respect to 25%, 50%, 75%, and 100% of the shares covered by the option on the first, second, third, and fourth anniversaries of the date of grant, respectively. The 1995 Stock Option Plan authorizes the Plan Administrator to accelerate the vesting of any option at any time.

          The Plan Administrator may condition the exercisability of any option upon the achievement of one or more performance objectives. Performance objectives may be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin, or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product, or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range.

          At the date of exercise, the holder may pay the full option price in cash or, may satisfy the purchase price by complying with one of the following mechanisms: (i) by surrendering shares of Common Stock previously held by the option holder; (ii) by having the Company withhold shares of Common Stock otherwise issuable upon


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 46
exercise of the option; (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or (iv) by complying with any other payment mechanism approved by the Plan Administrator. Any shares of Common Stock surrendered or withheld will be valued at their fair market value on the date of exercise.

                    f. CHANGE IN CONTROL PROVISION. The 1995 Stock Option Plan provides that outstanding options will vest immediately and become fully exercisable upon approval by the shareholders of the Company (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization, or other transaction providing for the conversion or exchange of more than 50% of the outstanding Common Stock into securities of a third party, cash, property, or a combination of any of the foregoing, or of a sale of substantially all the assets of the Company, or a liquidation.

               2.   OTHER STOCK OPTIONS/PLANS/RESTRICTED STOCK
GRANTS. Details concerning other stock plans, options, and restricted stock grants of or by the Company are described below:

                    a.   NONQUALIFIED PLAN.  The Company has an
Amended and Restated NonQualified Stock Option Plan (the "NonQualified Plan") which provides for the issuance of up to 400,000 shares of Common Stock. The NonQualified Plan was originally adopted in 1986 and has been amended several times since such date. As of October 1995, there remained only 29,634 shares available for grant.

          In September 1994, in connection with the repricing of same, all options granted pursuant to the NonQualified Plan were cancelled with a regrant of a like number of options exercisable at a price per share of $1.00. Pursuant to the terms thereof, such options vest and become exercisable one-third each upon the Date of Confirmation and the first and second anniversaries thereof. The repriced options terminate upon the earliest of: (i) ten years from the date of grant, (ii) termination of employment for any reason other than death or disability, or (iii) the expiration of six months from the date of termination of employment due to death or disability. All options granted at least six months prior to any sale of the Company automatically accelerate and become fully vested and immediately exercisable upon such event.

                    b. DIRECTORS' PLAN. The Company also maintains an Amended and Restated Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") pursuant to which non-employee directors of the Company are automatically issued options to acquire 4,000 shares of Common Stock on the date the individual becomes a director, and options to acquire 4,000 additional shares of Common Stock on each


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 47
three-year anniversary thereof, so long as such individual remains a director, up to a maximum of 20,000 shares per director. The option exercise price for options granted under the Directors' Plan is determined based on the fair market value on the date granted. The Directors' Plan was originally adopted in 1986 and has been amended several times since such date. Options to purchase a maximum of 80,000 shares of Common Stock are reserved under the Directors' Plan, with options to acquire 16,000 shares outstanding as of October 1995. SEE Section III(T) herein.

                    c. EMPLOYEE STOCK PURCHASE PLAN. The Company also maintains an Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan") pursuant to which eligible employees may deduct from their wages not less than $10 nor more than 25% of their base pay on each payday for the purchase of shares of Common Stock. The Purchase Plan was adopted in 1990.

          Under the terms of the Purchase Plan, deductions are accumulated over two six-month periods per fiscal year (a "Plan Period"), one beginning on March 1, and the other beginning on September 1. On each of such dates, the Company grants to each participant an option to purchase on the last day of the Plan Period the number of full shares of Common Stock equal to the participant's payroll deductions accumulated during the Plan Period divided by the lesser of 90% of the fair market value of the Common Stock on the first or last date of the plan period. 100,000 shares of Common Stock have been reserved for issuance thereunder.

          Following the chapter 11 filing, the Company suspended further enrollment under the Purchase Plan, and all funds were returned to participants. At such time, the Company made the decision to suspend further participation in the Purchase Plan until the Date of Confirmation. As of October 1995, 30,955 shares remained available for purchase under the Purchase Plan.

                    d. RETENTION PLAN. In July 1994 the Board of Directors created the Corporate Office Key Employee Retention Plan (the "Retention Plan") and authorized the issuance of additional stock options as an incentive to encourage key employees to stay with the Company during the reorganization. The Retention Plan provides for the grant of options exercisable only upon confirmation of the Plan or upon the sale of the Company. The Retention Plan was created separately from the NonQualified Plan as an insufficient number of authorized shares remained available under the NonQualified Plan at the time the Board of Directors authorized the grants.

          The Retention Plan, which was approved by the Committee, was approved by the Bankruptcy Court on August 25, 1994. As of October 1995, options to acquire 144,539 shares of Common Stock at an


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 48
exercise price of $1.00 per share remained outstanding under the Retention Plan.

                    e. EXECUTIVE/MANAGEMENT OPTIONS. In the fall and winter of fiscal 1995, and in connection with the attraction and retention of management personnel (and in one case, the termination of an interim officer), the Board of Directors authorized the grant of stock options and awards of restricted stock in the aggregate totaling 590,000 shares to several key individuals. The Company granted such options and awards to executive and management personnel outside of the existing NonQualified Plan as an insufficient number of shares were available under said plan at the time. The bulk of the stock options vest and become exercisable beginning with or following confirmation by the Court of the Plan.

          The option grants and awards of restricted stock were made subject to the approval of the Bankruptcy Court. On May 17, 1995, the Bankruptcy Court approved such options and awards. For the details of certain stock options and awards of restricted stock granted to the Company's Chairman, Jay Jacobs; the President and Chief Executive Officer, Rex Loren Steffey; and the Company's Senior Vice President and Chief Financial Officer, William L. Lawrence, Jr., SEE Sections III(N)(3), III(N)(1) and III(O)(1), and III(N)(2) and III(O)(2) herein, respectively.

          G. LIMIT ON COMPENSATION OF INSIDERS. Article X of the Plan sets forth certain limitations on the compensation of insiders through fiscal years ending January 27, 1996 and January 25, 1997.

          H. COVENANTS. Article XII of the Plan sets forth certain covenants that the Reorganized Debtor is subject to during the existence of the PCC.

          THE PROVISIONS OF ARTICLE XII OF THE PLAN IN NO WAY LIMIT OR RESTRICT THE RIGHTS OF ANY INDIVIDUAL ALLOWED CLAIM HOLDER TO EXERCISE ANY RIGHTS TO ACCELERATE OR ENFORCE PAYMENT OBLIGATIONS OR OTHER RIGHTS WITH RESPECT TO ITS CLAIM OR NOTE. SEE ARTICLE XIV(J) OF THE PLAN.

          I. EVENTS OF DEFAULT. Article XIII of the Plan sets forth Events of Default that may entitle the PCC to accelerate all payments due on Allowed Class 3 Claims upon notice to the Company and a hearing.

          THE PROVISIONS OF ARTICLE XIII OF THE PLAN IN NO WAY LIMIT OR RESTRICT THE RIGHTS OF ANY INDIVIDUAL ALLOWED CLAIM HOLDER TO EXERCISE ANY RIGHTS TO ACCELERATE OR ENFORCE PAYMENT OBLIGATIONS OR OTHER RIGHTS WITH RESPECT TO ITS CLAIM OR NOTE. SEE ARTICLE XIV(J) OF THE PLAN.



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 49

          J.   RETENTION OF JURISDICTION.    Article XIV of the Plan
sets forth standard purposes for which the Court shall retain jurisdiction to ensure that the purpose and intent of the Plan are carried out. In particular, Article XIV(J) provides that the Court shall retain jurisdiction for the enforcement of any terms of the Note(s) or payment obligations or other provisions under the Plan. Further, Article XIV(K) provides that jurisdiction is retained to determine whether all payments due on Allowed Class 3 Claims may be accelerated pursuant to Article XIII(B) of the Plan.

               VI.  FEASIBILITY/FINANCIAL PROJECTIONS

          A. PAYMENTS REQUIRED AT CONFIRMATION. The Company believes that sufficient cash should be available to make required Plan payments upon or shortly after confirmation as indicated by the attached projections. SEE Section IX herein. Although it is impossible to determine the precise amount that will be due and payable upon or shortly after confirmation, it is estimated that such amounts will not exceed the following:

          Professional Fees/Costs            $670,000
          U.S. Trustee Quarterly Fees        $ 10,000
          Assumed Lease Cure Amounts         $152,500
                                             --------
                              TOTAL          $832,500

          B. PAYMENTS REQUIRED FOLLOWING CONFIRMATION. Further, the Company should be able to satisfy the additional cash payments required under the Plan and the Note(s) as indicated by the projections attached hereto as Exhibits E-1, E-2, E-3, and E-4. SEE
Section IX herein. All projections extend through fiscal year ending January 2001. Exhibit E-1 details financial assumptions for the statement of operations; Exhibit E-2 is the projected statement of operations; Exhibit E-3 is a balance sheet; and Exhibit E-4 is a projected statement of cash flows.

          For the purpose of these projections, the Company has assumed that (a) 50% of the estimated dollar pool of Allowed Class 3 Claims will elect the 1996 30% payment and the 1997 30% payment, and
(b) 50% will elect the 1996 30% payment, the 1997 15% payment, and the Note.

                     VII.  LIQUIDATION ANALYSIS

          Pursuant to Section 1129(a)(7)(ii) of the Bankruptcy Code, the Court must decide whether creditors and interest holders will receive distributions under the Plan at least equal to the amount they would receive if the Company's assets were liquidated and the proceeds were


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 50
distributed under chapter 7 of the Bankruptcy Code. This inquiry is commonly referred to as the "best interest of creditors" test.

          In a chapter 7 case, the Debtor would cease operations and its assets would be liquidated by a court-appointed trustee to pay the claims of creditors. The unsecured creditors are paid only after secured creditors have been paid the full value of their collateral and priority creditors have received the full payment of their claims. Additionally, the trustee's fee is included among the administrative expenses of a chapter 7 case. This fee is a statutory maximum of three percent (3%) of any amount in excess of $3,000 which is disbursed to parties-in-interest other than a debtor.

          The Company has proposed a Plan which the Company believes has the reasonable prospect of paying unsecured creditors over time from future revenues if the Company has financially successful future operations. The Company, of course, cannot guarantee the amounts that will ultimately be recovered by the unsecured creditors.
SEE Section IX herein.

          In a liquidation scenario, it is reasonably anticipated that no funds would be available for distribution to unsecured creditors. The Company's liquidation analysis is attached hereto as Exhibit F.

          As indicated, no liquidation return to unsecured creditors appears to be likely, especially in light of (a) approximately $9,424,000 of priority obligations that would be due and payable with respect to leases that heretofore have been assumed in the chapter 11 proceeding, (b) approximately $2,700,000 in priority obligations with respect to the leases for the ten new stores that are expected to be opened prior to confirmation, and (c) the addition of approximately $10,361,000 to the unsecured pool as a result of lease rejection claims that would arise upon conversion to chapter 7.(19)

          Accordingly, the Company firmly believes that a forced liquidation of its assets by a chapter 7 trustee clearly will not yield the value that would otherwise be obtainable by reorganizing the Company pursuant to the Plan.

-------------------
(19) Even if (a) such leases had not been assumed, and (b) leases for such new stores had not been executed, it is estimated that the return on unsecured claims in a liquidation would not exceed 28%. The eliminatiaon of the assumed lease obligations would add approximately $2,614,000 in rejection claims to the unsecured pool.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 51

     VIII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

          A. GENERAL DISCLAIMER. THE FOLLOWING DESCRIPTION OF FEDERAL TAX CONSEQUENCES IS INTENDED MERELY AS AN AID FOR CREDITORS, AND NEITHER THE DEBTOR NOR ITS COUNSEL AND/OR ACCOUNTANTS ASSUME ANY RESPONSIBILITY IN CONNECTION WITH THE INCOME TAX LIABILITY OF ANY SUCH CREDITORS. CREDITORS ARE URGED TO OBTAIN ADVICE FROM THEIR OWN ACCOUNTANTS OR ATTORNEYS REGARDING THE TAX CONSEQUENCES OF THE PLAN.

          The following is a discussion of certain of the more significant federal income tax consequences of the Plan to the Company, holders of claims, and holders of Company Common Stock. The discussion does not set forth all aspects of federal income taxation that may be relevant with respect to the Company, holders of claims, or holders of Company Common Stock, nor does it address consequences under state, local, or foreign tax laws.

          The analysis and conclusions in the discussion are based upon the Company's interpretation of provisions of the IRC, Treasury regulations, proposed Treasury regulations, and rulings and judicial decisions in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect). It should be noted that, in the case of proposed Treasury regulations, final Treasury regulations may differ from the proposed Treasury regulations, and may retroactively affect tax consequences of the Plan.

          Also, the interpretations of the Company are not binding on the Internal Revenue Service (the "IRS"). Thus, there can be no assurance that the IRS will not take a different position concerning the consequences of the Plan or that any such position would not be sustained. The Company has not obtained and does not intend to seek any rulings from the IRS with respect to any federal tax matter.

          THE DISCUSSION SET FORTH BELOW IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH CLAIM HOLDER AND COMPANY COMMON STOCK HOLDER SHOULD CONSULT WITH SUCH HOLDER'S TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE PLAN, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME, AND OTHER TAX LAWS.

          B. NET OPERATING LOSS CARRYOVERS. The Company has approximately $4,305,000 of net operating loss carryovers ("NOLs") from its fiscal year ended February 26, 1994 ("1994 Fiscal Year"), and approximately $9,087,000 of additional NOLs from its fiscal year ended January 28, 1995. The Company anticipates that its NOLs should increase once the Company is able to calculate the amount of expenses not yet deductible but against which reserves have been established in connection with the Case. The amount of deductible expenses will not be calculable until the Company has filed its federal income tax



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 52
return for the fiscal year in which the Plan is approved and deemed effective.

          NOLs from a given year may be deducted from income generated in subsequent years for a period of 15 years, subject to the limitation described below. The Company has minor amounts of jobs tax credit carryovers and alternative minimum tax credit carryovers, aggregating less than $300,000. The following discussion of NOLs is also applicable to these credit carryovers.

               1.   LIMITATIONS DUE TO OWNERSHIP CHANGE.  Under IRC
Section 382 and treasury regulations promulgated thereunder (collectively, "Section 382"), the Company's utilization of its NOLs may be restricted or lost entirely if the Company undergoes an "ownership change." The Company will experience an ownership change if, during any three-year period (a "testing period"), the percentage of Company Common Stock held by one or more 5% shareholders (I.E., persons who each hold at least 5% of the Company's Common Stock at any time during testing periods) increases by more than fifty percentage points over the lowest percentage of Company Common Stock held by such persons at any time during such testing period.

          Such increase may result from, among other things, transfers of Company Common Stock, issuances of Company Common Stock and retirements of Company Common Stock, but, generally, will not result from the grant of options to acquire Company Common Stock or the issuance or transfers of the Company's authorized preferred stock (so long as the terms of such preferred stock do not change so as to cause such preferred stock to be treated as common stock for purposes of Section 382).

          A testing period for determining an ownership change with respect to the Company cannot begin before the beginning of the Company's 1994 Fiscal Year, which was March 1, 1993, because a testing period cannot precede the beginning of the tax year in which given NOLs arise, and, as noted above the subject NOLs were first generated in the Company's 1994 Fiscal Year.

          If the Company experiences an ownership change, then it must determine its Section 382 limitation; i.e., the maximum amount of taxable income, for each tax year following the ownership change, from which it may deduct NOLs generated prior to such ownership change. The maximum amount of such taxable income each year will be the product of the value of the Company's equity prior to the ownership change multiplied by the federal long term tax-exempt interest rate in effect as of the ownership change (for August 1995 such rate was 5.88%).


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 53

          In addition, if following any ownership change, the Company does not either continue to conduct at least one significant line of business it conducted prior to the ownership change, or continue to use a significant portion of the assets it used prior to the ownership change, then, for each tax year following the ownership change, the Section 382 limitation amount of taxable income from which pre-ownership change NOLs may be deducted is zero. The Company expects to continue to operate in its historical line of business, using a significant portion of its historic assets, so, even assuming an ownership change, this 100% limitation on use of NOLs should not be applicable.

          The limitations described in the two preceding paragraphs may be mitigated if, and to the extent that, the Company has built-in gain or IRC Section 338 gain. The Company does not expect to have such gains.

          The Company does not expect to experience an ownership change solely as a result of the Plan because the Plan does not directly or indirectly call for any changes in ownership of Company Common Stock.

          The Jacobs Family Buy/Sell Agreement provides that any of the founding shareholders, including its principal shareholder, Jay Jacobs, can transfer shares by gift, bequest or devise to, or to a trust for the benefit of, a party's spouse, children, grandchildren or parents, without first obtaining the consent of, or granting a right of first refusal to, the Company or the other parties thereto. SEE Section V(E)(1)(a) herein.

          Transfers by Mr. Jacobs of shares held in his individual capacity or in his capacity as Trustee of the Jacobs Trust to the persons or entities enumerated in the preceding paragraph, subject to certain exceptions, generally would be disregarded for purposes of
Section 382, given that Section 382 generally treats family members as a single shareholder and, under IRC Section 318, beneficiaries of a trust are generally deemed to directly own the property held in such trust.

          The Company believes that the assumption of the Jacobs Family Buy/Sell Agreement will assist the Company in monitoring proposed significant transfers of shares and, given the Company's right of refusal, will permit the Company to assist in the structure of transfers in a manner designed to reduce the risk of an ownership change.

          There can be no assurance that (a) the restrictions contained in the Jacobs Family Buy/Sell Agreement will prevent or diminish the likelihood that the Company will experience an ownership



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 54
change, or (b) Mr. Jacobs or the persons to whom he may transfer shares will not thereafter engage in transactions that may impact the calculation of an ownership change.

          C.   CANCELLATION OF DEBT INCOME ("CODI").   In general,
IRC Section 61 provides that a debtor whose indebtedness is cancelled must include the amount of cancelled indebtedness in gross income to the extent the indebtedness cancelled exceeds any consideration given for the cancellation. IRC Section 108 provides, however, that if a taxpayer, such as the Company, is the subject of a bankruptcy case, and the cancellation of indebtedness is pursuant to a plan approved by the Court, the amount cancelled is not required to be included in gross income. Instead, any amounts excluded from gross income reduce prescribed tax attributes of the taxpayer, including NOLs, capital losses, and credit carryovers.

          The Plan does not contemplate issuance of Company Common Stock or Company preferred stock, so the special tax rules involving CODI and issuance of debtor stock are not discussed herein.

          The Plan offers holders of Allowed Class 3 Claims the right to elect between two alternative payment methods in partial satisfaction of their claims under the Plan. SEE Section V(B)(2)(c)(2) and (3) herein. In order to receive the Note(s) described elsewhere in this Disclosure Statement, holders of Allowed Class 3 Claims must exercise their right of election by written notice in the manner set forth in Article IV(B)(Class 3)(c)(3) of the Plan.

          The Plan will result in some level of debt cancellation to the Company with respect to holders of Allowed Class 3 Claims, but the amount of debt cancellation will not be finally determinable until after the above elections are made by such Claim holders. The maximum amount of debt cancellation, however, would be 40% of the estimated $8,400,000 of Allowed Class 3 Claims, if all holders of such claims elect payment as provided in Article IV(B)(Class 3)(c)(3) of the Plan. Therefore, the maximum amount of CODI would be $3,360,000 (40% x $8,400,000).

          This CODI (or such lesser amount as determined by the exercise of rights) will not be included in the Company's gross income, for tax purposes, because of the exclusion for CODI generated in a bankruptcy proceeding. The Company's NOLs will be reduced, however, by any CODI arising from the Plan. Thus, the Company's NOLs could be reduced by up to approximately $3,360,000.

          D.   FEDERAL INCOME TAX CONSEQUENCES TO CLAIM HOLDERS AND
COMPANY COMMON STOCK HOLDERS.   Holders of Allowed Class 3 Claims
will not receive the full amount of their Claims under the Plan and



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 55
will generally be entitled to a tax deduction for the difference between (a) the adjusted basis of their Claim (generally, the face amount for an accrual method taxpayer), and (b) the amount they elect to receive under the Plan.

          IRC Sections 165, 166, and 461 all influence the timing of when the allowable deduction should be taken by such Claim holders in various circumstances. Some holders may have already properly claimed a deduction for partial loss in value of their Allowed Class 3 Claims. As currently enacted, the above IRC Sections allow the full deduction when the Plan is approved and the holders of Allowed Class 3 Claims have filed properly (if at all) their notice of exercise of rights to receive cash and Notes, as permitted under the Plan.

          The Plan does not directly affect holders of Company Common Stock. No new stock is to be issued under the Plan, and no existing shareholders' rights are cancelled or modified by the Plan. Therefore, the terms, approval, and implementation of the Plan have no direct income tax consequences to the holders of Company Common Stock, in their capacity as shareholders.

          The market value of Company Common Stock may have declined before and during this bankruptcy proceeding, but such market value fluctuations generally have no income tax consequences to a holder of Company Common Stock, unless such holder is required by special tax rules to mark-to-market the value of its stock holdings on a periodic basis.

                          IX.  RISK FACTORS

          Distributions to creditors contemplated under the Plan are contingent upon many assumptions, some or all of which could fail to meet expectations and preclude the Plan from becoming effective.(20)
The ability of the Reorganized Debtor to make all required payments under the Plan will hinge entirely on the ultimate success of the Company's future operations and the fashion retail industry overall.(21)

-------------------
(20) Additionally, holders of Notes will only receive Excess Cash Flow Payments if the Company performs better than expected.

(21) Reference is made to the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended January 28, 1995, and its Quarterly Report on Form 10-Q for the period ended July 29, 1995, which documents are incorporated herein by reference, for a discussion of the Company's financial condition and results of operations.


DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 56

          Certain financial projections prepared by the Company are included as Exhibits E-1 through E-4 of this Disclosure Statement. Although the Company believes that the assumptions upon which such projections (including sales forecasts) are reasonable, there can be no assurance that such projections ultimately will prove to be correct or attainable. If any or all of such assumptions prove to be incorrect, actual revenues may be substantially lower than those projected or realized later than forecast. In addition, operating expenses may be substantially higher than the amounts assumed in the projections.

          Additionally, it should be noted that the Plan is subject to approval by the various classes of creditors entitled to vote under the Bankruptcy Code and to confirmation of the Plan by the Bankruptcy Court. No assurance can be given that the Plan will be accepted by the requisite number and amount of creditors or confirmed by the Court.

          If the Plan is not approved, due to the costs and uncertainties inherent in a modified Plan or a conversion and liquidation under chapter 7, all creditors of the estate face substantial risk that their recovery under such alternative circumstances may be substantially less favorable than their recovery provided for under the Plan. Further, if the Plan is not confirmed, no assurance can be given as to the date of distribution(s) under a different Plan.

                           X.  CONCLUSION

          The Plan has been filed simultaneously with the filing of this Disclosure Statement. No solicitation of votes for the Plan will be made until the Court approves the Disclosure Statement. Any discussion of the terms and conditions of the Plan is only for purposes of information, and is not intended by the Company or its counsel to constitute the solicitation of acceptance of the Plan.

          DATED this 16th day of October, 1995.

                              JAY JACOBS, INC.



                              By: /s/ Rex Loren Steffey
                                 ------------------------
                                   Rex Loren Steffey
                                   Its President/Chief Executive
                                      Officer



DEBTOR'S FIRST AMENDED DISCLOSURE
STATEMENT REGARDING ITS CHAPTER 11
PLAN OF REORGANIZATION - 57

                            EMPLOYMENT AGREEMENT


      Rex Loren Steffey ("Steffey") and Jay Jacobs, Inc., a Washington corporation ("Jay Jacobs"), are entering into the Employment Agreement set out in this document as of July 1, 1995. Steffey and Jay Jacobs acknowledge that the existence and terms of this Employment Agreement are subject to approval by the U.S. Bankruptcy Court for the Western District of Washington.

      1. DURATION OF AGREEMENT AND OF EMPLOYMENT. This Employment Agreement is being signed by Steffey and Jay Jacobs in August 1995. The Agreement is effective as of July 1, 1995. This Agreement, other than the Confidentiality Obligation of Section 11, will remain in effect until January 31, 2001, unless it is terminated under one of its Sections prior to that time. The Confidentiality Obligation of Section 11 remains in effect regardless of termination of the other portions of this Agreement.

      2. PRESIDENT AND CEO OF JAY JACOBS; DUTIES. Steffey is employed as, and accepts employment as, President and Chief Executive Officer of Jay Jacobs. Steffey will perform those duties which are customarily performed by a President and a Chief Executive Officer of a company of the size of Jay Jacobs. Steffey reports to the Board of Directors of Jay Jacobs.

      3. EXCLUSIVE SERVICE AND BEST EFFORTS. Steffey agrees that he will devote his full working time and attention to performing the duties of President and CEO of Jay Jacobs. While serving as President and CEO of Jay Jacobs, Steffey will not, without the written consent of the Board of Directors, directly or indirectly render services to any entity which competes with the interests of Jay Jacobs. Steffey agrees that at all times during this Agreement he will use his best efforts to further Jay Jacobs' interests.

      4. BASE SALARY. Steffey's annual base salary will be as follows: first year (which runs less than a full year, from July 1, 1995 through January 27, 1996) $325,000.00 (prorated); second year, which is fiscal 1997 for Jay
Jacobs (January 28, 1996 through January 25, 1997) $350,000.00; third year, which is fiscal 1998 for Jay Jacobs (January 26, 1997 through January 31,
1998) $350,000.00; fourth year, which is fiscal 1999 for Jay Jacobs (February 1, 1998 through January 30, 1999); fifth year, which is fiscal 2000 for Jay Jacobs (January 31, 1999 through January 29, 2000), and sixth year, which is fiscal 2001 (January 30, 2000 through January 27, 2001) $375,000.00. This base salary will cover all hours Steffey works. Steffey will be paid in accordance with the regular cycle of Jay Jacobs' pay, with appropriate deductions for state and federal taxes and withholding.

                             EXHIBIT B-1

      5. CASH INCENTIVE COMPENSATION. A) Within 15 days after release of the annual audited financial report of Jay Jacobs for fiscal year 1996, Steffey will be paid 10% of any Pretax Income, as defined below, of Jay
Jacobs generated during the fourth fiscal quarter of 1996, ending January 27, 1996, if and only if the Chapter 11 Plan filed by Jay Jacobs is confirmed by the U.S. Bankruptcy Court by January 27, 1996, and provided further that the maximum amount to be paid to Steffey under this incentive compensation is $150,000. "Pretax Income" for purposes of this Agreement shall mean the amount reflected in Jay Jacobs' annual financial statements prepared in accordance with Generally Accepted Accounting Principles, with the exceptions of (a) the amount of the Cash Incentive Compensation set out in Section 5 of this Agreement, and (b) any gain arising from the reorganization under Chapter 11.

          B) Within 30 days of the Effective Date of the Plan as defined under the Confirmed Chapter 11 Plan filed by Jay Jacobs, Steffey will be paid $150,000.00, in recognition of the savings realized under the Plan of Reorganization negotiated by Steffey.

          C) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 1997, Steffey will be paid 10% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 1997, as defined in Section 5A.

          D) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 1998, Steffey will be paid 10% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 1998, as defined in Section 5A.

          E) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 1999, Steffey will be paid 5% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 1999, as defined in Section 5A.

          F) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 2000, Steffey will be paid 5% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 2000, as defined in Section 5A.

          G) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 2001, Steffey will be paid 5% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 2001, as defined in Section 5A.

     6. ADDITIONAL STOCK OPTIONS. In addition to any stock options offered or granted to Steffey under separate written agreements, including those dated as of September 9, 1994 as amended, October 20, 1994 as amended, and January 30, 1995 as amended, Steffey will be granted on February 1, 1996 an option for an additional 50,000 shares of common stock of Jay Jacobs, Inc., and will be granted on February 1, 1997 an option for another 50,000 shares of common stock of Jay Jacobs, Inc., on the same terms and under the same conditions and vesting schedule as specified in the October 20, 1994 Executive Stock Option Agreement, as amended, except that the exercise price shall be the fair market value of the stock at the date of the grant. Such grant shall be authorized pursuant to the Jay Jacobs, Inc. 1995 Stock Option Plan (assuming approval of such plan by the U.S. Bankruptcy Court), or such other plan or method by which shares will be made available to Steffey.

     7. BENEFITS. Steffey is eligible to participate in the benefits package which Jay Jacobs provides generally to its employees, subject to eligibility and conditions under the particular benefit plan. Any of these Benefits which are provided now or in the future may be changed or deleted in part or in full upon notice.

     8. RETIREMENT PLAN. Steffey will be eligible to participate in the Jay Jacobs' retirement plans, subject to the specific terms of the plans.
The existence and details of the plans are subject to change upon notice from Jay Jacobs; a written description of the current plan is available from Jay Jacobs.

     9.  BOARD OF DIRECTORS' REVIEW OF PERFORMANCE.  The Board of
Directors of Jay Jacobs will review periodically Steffey's performance as President. The Board may, but is not required to, provide Steffey a written report on its impressions of his performance. Steffey is encouraged to bring to the Board's attention any questions or concerns he has about his performance.

     10.  TERMINATION OF AGREEMENT AND OF EMPLOYMENT.

          A) TERMINATION BY JAY JACOBS FOR CAUSE. In the event that the Board of Directors of Jay Jacobs in a Board Resolution in good faith determines that there is cause for terminating the employment of Steffey: it will communicate that finding to Steffey; Steffey's employment with Jay Jacobs shall cease; Steffey will not be entitled to receive any additional compensation or benefits or vesting beyond those which have fully accrued and vested as of the date of the Board's Resolution; and this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section
11). "Cause" as defined in this Agreement shall mean the Board of Directors in good faith finds that Steffey has: a) wilfully and continually failed to substantially perform his duties as President; b) engaged in a dishonest or otherwise illegal activity which relates in some way to his duties as President; c) been found guilty, whether by trial or plea, of a crime, excluding minor traffic violations; d) engaged in activity which is inconsistent with the best interests of Jay Jacobs, Inc.; or e) died. In the event that the Board determines that there is "cause" under subsections a. or d. immediately above, Steffey will be given a reasonable notice period prior to termination. This definition of "cause" differs from the definition of cause or just cause which often appears in collectively bargained or individual contracts; it is this contractual definition of cause which controls in this Agreement.

          B) TERMINATION BY JAY JACOBS FOR DISABILITY. In the event that the Board of Directors of Jay Jacobs in a Board Resolution in good faith determines that Steffey has become physically and/or mentally unable to perform the essential functions of the President's job, even after identifying any reasonable accommodations, it will communicate that finding to Steffey, Steffey's employment with Jay Jacobs shall cease, this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11), and Steffey will not be entitled to receive any additional compensation or benefits or vesting beyond those which have fully accrued and vested as of the date of the Board's Resolution, except as set out in the next sentence. In such event, Steffey shall receive payment of 60% of his regular base salary for the remaining term of the Agreement. This Section 10B is agreed to with both Steffey and Jay Jacobs having considered what the federal Americans with Disabilities Act or the Washington State Law Against Discrimination might otherwise require in the event of a "disability" as defined under those statutes.

          C) TERMINATION BY JAY JACOBS WITHOUT CAUSE. In the event that during the time Mr. Jay Jacobs holds the title of Chairperson of the Board of Directors of Jay Jacobs, the Board of Directors of Jay Jacobs decides in a Board Resolution that it wants to terminate Steffey's employment without demonstrating "cause" or "disability" as defined in this Agreement: it will communicate that finding to Steffey; Steffey's employment with Jay Jacobs shall cease; within 15 days of Steffey's employment ceasing, Steffey will be entitled to receive 50% of the applicable base salary for the time from the termination date through the end of fiscal 2001 (January 27, 2001), provided that the maximum total payment under this 50% provision will be an amount equal to one year's base salary; and this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11).

     In the event that at some time when Mr. Jay Jacobs does not hold the title of Chairperson of the Board of Directors, the Board of Directors of Jay Jacobs decides in a Board Resolution that it wants to terminate Steffey's employment without demonstrating "cause" or "disability" as defined in this Agreement: it will communicate that finding to Steffey; Steffey's employment with Jay Jacobs shall cease; within 15 days of

Steffey's employment ceasing, Steffey will be entitled to receive 50% of the applicable base salary for the time from the termination date through the end of fiscal 2001 (January 27, 2001); and this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11).

     If Steffey's employment is terminated without cause under this Section 10C, in addition to the base salary amount described in the previous two paragraphs, Steffey would be entitled to receive a one-time payment of the prorated amount of Cash Incentive Compensation which Steffey would have received for the fiscal year in which Steffey's employment ceases. Steffey would not be entitled to receive any other payments or future benefits or future vesting other than that described in this Section 10C in the event of a Termination Without Cause.

          D) TERMINATION BY STEFFEY. In the event that Steffey desires to terminate his employment with Jay Jacobs: he shall communicate that desire to the Board of Directors at least six months prior to the planned effective date of the termination by Steffey; and his employment and this Agreement (other than the Confidentiality Obligation of Section 11) shall cease on the effective date of his termination of his employment, so long as that date is in fact at least six months after he communicates that desire. In the event that Steffey does not provide at least six months notice, then this Section 10D of the Agreement does not terminate, and he agrees that he shall be prohibited for a six month period after he ceases employment with Jay Jacobs from engaging, directly or indirectly, in any employment with any entity which the Board of Directors in good faith finds is competitive with Jay Jacobs. Steffey agrees that this six month notice period, and the six month no competition period, is fully reasonable and enforceable, and serves Jay Jacobs' legitimate interest of ensuring that Steffey gives at least six months notice of any plans by him to end his employment at Jay Jacobs during this Agreement.

     11.  CONFIDENTIALITY OBLIGATION.  In his position as President of
Jay Jacobs, Steffey will have access to the very most sensitive confidential and proprietary information of Jay Jacobs, including but not limited to business plans, marketing ideas, pricing, profitability, details of leases, details of suppliers, research materials, employee records, and related items. Steffey agrees that during his employment with Jay Jacobs, and at all times after his employment with Jay Jacobs ends for whatever reasons, he will use this information only in the interest of Jay Jacobs, and he will not directly or indirectly in any way disclose this confidential information to anyone except when it is in the interest of Jay Jacobs.

     12. NOMINATION TO THE BOARD OF DIRECTORS. Steffey is currently a member of the Board of Directors of Jay Jacobs. Jay

Jacobs agrees that during the term of this Agreement, it will nominate and recommend Steffey for, but will not guarantee him election to, the position of member of the Board of Directors. Steffey is not entitled to any additional compensation for serving on the Board of Directors, in the event that he is elected to the Board of Directors.

     13. DIRECTORS AND OFFICERS INSURANCE COVERAGE. Jay Jacobs did not have Directors and Officers insurance coverage as of the date this Agreement was signed. Jay Jacobs at that time was looking into the possibility of obtaining some level of such coverage. In the event that, after the signing of this Agreement, Jay Jacobs obtains some level of Directors and Officers insurance coverage, Steffey will be covered to the extent that the President and a Director is covered per the terms of the policy.

     14. BINDING ARBITRATION OF ANY DISPUTE OR DISAGREEMENT. In the event that Steffey and Jay Jacobs have any dispute or disagreement over any aspect of his employment or pay or benefits or cessation of employment (including but not limited to the amount of pay or incentives he receives, or the basis for Jay Jacobs terminating his employment, or the basis for his quitting employment, or the enforceability of the confidentiality or the non-competition-if-no-six-months-notice provisions of this Agreement), the sole recourse is to submit the issue to binding arbitration pursuant to this Agreement. Steffey should inform the Board of Directors about the dispute or disagreement as soon as he knows or should know about the issue; the Board will attempt to respond promptly in an effort to resolve the issue short of arbitration. If Steffey for whatever reason is less than fully satisfied with the Board's response, or in the event the Board for some reason does not respond, Steffey is contractually allowed, and required, to submit that issue to binding arbitration pursuant to this Agreement, and as supplemented but not contradicted by the Commercial Rules of the American Arbitration Association.

     The arbitration would occur in Seattle, to be held as soon as reasonably possible after the dispute is submitted, and the arbitrator will issue his or her decision promptly after the arbitration hearing. Steffey and Jay Jacobs will have the right to reasonable discovery prior to the arbitration hearing. The arbitrator shall decide all issues based on and consistent with this Agreement. The Arbitrator is authorized to apply, but not add to or delete from or change, the terms of this Agreement, and the Arbitrator shall have the authority to order any remedy which a court of law would have the power to order if the case were being heard in court, including issuing an injunction. The Arbitrator shall award to the substantially prevailing party at the arbitration its costs and reasonable attorneys fees. The decision of the arbitrator shall be final and binding, and may be enforced in the King County Superior Court.

     15. ENTIRE AGREEMENT; MEMORIALIZES DISCUSSIONS; CANNOT BE ALTERED ORALLY. Steffey has been working for Jay Jacobs prior to the signing of this Employment Agreement; Steffey has not had an individualized written Employment Agreement with Jay Jacobs prior to the signing of this Employment Agreement. This written Agreement sets out the entire agreement and understanding between Steffey and Jay Jacobs concerning his employment, his compensation, and any bases for ending his employment at Jay Jacobs. Any and all prior discussions, negotiations, commitments, and understanding about employment of Steffey at Jay Jacobs are merged into and memorialized into this written Agreement. This Agreement cannot be added to or changed orally, and can only be added to or changed via a written document attached to this Agreement and signed and dated by Steffey and an authorized representative of the Board of Directors of Jay Jacobs.


     16.   STEFFEY REPRESENTED BY LEGAL COUNSEL AND HAS HAD OPPORTUNITY
TO NEGOTIATE TERMS OF THIS AGREEMENT. Steffey has been represented by legal counsel of his choice for purposes of negotiating the existence and terms of this Employment Agreement. Jay Jacobs has agreed to pay $4,000.00 towards Steffey's legal fees for counsel of his choice in negotiating this Agreement.
 Steffey and his counsel have had the opportunity to negotiate with Jay Jacobs and its counsel the terms of this Agreement. Steffey is entering this Agreement voluntarily.

     17. ASSIGNMENT. The services and employment that Steffey is to provide to Jay Jacobs under this Agreement are personal, and Steffey is not permitted to assign any of his rights, nor delegate any of his duties, under this Employment Agreement. Jay Jacobs may assign its rights or delegate its duties under this Agreement.

     18. WAIVER. No waiver of any provision of this Agreement is valid unless it is in writing and signed by Steffey and an authorized representative of the Board of Directors of Jay Jacobs. No failure to enforce any right under this Agreement, and no failure to follow any provision of this Agreement, shall be construed to be a waiver of the right or the provision, and will not affect the remainder of the Agreement.

     19. CHOICE OF LAW AND JURISDICTION. This agreement will be governed by and enforced under the laws of the State of Washington. As noted in Section 14 of this Agreement, any dispute or question of interpretation relating to this Agreement is to be resolved under the Arbitration provision of the Agreement.

     20. SAVINGS CLAUSE. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it nevertheless shall be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected.



AGREED TO AND ACCEPTED:            AGREED TO AND ACCEPTED:


JAY JACOBS, INC.



By  /s/ Jay Jacobs                   /s/ Rex Loren Steffey
  -------------------------------  ----------------------------
  Chairperson, Board of Directors   Rex Loren Steffey
  of Jay Jacobs, Inc.

Date:  9/7/1995                     Date:  September 7, 1995
     ----------------------------         -----------------------

                     JAY JACOBS, INC. , DEBTOR-IN-POSESSION

        Summary Of Scheduled And Filed Claims As Of September 14, 1995



The attached summary indicates the status of all remaining claims against Jay Jacobs, Inc. The summary does not include duplicate claims or claims which have been (a) paid pursuant to order of the Court or as administrative expenses, (b) disallowed by order of the Court, or (c) superseded by amendment. Assigned claims laims are listed alphabetically by the name of the original claimant.

Creditors which hold claims of more than one type, such as a priority tax claim and a general unsecured claim, appear on the summary for each type of claim.

Each claim of a creditor which holds claims relating to more than one lease under which it is the landlord is listed separately on the summary.

Jay Jacobs, Inc. reserves the right to object to any claim filed or listed herein within the time permitted under the Plan.

Footnotes concerning some of the claims appear at the end of the summary.

                              ADMINISTRATIVE CLAIMS


  CLAIMANT                                        AMOUNT                STATUS
------------------------------------------------------------------------------
CORPORATE PROPERTY INVESTOR              $        2,276.26                N

KIVEL REVOCABLE TRUST, THE                       27,472.01                D
C/O UNITED STATES SHOE CORPORATION

OAKRIDGE ASSOCIATES                               9,621.63                D

PONY VILLAGE PROPERTIES                           5,678.58                N

PRUDENTIAL INSURANCE COMPANY OF AM.               6,770.00                N

SOUTH END JEWELRY, INC.                          11,029.60                D
C/O JULIE V. VEAZY, C/O WIGGINS &
NOURIE, P.A.

STIGER, TOM M.                                    1,797.48                N















A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                              PRIORITY WAGE CLAIMS


  CLAIMANT                                        AMOUNT                STATUS
------------------------------------------------------------------------------
ARGENTINE, MICHELLE R.                   $        1,920.00                N


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                         SECURED AND PRIORITY TAX CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
ALDINE INDEPENDENT SCHOOL DISTRICT       $          913.75                A

ALIEF ISD TAX OFFICE                              1,342.61                A

AMARILLO, CITY OF                                 1,158.19                A

ARIZONA DEPT OF REVENUE                          13,824.38                D

BENTON COUNTY TREASURER                           1,225.70                A

BEXAR CO. TAX COLLECTOR                           2,856.47                A

BOULDER, CITY OF                                  2,150.28                A

BRAZOS COUNTY                                     1,917.14                A

BUTTE-SILVER-BOW COUNTY TREASURER                 1,546.54                A

CANYON CO. TAX COLLECTOR                            671.77                A

CASCADE COUNTY TREASURER                          4,454.93                A

CLARKE CO. TAX COMMISSIONR                          841.98                A

CLAYTON CO. TAX COMMISSIO                         2,117.35                A

COBB COUNTY, GA, TAX COMMISSIONER                 1,795.43                A

COLORADO DEPT OF REVENUE                          9,829.04                A

CUYAHOGA CO. TREASURER                            5,289.41                A

DALLAS, CITY OF, DISD                             5,826.43                A

DALLAS, COUNTY OF                                 1,800.57                A

DEKALB COUNTY TAX COMMISSION                      2,244.73                A

DENTON, COUNTY & CITY OF                            604.20                A

EL PASO, CITY OF                                  2,023.39                A

FL, STATE OF, DEPT LABOR & SECURITY                 814.93                A

FLATHEAD COUNTY TREASURER                         1,897.19                A

FLORIDA DEPT. OF REVENUE                         28,241.34                A

FLOYD COUNTY TAX OFFICE                             554.87                A

FORT COLLINS, CITY OF                             1,809.52                A

FRANCHISE TAX BOARD                              27,547.34                A

FULTON CO. TAX COMMISSION                         2,671.45                A

GALLATIN CO. TREASURER                            1,110.43                A

GEORGIA, STATE OF, DEPT OF REVENUE               20,294.52                A

GRAYS HARBOR COUNTY TREASURER                       630.33                A

GRAYSON COUNTY TAX COLLECTOR                      1,638.54                A

GREELEY, CITY OF                                  1,132.97                A

HAWAII, STATE OF, DEPT OF TAXATION               24,425.21                A

HOUSTON I. S. D.                                  4,470.46                A

HOUSTON, CITY OF                                  3,527.08                A

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                         SECURED AND PRIORITY TAX CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
ILLINOIS DEPARTMENT OF REVENUE           $        8,614.00                A

JEFFERSON COUNTY                                  5,119.03                A

JUNEAU, CITY AND BOROUGH OF                       4,352.03                A

KENAI PENINSULA BOROUGH                           3,313.79                A

KETCHIKAN GATEWAY BOROUGH                         7,903.76                A

KING COUNTY FINANCE DIVISION                     15,941.08                A

KITSAP COUNTY TREASURER                             227.70                A

KOOTENAI COUNTY TREASURER                           546.61                A

LA CROSSE CITY TREASURER                          3,189.57                A

LAKEWOOD, CITY OF                                   782.39                A

LATAH COUNTY TREASURER                              966.67                A

LEWIS & CLARK CO. TREASUR                         1,031.37                A

LUBBOCK APPRAISAL DIST.                           1,494.69                A

MACON-BIBB CO. TAX COMMISSIONER                   1,072.94                A

MARICOPA COUNTY TREASURER                         7,450.45                A

MARTIN, ROBERT E.                                 2,682.96                A

MATANUSKA-SUSITNA BOROUGH                         1,585.11                A

MESA, CITY OF                                       574.92                A

MESQUITE, CITY OF                                 2,283.40                A

MILWAUKEE, CITY OF                                3,491.44                A

MISSOULA COUNTY TREASURER                         7,333.89                A

MUNICIPALITY OF ANCHORAGE                        26,637.79                A

MUSCOGEE COUNTY                                   2,247.17                A

ND STATE TAX COMMISSIONER                         4,818.78                A

NEVADA DEPT OF TAXATION                          12,727.32                A

NEW MEXICO, STATE OF                              7,355.56                A

NUECES CO. TAX COLLECTOR                          1,860.33                A

OHIO DEPARTMENT OF TAXATION                      13,022.21                D

OHIO DEPARTMENT OF TAXATION                       4,648.90                D

OREGON DEPT OF REVENUE                            5,337.09                A

PASADENA INDEPENDENT SCHOOL DISTRICT              1,129.97                A

PHOENIX, CITY OF                                  1,060.85                A

PIERCE COUNTY                                     1,094.33                A

ROME, CITY OF                                     1,368.36                A

SAN ANTONIO, CITY OF                                727.73                A

SEATTLE, CITY OF                                  1,440.00                A

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                         SECURED AND PRIORITY TAX CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
SEATTLE, CITY OF                         $          887.96                A

SNOHOMISH COUNTY TREASURER                          887.12                A

SPOKANE CO. TREASURER                             1,785.35                A

SPRING BRANCH INDEPENDENT SCH DIST                1,504.64                A

STATE BOARD OF EQUALIZATION                     233,266.00                A

SUMMIT COUNTY TREASURER                           4,439.06                A

TARRANT COUNTY                                      603.50                A

TAYLOR, COUNTY OF, ABILENE, CITY OF               1,522.63                A

TEXAS STATE TREASURER                            19,256.18                A

UTAH STATE TAX COMMISSION                         6,189.22                A

VOLUSIA COUNTY                                    4,337.55                A

WALLA WALLA CO. TREASURER                           695.18                A

WASILLA, CITY OF                                  1,161.63                A

WESTMINSTER, CITY OF                              2,301.47                A

WHATCOM COUNTY TREASURER                            970.30                A

WISCONSIN DEPT OF REVENUE                        15,771.87                A

WYOMING DEPT OF REVENUE                           7,708.52                A

YAKIMA CO. TREASURER                                932.03                A

YELLOWSTONE CO. TREASURER                         6,924.22                A

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
A J MORGAN ENT                           $        4,860.00                D

A-1 ALTERATIONS                                     564.60                A

ACCENTS INTERNATIONAL                            17,050.83                A
C/O ARGO PARTNERS

ACCESS CAPITAL INC-ANTHONY RICHARDS              12,867.25                A
C/O ACCESS CAPITAL INC

ACCESSORY DESIGN GROUP                            2,700.00                A

ACKO                                                669.02                A

ACME                                              2,182.92                A
C/O DEBT ACQUISITION CO. OF AMERICA

ADORN FASHIONS                                    2,220.12                A

ADVENTURA MALL VENTURE                            1,977.86                N

AETNA LIFE INSURANCE                            123,356.33                D

AGENT 17/GAS WEST                                14,058.50                A

AIRBORNE FREIGHT CORP.                           13,275.09                A

ALBERT'S CLEANERS                                   986.80                A

ALBERTSON, KATHRYN                                1,431.85                A

ALERT SERVICE                                     1,109.28                D

ALLIED PRINTERS                                   9,332.25                A

ALLISON TRACY, INC                                3,705.00                D

ALSCOTT INC                                         541.46                N

ALTERATIONS TO GO                                 1,035.57                A

AMBASSADOR FACTORS CORPORATION                    3,498.28                A

AMBIANCE NECKWEAR, INC.                          42,907.57                A

AMEND MANAGEMENT SERVICES, INC.                   3,075.60                A

AMERICAN SPEEDY PRINTING                          1,144.59                A

AMERITECH                                         1,005.58                D

ANXIETY                                           2,782.25                A

APEX DESIGNS LTD                                  2,866.52                D

AQUARIUS                                          4,400.00                A

ARGENS SAFE & LOCK                                  749.71                A

ARGENTINE, MICHELLE R.                        UNDETERMINED                N
(SEE FOOTNOTE #1)

ARGENTUM                                            906.72                A

ARIZONA DEPT OF REVENUE                           1,207.44                A

ARLINGTON HAT CO.                                22,303.32                A

ASH                                              19,147.09                A
C/O ARGO PARTNERS

ASHI COLLECTION                                     586.53                A


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------

ASSOCIATED AIR FREIGHT                   $       17,925.68                N

ASSOCIATED PETROLEUM PRODUCTS                      3944.91                A

AT&T COMMUNICATIONS                               1,343.92                D

ATLANTIC FREEHOLDS II                             6,370.03                N

AVERY DENNISON CORP                               1,030.65                A

AZ3 INC, DBA B C B G                              1,792.77                A

B.H.D.C., INC                                     4,728.70                D

BALLET                                            9,113.76                A

BARCLAYS AMER-CABARET                             2,278.01                A
C/O BARCLAYS AMERICAN

BARCLAYS AMER-PAUL LAVITT MILLS                   5,021.32                D

BARCODES WEST                                     1,226.06                A

BARGANZA                                          3,855.00                D

BEE DARLIN'                                      99,748.23                A

BELLIS FAIR PARTNERS                            115,011.32                D

BEND RIVER MALL MERCHNTS                            615.35                N

BENDIGO INTERNATIONAL, INC.                       2,540.00                D

BENTLEY MALL ASSOC.                               1,581.00                N

BENTLEY MALL ASSOC.                                 694.00                N

BERRY JEWELRY                                    26,226.42                A
C/O BANKRUPTCY CLAIMS ASSISTANCE

BEST ALTERATIONS                                  1,535.95                A

BIG SMITH BRANDS, INC.                              700.00                A

BLONDIE & ME                                     26,195.00                A

BNY FINANCIAL CORPORATION                       594,261.70                N

BOHANNON DEVELOPMENT CO                           4,357.11                N

BOMAC INTERNATIONAL CORP                          1,340.50                A

BOWS-ARTS                                         8,038.43                A

BRADFORD PAINTING AND CONSTRUCTION                  750.00                A

BREA MALL PROMOTIONS INC                          1,167.46                N

BRIEF ENCOUNTER                                     825.10                A

BYER CALIFORNIA                                  35,960.90                A

CAPITAL FACTORS-ACCENT MERCANTILE                10,003.44                A

CAPITAL FACTORS-B M Y INT                        11,355.71                A

CAPITAL FACTORS-DECKED OUT INC                   68,412.99                A

CAPITAL FACTORS-KOLTOV INC                       12,796.75                A


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
CAPITAL HILL MALL PARTNER                $        1,368.05                N

CAPITAL LIGHTING                                 19,290.03                A

CARISLE PLASTICS                                  7,585.00                A

CARLOS OF VEGAS                                     799.00                A

CARLYLE REAL ESTATE, LP                          85,376.92                N

CAROL FOR EVA GRAHAM, INC.                       12,050.99                A

CAROLE INC                                        7,642.60                N
C/O BANKRUPTCY CLAIMS ASSISTANCE

CAROLINA HOSIERY MILLS                            5,581.88                A

CARR-GOTTSTEIN PROPERTIES                        45,836.56                N
(SEE FOOTNOTE #2)

CASTLE NECKWEAR                                  32,327.04                A
C/O ARGO PARTNERS

CENTERMARK PROPERTIES                             3,252.39                N

CENTER RIDGE CO #50                               5,422.48                N

CENTURY FACTORS-JUMP APPAREL                        684.00                A

CHANGES                                           1,019.82                N

CHATEAU INT'L                                     4,999.28                A

CHEVRON U.S.A. PRODUCTS INC.                        744.63                N

CHINA TRADE & RESEARCH                            3,858.00                N

CINDY COLLINS                                     9,840.71                A

CIRCLE V MGMT                                     2,139.42                N

CIT GROUP-E D LEE                                 5,863.58                N

CIT GROUP-EPIC VISION INC                           770.00                N

CIT GROUP-T J MANALO                                848.97                N

CIT GROUP-URBAN ISSUE                            14,550.42                N

CIT GROUP/BCC, INC.                             163,992.85                N
C/O ARGO PARTNERS

CIT GROUP/BCC, INC.                              12,883.60                D

CIT GROUP/COMMERCIAL SERVICES                   369,335.88                N
C/O ARGO PARTNERS

CIT GROUP/COMMERCIAL SERVICES                   136,385.40                N
C/O ARGO PARTNERS

CITIZENS REALTY                                     789.99                A
C/O BANKRUPTCY CLAIMS ASSISTANCE

CITY CENTER PARKING                                 834.52                N

CK GRAPHICS                                         727.72                A

CLACKAMAS TOWNE CENTER                              676.73                N

CLUB JESS FORMAL WEAR                               531.10                N

Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
COBB COUNTY, GA, TAX COMMISSIONER        $           89.77                A

COBB PLACE ASSOCIATES, L.P.                      60,284.93                N

COLOMBINO HEADWEAR                                2,257.92                A
C/O PHOENIX FACTORS

COLORADO TEMP CONTROL                             1,512.83                A

COLUMBIA MALL PTSP                                  672.00                N

COMMONWEALTH EDISON                                 665.78                A

COMPLIMENTS ACCESSORIES                          13,287.20                N
C/O MARKHAM CASH FUND, INC.

CONGEN PROPERTIES INC                             4,251.50                A

CONGRESS TALCOTT CORPORATION                    329,466.89                N

CONSUMERS UTILITIES SERV                          1,542.47                A

CORBER, ANGELA A                                    901.00                A
C/O DEBT ACQUISITION OF AMERICA

CORNELL OF CALIFORNIA                             7,790.57                A

CORPORATE EXPRESS OF WA                           1,161.23                A
C/O PHOENIX FACTORS, INC.

CORPORATE MOVING SYSTEMS                         11,649.00                A

CROFT, RHONDA                                       570.00                A

CRYSTAL CREATIONS                                 5,512.50                A

CUYAHOGA CO. TREASURER                              528.94                A

D.A.S.H. AD, INC                                  6,211.30                N
C/O PHOENIX FACTORS

D.B.A.L.A./STEPPIN OUT                           21,089.61                A

D/E HAWAII JOINT VENTURE                            952.77                N

DANEL ACCESSORIES                                 4,236.75                A

DANZAS CORP                                      27,643.70                N

DAVIS WRIGHT TREMAINE                             1,630.89                A

DAWN JOY FASHIONS, INC                              542.42                N

DAXTON INDUSTRIES                                22,897.50                A

DI MODA INC                                       1,380.00                A

DIMOND CENTER, LTD.                               2,102.28                N

DISCOVERY PLASTICS, INC.                          3,216.58                A

D K FISH                                          3,502.80                A

DON PATRICK CREATIVE COMMUNICATION                2,686.50                A

DORBY FROCKS LTD                                  3,600.00                A

DOUBLE FAULT                                      3,091.45                A
C/O MARKHAM CASH FUND, INC.

DVM CO., A JOINT VENTURE                        102,255.48                N


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
DVM CO., A JOINT VENTURE                 $       62,276.06                N

E J ENTERPRISES                                   2,090.71                N

E J ENTERPRISES                                     705.60                N

EAST MESA ASSOCIATES                            109,279.44                N

EAST MESA ASSOCIATES                            106,424.77                N

EASTMAN INC                                       2,036.57                A

EASTPORT PLAZA S.C.                              43,804.02                D

EDDIE HAGGER                                     15,911.46                N

EDIE LEE, INC                                     5,863.58                A

ELECTRONIC TRANSACTION                            2,438.72                A

ELESCO FACTORS DIV. OF LEVI STRAUSS               2,500.70                A

EMPIRE NECKWEAR CO., INC                          2,040.00                A

EXPEDITORS INT'L                                  1,850.00                A

F HAGHANI                                           610.00                N

FACTOR ONE FUNDING-TARI'S STARS                   1,640.86                A

FANTAS EYES                                      14,374.11                A

FANTASIA ACCESSORIES LTD                          4,420.63                A

FARMEN, SHOALEH                                     786.00                A

FASHION BELLA                                     8,712.00                N
C/O BANKRUPTCY CLAIMS ASSISTANCE

FASHIONIQUE II INC                                5,472.74                A

FAUX LTD                                          9,191.42                A

FIDELITY SPORTSWEAR CO                            2,388.00                D

FIESTA JEWELRY                                   27,437.01                A

FILM STOP                                           637.02                A

FIRST NATIONAL BANK OF ANCHORAGE                  5,903.00                A

FITTING IMAGE, THE                                1,526.80                N

FLORENCIA FIUME                                   4,910.26                A

FLORIDA MALL ASSOC.                               1,932.88                N

FOREST CITY MANAGEMENT                           45,196.37                N

FRANK POTTER & ASSOC                              4,990.18                A

FRENCH CRAFT                                      8,515.71                A

FRESNO FASHION FAIR                               2,182.27                N

FTS AIR DIVISION                                    624.12                A

GALLERIA JOINT VENTURE                           13,511.43                N

GATEWAY MALL PARTNER                              7,187.32                D

GATEWAY MALL PARTNER                             79,626.69                D

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                         AMOUNT                STATUS
-------------------------------------------------------------------------------
GATEWAY WEST SHOP CENTER                 $        1,479.79                N

GEORGIA POWER COMPANY                             3,165.61                N

GEORGIA, STATE OF, DEPT OF REVENUE                  274.99                A

GIRBAUD, MARITHE & FRANCOIS                       3,796.59                N

GLOBAL EQUITY MGMT LTD                            2,334.29                N

GRAHAM, EVA                                      12,050.99                A

GREMAR CITY CENTER PARKING                          832.81                A

GTE HAWAIIAN TEL                                    590.84                N

GTE NORTHWEST INC                                   658.42                N

GTE SOUTH / ANDERSON FIN. NETWK                     681.26                N

GTE SOUTH / ANDERSON FIN. NETWK                   2,421.62                N

GUARDIAN SECURITY                                   687.70                N

H AND H-EL CAJON                                107,044.97                D

H AND H-EL CAJON                                 98,008.65                D

H&R MANAGEMENT                                    1,825.29                N

H-CHH ASSOCIATES                                138,037.92                D

HAHN-PUENTE ASSOCIATES                           43,326.46                D

HAMES GROUP, THE                                  3,791.74                N

HAMES GROUP, THE                                  5,063.77                N

HEIMLER, WALTER                                   3,605.16                N

HELLER FINANCIAL NETWORK                        280,197.37                N

HERSHEY COMMUNICATIONS                            4,750.00                D

HICKEL INVESTMENT CO                              3,611.30                N

HICKEL INVESTMENT CO                              3,450.52                N

HICKEL INVESTMENT CO                              3,594.35                N

HICKEL INVESTMENT CO                              2,989.90                N

HILL, VAN                                         1,505.24                A

HOMART DEVELOPMENT CO.                            3,327.00                N

HOMART DEVELOPMENT CO.                           16,844.17                N

HOMART DEVELOPMENT COMPANY                       61,101.00                N
(SEE FOOTNOTE #3)

HOMART DEVELOPMENT COMPANY                       90,066.00                N
(SEE FOOTNOTE #3)

HONEYWELL PROTECTION                                785.75                D

HORTON PLAZA                                        742.61                N

HORTON PLAZA MERCHANTS                              650.00                N

HUGHES RIVERSIDE, LTD.                          120,766.00                D


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS
-------------------------------------------------------------------------------

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
HUSTRULID, ANN                           $          793.00                A

HUTSPAH SHIRTS                                   10,721.51                A

IDEA NUOVA                                       21,848.68                A
C\O AMERICAN CREDIT INDEMITY COMPANY

IDOLS                                             2,174.26                A
C/O DEBT ACQUISITION CO OF AMERICA

ILLINOIS DEPARTMENT OF REVENUE                    4,132.00                A

IN PRIVATE, INC                                   6,472.75                N

INDUSTRIAL AIR CONDITION                            641.75                A

INFINITEE                                         1,395.00                A

INTERKNIT                                        69,996.40                D

ISLAND DESIGN ACCESSORY GROUP INC.               24,719.76                A

IVEY SERIGHT INT'L, INC                          12,045.65                D

J A S CAPITAL-ACCESSORIES DU JOUR                 3,769.17                A

J A S CAPITAL-DU JOUR TWO INC                     2,819.68                A

JACKSON CORP                                        884.56                A

JACOBS, JAY                                      19,296.97                A

JACOBS, JAY                                      57,000.00                A
AS TRUSTEE FOR CORNWALL ASSOC.

JANTZEN,INC.                                      7,138.01                A

JAZZMAN SPORTSWEAR                                  702.58                A

JILLARY INC                                      13,167.76                A

JMB INCOME PROP. LTD.                            39,520.45                N

JUNEAU, CITY AND BOROUGH OF                       1,726.56                A

K & K CREATIVE MARKETING                          4,833.20                N
C/O PHOENIX FACTORS, INC.

K ALBERTSON ENT                                   1,182.92                N

KANGAROO INDUSTRIES INC                          17,445.35                A

KELLWOOD COMPANY/EN CHANTE DIVISION              11,878.22                A

KENAI PENINSULA BOROUGH                             640.00                A

KIKI HAWAII                                       3,072.02                A

KITSAP MALL                                       1,873.63                N

KNDD THE END 107.7                                3,655.00                A

KNITWORKS                                        58,959.64                N

KORN & KORN                                       2,517.63                N

KRANTI                                              638.56                A

KUBE 93 JAMS                                      3,332.00                A

KVI/570 KPLZ/101.5                                3,162.00                A


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
LA SALLE NATIONAL TRUST                  $      128,100.84                N

LA SALLE NATIONAL TRUST                           2,354.83                N

LA SALLE NATIONAL TRUST, N. A.                   94,922.60                N

LA SALLE NATIONAL TRUST, N. A.                      788.80                N

LA SALLE NATIONAL TRUST, N. A.                   99,882.23                N

LA SALLE PARTNERS                                 1,372.17                N

LA SALLE PARTNERS                                   972.90                N

LA TREASURES                                      2,642.80                N

LAKEWOOD MALL BUSINSS CO                          1,227.91                N

LAKEWOOD MALL BUSINSS CO                          1,222.68                N

LAKEWOOD MALL II                                    992.15                N

LAKEWOOD MALL II LP                               1,418.10                N

LAKEWOOD, CITY OF                                    77.46                A

LENA'S ALT                                          770.00                A
C/O DEBT ACQUISITION OF AMERICA

LIFSCHULT FAST FREIGHT                              600.00                N

LINCOLNWOOD ASSOC.                               52,906.75                D

LINCOLNWOOD TOWN CENTER                           4,274.74                A

LISTEFF/WINLET                                    9,349.56                N

LOS CERRITOS MERCH ASSOC                          1,136.36                N

LYNDEN AIR FREIGHT                               22,405.10                A

MACERICH PARTNERSHIP, L.P.                      111,247.57                N
(SEE FOOTNOTE #3)

MACERICH PARTNERSHIP, L.P.                          584.78                A

MACERICH PARTNERSHIP, L.P.                      147,960.29                N
(SEE FOOTNOTE #3)

MACON-BIBB CO. TAX COMMISSIONER                   1,072.94                A

MADISON NEWSPAPERS, INC.                          1,490.00                A

MALL MARKETING MEDIA                                895.00                A
C/O BANNKRUPTCY CLAIMS ASSISTANCE

MARATHON U.S. REALITIES, INC.                    21,721.56                N
  (SEE FOOTNOTE #4)

MAYVEUS OF CALIFORNIA                             1,884.00                D

MBP NECKWEAR CORP                                 2,611.90                D

MCA FRESNO ASSOCIATES, LP                         4,437.42                N

MM'S TAILOR SHOP                                    983.00                N

ME TOO ACCESSORIES                                3,491.95                N

MELVIN SIMON & ASSOC INC                          1,439.42                N

MENDY'S                                           1,493.00                N

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                               GENERAL UNSECURED CLAIMS

CLAIMANT                                          AMOUNT                STATUS
-------------------------------------------------------------------------------
MEPOTEX INTERNATIONAL, INC.              $       39,173.93                A

MESA, CITY OF                                        76.96                A

METRO NATIONAL CORPORATION                       58,862.85                D

METROPOLITAN LIFE INSURANCE COMPANY              35,273.00                D

MILBERG FACTORS, INC                             27,434.71                A

MILBERG FACTORS-MOTTO/ONLY STUFF                    821.67                A

MIRROR                                              910.00                A

MONA LISA FASHIONS, INC.                          2,723.29                N

MONARCH MARKETING SYSTEMS INC                     3,232.25                N

MONIQUE ACCESSORIES                              10,763.95                A

MONTANA STREET WEAR INC.                          2,932.50                A

MOTOR CARGO                                      28,934.26                N

MUNICIPALITY OF ANCHORAGE                         2,609.81                A

MUZAK LIMITED PARTNERSHIP                         4,360.25                A

N/S ASSOCIATES                                    4,752.97                N

N/S ASSOCIATES                                    1,337.88                N

N/S ASSOCIATES                                  197,493.57                N

N/S ASSOCIATES                                  160,790.31                N

NATIONAL SANITARY SUPPLY                            822.97                A

NATIONSBANC COMMERCIAL CORP                      49,456.24                A

NBA DIMOND CENTER                                 1,354.34                N

NEO SPORT/HUBRIS                                 30,991.09                A

NEVADA POWER CO                                   1,234.82                N

NEW MEXICO, STATE OF                                692.30                A

NEW ORIGINS                                      10,133.07                A

NEWCASTLE LTD                                     5,428.67                A

NEWPRO DESIGNS                                    7,652.19                A
C/O ARGO PARTNERS

NOBU CREATIONS                                    9,883.94                A

NORTHERN TRUST OF CA                              4,845.56                A

NORTHGATE MALL PRTN                               2,399.07                N

NW TRANSPORT SERVICE                             23,103.88                A
C\O ARGO PARTNERS

O'DORSAY INC                                      2,412.00                A

O.D.Y. ACCESSORIES INC.                          15,922.50                A

OGDEN CITY MALL COMPANY                           2,201.39                D

OHIO DEPARTMENT OF TAXATION                       6,511.11                N

OHIO DEPARTMENT OF TAXATION                       2,324.45                N


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
OHIO STATE TREASURER                     $        7,905.00                N

OMT FASHIONS, INC.                               25,304.94                A

ORION FASHIONS INC.                              28,971.80                D

ORLANDO REGIONAL CENTER                             911.61                N

OVERHEAD SERVICES                                 1,030.28                A
C/O PHOENIX FACTORS, INC.

OXFORD INDUSTRIES                               230,033.42                A

P.J. HENRY INC                                    5,066.11                A

PAC NATIONAL GROUP                                8,482.84                A

PARK MALL MERCHANTS ASSOCIATION                     915.78                N

PARKDALE MALL ASSOCIATES                         47,754.36                D

PATRIOT FUNDING                                   3,094.04                N

PAUGAL CORP                                       6,551.98                A

PAXAR CORP/WARNER WOVEN                           6,242.36                A

PCL PACKAGING SOUTHWEST                          18,151.12                A

PEARLRIDGE MALL                                   1,325.27                N

PERFIT ALTERATIONS                                1,213.30                N

PHILADELPHIA RAPID TRANS                            698.06                A

PHOENIX FACTORS, INC.                             1,640.08                A

PIER CONNECTION                                  17,483.91                A

PINACLE SYSTEMS CORP                                814.30                A
C/O MARKHAM CASH FUND, INC.

PLAZA MANAGEMENT                                  2,652.97                N

PLAZA PLASTICS CORP                               4,955.04                A

P O P  JEANS                                      4,336.00                A

PORTLAND TAILORING SERVICE                        3,278.00                A
C/O DEBT ACQUISITION CO. OF AMERICA

PRICE FINANCING PTSP                                821.73                N

PROVIDENCE IMPORTS                                7,260.20                A
C/O ARGO PARTNERS

PRUDENTIAL INSURANCE COMPANY                     51,266.84                D

PRUDENTIAL INSURANCE COMPANY OF AM.               6,754.95                N

PUBLIC SVC CO OF NM                                 505.94                N

PUGET POWER                                         562.49                A

PUCCINO, INC. DBA TO BE SEEN                      3,750.45                N

PUENTE HILLS MERCH ASSOC                          1,157.98                D

PUNCH/SHAH SAFARI                                44,081.58                A

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
------------------------------------------------------------------------------
Q106                                     $        2,001.75                A

R N KNITTED HEADWEAR                              4,686.00                N

R'CO                                              8,343.65                A

RANDA CORP.                                      12,619.30                A


REPUBLIC FACTORS CORP.                          754,992.72                N

RIVERSIDE, CITY OF                                1,236.73                N

ROADWAY EXPRESS                                  30,453.52                A

ROADWAY PACKAGE SYSTEM                           10,149.36                A

ROBERTA / ROAM INC.                              13,788.40                A

ROFFE NECKWEAR                                   19,187.04                A

ROGERS-WHITLEY                                    2,617.50                N

ROSENTHAL & ROSENTHAL                            49,138.88                A

ROSS DISPLAY FIXTURE                              5,940.18                A

S A J                                             4,649.64                A
C/O MARKHAM CASH FUND

SACI PARTNERSHIP AND 2XS INC                     24,916.65                D

SACRAMENTO MUNICIPAL UTILITY DIST.                1,356.44                D

SAMARA, M W                                       1,930.98                A

SANTA MARIA REFRIG                                  626.09                A

SANTA MARIA TOWN CENTER ASSOCIATES              118,862.79                D

SASH/FOREVER WAY                                 14,274.30                A

SCRAMBLE CLOTHING CO                              2,773.25                A

SEAFIRST BANK                                 2,130,087.71                N
 (ACCOUNT 429 784 4888)

SEAFIRST BANK/CLSC-WEST                           2,119.45                A

SEAFIRST BANKCARD SERVIC                          1,006.59                A
(ACCOUNT 016 380 4371)

SEAFIRST BANKCARD SERVIC                         37,969.39                A
(ACCOUNT 016 364 4765)

SEAFIRST BANKCARD SERVIC                          1,228.79                A
 (ACCOUNT 016 383 5560)

SEAFIRST BANKCARD SERVIC                            529.87                A
(ACCOUNT 016 364 4315)

SEAFIRST BANKCARD SERVIC                          1,949.64                A
(ACCOUNT 016 364 4722)

SEAFIRST BANKCARD SERVIC                            772.41                A
(ACCOUNT 016 364 4633)

SEAFIRST BANKCARD SERVIC                          1,286.06                A
(ACCOUNT 016 364 4307)

SEAFIRST BANKCARD SERVIC                          2,413.96                A
(ACCOUNT 016 384 2532)

SEAFIRST BANKCARD SERVIC                            500.22                A
(ACCOUNT 016 378 8554)

SEAFIRST BANKCARD SERVIC                            592.66                A
(ACCOUNT 016 364 4692)

SEAFIRST BANKCARD SERVIC                            933.00                A
(ACCOUNT 016 378 3234)

SEAFIRST BANKCARD SERVIC                            849.44                A
(ACCOUNT 016 364 4455)

SEAFIRST BANKCARD SERVIC                            672.33                A
(ACCOUNT 016 364 4110)

SEAFIRST BANKCARD SERVIC                            906.40                A
(ACCOUNT 016 364 4439)


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
SEAFIRST BANKCARD SERVIC                 $          500.22                A
(ACCOUNT 016 378 8554)

SEAFIRST BANKCARD SERVIC                            592.66                A
(ACCOUNT 016 364 4692)

SEAFIRST BANKCARD SERVIC                            933.00                A
(ACCOUNT 016 378 3234)

SEAFIRST BANKCARD SERVIC                            849.44                A
(ACCOUNT 016 364 4455)

SEAFIRST BANKCARD SERVIC                            672.33                A
(ACCOUNT 016 364 4110)

SEAFIRST BANKCARD SERVIC                            906.40                A
(ACCOUNT 016 364 4439)

SEAFIRST BANKCARD SERVIC                          1,803.21                A
(ACCOUNT 016 364 4714)

SEAFIRST BANKCARD SERVIC                          1,136.12                A
(ACCOUNT 016 364 4080)

SEAFIRST BANKCARD SERVIC                            805.53                A
(ACCOUNT 016 383 0968)

SEAFIRST BANKCARD SERVIC                          2,200.09                A
(ACCOUNT 016 379 9602)

SEAFIRST BANKCARD SERVIC                            556.18                A
(ACCOUNT 016 385 2058)

SEAFIRST BANKCARD SERVIC                            967.53                A
(ACCOUNT 016 370 9441)

SEAFIRST BANKCARD SERVIC                          2,934.33                A
(ACCOUNT 016 381 2013)

SEAFIRST BANKCARD SERVIC                          1,010.93                A
(ACCOUNT 016 379 0605)

SEAFIRST BANKCARD SERVIC                            613.19                A
(ACCOUNT 016 364 4676)

SEAFIRST BANKCARD SERVIC                          1,321.67                A
(ACCOUNT 016 364 4390)

SEAFIRST BANKCARD SERVIC                          1,240.60                A
(ACCOUNT 016 364 4552)

SEAFIRST BANKCARD SERVIC                            928.76                A
(ACCOUNT 016 365 8561)

SEAFIRST BANKCARD SERVIC                          2,293.55                A
(ACCOUNT 016 364 4099)

SEAFIRST BANKCARD SERVIC                            754.76                A
(ACCOUNT 016 371 1624)

SEAFIRST BANKCARD SERVIC                          2,045.75                A
(ACCOUNT 016 368 1334)

SEAFIRST BANKCARD SERVIC                          3,166.78                A
(ACCOUNT 016 364 4161)

SEAFIRST BANKCARD SERVIC                          1,360.66                A
(ACCOUNT 016 364 4560)

SEAFIRST BANKCARD SERVIC                          1,037.43                A
(ACCOUNT 016 381 2005)


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
SEAFIRST BANKCARD SERVIC                 $        1,683.28                A
(ACCOUNT 016 383 5587)

SEAFIRST BANKCARD SERVIC                            857.84                A
(ACCOUNT 016 379 6921)

SEAFIRST BANKCARD SERVIC                          1,327.49                A
(ACCOUNT 016 364 4684)

SEAFIRST BANKCARD SERVIC                            525.90                A
(ACCOUNT 016 380 6218)

SEAFIRST BANKCARD SERVIC                            546.15                A
(ACCOUNT 016 383 5382)

SEAFIRST BANKCARD SERVIC                            544.91                A
(ACCOUNT 016 379 2381)

SEAFIRST BANKCARD SERVIC                            799.70                A
(ACCOUNT 016 364 4048)

SENSORMATIC ELECTRIC                             15,524.37                N

SHAH SAFARI/PUNCH                                44,453.50                A

SHALINI ORIG                                        556.00                A

SHERMAN MALL ASSOC                                1,471.23                N

SHERMAN MALL ASSOC. LTD. PARTSHP.                17,751.59                N

SHOK SWIMWEAR                                       978.84                A

SHOWMART/NC 17                                    2,194.00                A
C/O BANKRUPTCY CLAIMS ASSISTANCE

SI-LLOYD ASSOC. L.P.                             47,189.79                N

SILVER EAGLE CO                                   9,956.90                A

SKK INC                                           1,540.02                A

SOCKRATIES INC                                    2,035.25                A

SONITROL NORTHWEST                                  766.84                A

SOUTH HILL COMPANY                                1,299.97                N

SOUTH HILL COMPANY                                1,661.70                N

SOUTH PLAINS MALL ASSOC                           1,347.72                N

SOUTH SOUND CENTER                                  647.44                N

SOUTH SUN                                         1,760.06                A

SPIEGEL NECKWEAR CO                               9,362.33                A

SPORT IMPRINTS INC                                  783.68                A

SPOT INTERNATIONAL                                2,424.73                N

STANLEY DESANTIS                                    648.09                A

STANLEY THE TAILOR                                2,267.25                A

STAR OF INDIA                                    80,151.66                A

STARLINE CREATIONS                                2,860.12                A

STREETWEAR                                        1,689.16                A

A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------

STROUD, SUZANNE                          $          526.95                A

STUDIO 3                                          4,227.85                A

STUNT SPORTSWEAR                                  1,669.50                N

SUN BAN FASHIONS                                 21,800.19                A
C/O CHESAPEAKE INVESTMENT CO.

SUNRISE MALL                                        777.49                A

SUPER TRADER INC                                  7,125.89                A

SUPERBA INC                                       9,726.06                A

SUSAN'S SEWING SOLUTIONS                            646.05                A

SWERLAND, DOUGLAS                               313,921.00                A

T JUNIORS                                         2,941.13                N

TACOMA MALL PARTNERSHIP                           1,524.41                N

TACOMA MALL PARTNERSHIP                           1,089.35                N

TAMPA ELECTRIC                                    1,502.26                N

TCW INVEST MANAGER                                3,266.70                N

TEAMMATES/REFLEX ACCESSORIES INC.                28,038.85                A

TFW INC                                           6,116.64                A

THRU THE LOOP                                     4,233.60                A

TIMELY TRENDS                                     7,284.70                A
C/O PHOENIX FACTORS, INC.

TIMES COMMUNITY NEWSPAPE                            675.00                A

TNT REDDAWAY TRUCKLINE                           15,333.16                A

TODD ELECTRIC                                       819.51                N

TOKENS BY MAXINE DENKER                           3,228.96                A

TOM & ROSEMARIE STEIGER                           1,292.87                N

TOMMIE'S TAILORING                                  627.00                A

TOP LINE USA                                        702.05                A

TOP THIS                                         10,263.29                A
C/O MARKHAM CASH FUND, INC.

TOTEM S.C.ASSOCIATES                              4,845.69                N

TOTEM S.C.ASSOCIATES                              3,059.67                N

TOTEM S.C.ASSOCIATES                                338.45                N

TRACY EVANS LTD                                   8,102.95                D

TRC INC                                          17,226.64                A

TRI-COASTAL                                       7,138.79                A

TRUST COMPANY BANK-BONHOMME                      12,694.03                A

TRUST COMPANY BANK-GRANITE                       64,254.39                A


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
TRUST COMPANY BANK-OATS CODE 47          $        2,725.38                A

TRY 1                                            21,864.00                A

TURNBERRY ASSOCIATES                              1,977.86                N

TWO OF US                                        62,750.00                A
C/O ARGO PARTNERS

TYLER MALL ASSOCIATES, LTD.                     180,527.38                N

TYPHOON                                           4,140.00                A

UNITED PARCEL SERVICE                           125,908.29                A

UP FRONT                                            574.64                A

URBAN CLOTHING CO                                   540.04                A

US WEST COMMUNICATIONS                            5,536.57                N

UTAH STATE TAX COMMISSION                            58.25                A

VALLEY VIEW MALL                                 81,510.72                D

VALZA CORP                                       86,640.00                D

VANCOUVER MALL                                    3,252.39                N

VENUS ENTERPRISES                                 3,624.63                N

VETTA JEWELRY                                    16,034.07                A

VILLA LINDA MALL LTD                             26,205.00                N
(SEE FOOTNOTE #4)

VISION PRODUCTS                                   1,440.00                D

VOGLIO APPAREL INC                               34,825.60                A

W. T. QUINN, INC.                                 1,250.00                A

WALLACE COMPUTER SERVICES, INC                      623.23                A

WASHINGTON SQUARE, INC                              740.74                N

WASHINGTON SQUARE, INC                            1,225.65                N

WEST BEACH ADVERTISING                            3,828.00                A
C/O BANKRUPTCY CLAIMS ASSISTANCE

WEST COAST PAPER CO                               5,282.03                A

WEST OAKS ASSOC. LTD                              4,137.59                D

WESTERN FASHION                                     678.86                N

WESTGATE JOINT VENTURE                           50,000.00                N

WESTLAND BAY FAIR MALL                            1,031.15                N

WESTLAND BAYFAIR MALL, LP                         4,529.00                N

WESTLAND BAYFAIR MALL, LP                         1,522.69                N

WESTLAND BAYFAIR MALL, LP                         3,875.00                N

WESTLAND BAYFAIR MALL, LP                         2,134.00                N

WESTLAND SHOP CENTER LP                           1,419.46                N


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                               GENERAL UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
WESTLAND SHOP CENTER LP                  $        2,665.11                N

WESTMINSTER MALL COMPANY                          1,272.00                N

WESTMINSTER, CITY OF                                224.43                A

WESTSIDE ACCESSORIES                              3,876.01                N

WESTWOOD MALL                                     8,367.82                A

WILLIAM DIERICKX CO                               1,754.26                A

WISCONSIN DEPT OF REVENUE                           723.55                A

WMI/ROVELLE VISITOR                               2,200.00                A

WOODHOUSE MENSWEAR                               11,154.14                A

WVM PARTNERS LTD                                    518.00                N

XTRMZ LTD                                        50,288.60                A
C/O AMERICAN CREDIT INDEMNITY COMPANY

YAKIMA MALL SHP CTR CORP                          3,604.08                N

YELLOW FREIGHT SYSTEM, INC                       16,964.27                A

Z CAVARICCI                                      48,495.00                A

ZADIKIAN, REBECA                                    700.00                N

ZAPFAX                                            2,717.70                A

ZELLERBACH                                        2,034.07                A

ZUM ZUM/DOUBLE Z MFG, INC                         4,288.12                N


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                            CONTINGENT UNSECURED CLAIMS

  CLAIMANT                                        AMOUNT                STATUS
-------------------------------------------------------------------------------
UNITED STATES SHOE CORPORATION                AS PER PER ORDER             A
                                              DATED AUGUST 11, 1995

STATE BOARD OF EQUALIZATION              $       29,062.17                A
 (SEE FOOTNOTE #5)


A=Claim amount is not disputed by Debtor, D=Claim amount is disputed by Debtor, N=No determination has been made by Debtor re allowance of the claim

                                    FOOTNOTES
                                    ---------


1. This claim, filed by a former employee of the Company, is for damages relating to a charge of alleged employment discrimination filed by the claimant with the Equal Employment Opportunity Commission (the "EEOC"), Charge No. ###-##-####. The EEOC has issued a determination in the referenced Charge that the Company did not violate federal law with respect to this claimant. The Company intends to object to the claim.

2. The Company and claimant have agreed to a settlement of this prepetition rent claim in the amount of $11,000, but the settlement has not yet been documented or approved by the Court.

3. Each of these claims is a contingent claim for damages to the landlord-claimant which would have arisen from the rejection of a lease that was ultimately assumed by the Company. The Company will object to these claims unless they are withdrawn by the respective claimants.

4. Each of these claims is a contingent claim for damages to the landlord-claimant which would have arisen from the rejection of a lease which the Company will assume on the Effective Date of the Plan. The Company will object to these claims unless they are withdrawn by the respective claimants.

5. This claim is for penalties and interest on the claimant's priority tax claim recoverable in the event that (a) such claim is not paid in accordance with the terms of the Plan, or (b) this case is dismissed or converted to chapter 7 prior to full payment of such claim.

                                JAY JACOBS, INC.
                       PROJECTED STATEMENTS OF OPERATIONS
                              FINANCIAL ASSUMPTIONS
                             YEAR ENDING JANUARY 31
                                  ($ IN 000'S)


                                       1996       1997      1998      1999      2000      2001
                                     --------   --------  --------  --------  --------  --------

Comparative Store Sales Increase        -2.9%      5.0%      5.0%      5.0%      5.0%      5.0%


Beginning Store Count                     174       134       144       151       161       171


# of New Store Openings                     7        10        10        10        10        10

# of Closed Stores                         47        15         8        10        15        25

# of Replacement Stores                     0        15         5        10        15        25

Year End Store Count                      134       144       151       161       171       181


Gross Margin %                          41.4%     43.2%     43.6%     43.7%     43.7%     43.7%




CAPITAL EXPENDITURES

Store Remodels                             $0       $50      $600      $600      $700      $700

Replacement Stores                         $0      $900      $300      $600      $900    $1,500

New Stores                               $500      $600      $600      $600      $600      $600

General                                  $100      $100      $200      $300      $400      $600
                                      --------  --------  --------  --------  --------  --------
                  TOTAL                  $600    $1,650    $1,700    $2,100    $2,600    $3,400



                                                                     EXHIBIT E-2

                                JAY JACOBS, INC.
                        PROJECTED STATEMENT OF OPERATIONS
                             Year Ending January 31
                          Includes New Store Additions
                                  ($ in 000's)



                              11 Mos.
                               1995          % Sales         1996          % Sales         1997           % Sales        1998
                            ------------------------------------------------------------------------------------------------------
Sales                       $90,490                       $75,330                       $78,619                       $87,421
Cost of Sales                53,150             58.7%      44,109             58.6%      44,685             56.8%      49,322
                            ------------------------------------------------------------------------------------------------------
Gross Profit                $37,340             41.3%     $31,221             41.4%     $33,935             43.2%     $38,099

Store Expenses
Payroll & Related            15,211             16.8%      11,753             15.6%      11,175             14.2%      12,150
Occupancy                    17,542             19.4%      12,504             16.6%      12,760             16.2%      13,904
Other                         1,220              1.3%       1,103              1.5%       1,130              1.4%       1,241
                            ------------------------------------------------------------------------------------------------------
Total Store Expenses        $33,973             37.5%     $25,359             33.7%     $25,064             31.9%     $27,294
                            ------------------------------------------------------------------------------------------------------

Store Profit (Loss)          $3,367              3.7%      $5,862              7.8%      $8,871             11.3%     $10,804

Distibution Center Exp.       1,254              1.4%       1,229              1.6%       1,295              1.6%       1,362

Corporate Expenses            8,592              9.5%       7,151              9.5%       7,196              9.2%       7,646

                            ------------------------------------------------------------------------------------------------------
Operating Income (Loss)     ($6,479)            -7.2%     ($2,518)            -3.3%        $380              0.5%      $1,795

Net Interest Exp (Inc.)        (103)            -0.1%                          0.0%         214              0.3%         365
Reorganization Items          7,597              8.4%      (1,411)            -1.9%           0              0.0%           0

                            ------------------------------------------------------------------------------------------------------
Income Before Income Taxes ($13,973)           -15.4%     ($1,107)            -1.5%        $166              0.2%      $1,431
                            ------------------------------------------------------------------------------------------------------

Taxes                                                                                        66              0.1%         572

                            ------------------------------------------------------------------------------------------------------
Net Income (Loss)          ($13,973)           -15.4%     ($1,107)            -1.5%        $100              0.1%        $858
                            ------------------------------------------------------------------------------------------------------

                              11 Mos.
                              %Sales          1999          %Sales         2000           %Sales         2001           %Sales
                            ------------------------------------------------------------------------------------------------------
Sales                                      $97,296                      $107,799                      $118,826
Cost of Sales                 56.4%         54,818          56.3%         60,731          56.3%         66,941          56.3%
                            ------------------------------------------------------------------------------------------------------
Gross Profit                  43.6%        $42,479          43.7%        $47,067          43.7%        $51,886          43.7%

Store Expenses
Payroll & Related             13.9%         13,384          13.8%         14,749          13.7%         16,166          13.6%
Occupany                      15.9%         15,251          15.7%         16,757          15.5%         18,162          15.3%
Other                          1.4%          1,376           1.4%          1,473           1.4%          1,568           1.3%
                            ------------------------------------------------------------------------------------------------------
Total Store Expenses          31.2%        $30,011          30.8%        $32,979          30.6%        $35,896          30.2%
                            ------------------------------------------------------------------------------------------------------

Store Profit (Loss)           12.4%        $12,468          12.8%        $14,089          13.1%        $15,990          13.5%

Distribution Center Exp.       1.6%          1,564           1.6%          1,646           1.5%          1,778           1.5%

Corporate Expenses             8.7%          8,034           8.3%          8,417           7.8%          8,789           7.4%

                            ------------------------------------------------------------------------------------------------------
Operating Income (Loss)        2.1%         $2,870           2.9%         $4,026           3.7%         $5,423           4.6%

Net Interest Exp (Inc.)        0.4%            255           0.3%            101           0.1%             51           0.0%
Reorganization Items           0.0%              0           0.0%              0           0.0%              0           0.0%

                            ------------------------------------------------------------------------------------------------------
Income Before Income Taxes     1.6%         $2,614           2.7%         $3,925           3.6%         $5,373           4.5%
                            ------------------------------------------------------------------------------------------------------

Taxes                          0.7%          1,046           1.1%          1,570           1.5%          2,149           1.8%

                            ------------------------------------------------------------------------------------------------------
Net Income (Loss)              1.0%         $1,569           1.6%         $2,355           2.2%         $3,224           2.7%
                            ------------------------------------------------------------------------------------------------------


                                                          JAY JACOBS, INC.
                                                            BALANCE SHEET
                                                       YEAR ENDING JANUARY 31
                                                            ($ IN 000'S)


                               1995      1996      1997      1998      1999      2000      2001
ASSETS
Current Assets
     Cash & Equiv.         $  8,745  $  1,225  $  1,000  $  1,000  $  1,147  $  3,022  $  5,494
     Receivables                414       450       459       468       478       487       497
     Inventories              8,385     7,614     7,458     7,836     8,518     9,187     9,847
     Other Current Assets       354       375       338       304       313       322       332
                           --------------------------------------------------------------------
Total Current Assets         17,898     9,663     9,256     9,608    10,456    13,018    16,170

Property & Equipment
Beg Balance                             6,244     4,550     4,670     4,852     5,515     6,601
Additions                                (199)    1,650     1,700     2,100     2,600     3,400
Depreciation                           (1,495)   (1,530)   (1,518)   (1,437)   (1,514)   (1,632)
                           --------------------------------------------------------------------
Ending Balance                6,244     4,550     4,670     4,852     5,515     6,601     8,369

                           --------------------------------------------------------------------
TOTAL ASSETS               $ 24,142  $ 14,213  $ 13,926  $ 14,460  $ 15,971  $ 19,620  $ 24,539
                           --------------------------------------------------------------------
                           --------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
     Accounts Payable        $2,407    $2,892     3,302     3,301    $3,392    $3,464    $3,484
     Accrued Payroll            697       573       584       307       317       329       340
     Accrued Restructuring      267         0         0         0         0         0         0
     Current portion LTD          0     2,166       608       583       382       382         0
     Short Term Borrowings        0         0     1,021     1,161         0         0         0
     Taxes Payable                0         0         5        29        52        78       107
     Other current Liabs        741       782     1,111       982     1,282     1,307     1,332
                           --------------------------------------------------------------------
Total Current Liabilities     4,112     6,413     6,630     6,362     5,426     5,560     5,264

Deferred rent credits         1,318       959       899       883     1,150     1,200     1,150
Liabilities subject to
  compromises/Long Term Debt 12,718     1,955     1,347       764       382         0         0

Shareholders' Equity
     Common Stock            12,768    12,768    12,768    12,768    12,768    12,768    12,768


     Retained Earnings
          Beginning Balance            (6,774)   (7,881)   (7,719)   (6,317)   (3,755)       91
          Net Income (Loss)            (1,107)      100       858     1,569     2,355     3,224
          Adjustments                       0        63       544       993     1,491     2,042
                           --------------------------------------------------------------------
          Ending Balance     (6,774)   (7,881)   (7,719)   (6,317)   (3,755)       91     5,357
                           --------------------------------------------------------------------
Total Equity                  5,994     4,887     5,049     6,451     9,013    12,859    18,125

                           --------------------------------------------------------------------
TOTAL LIABS & EQUITY       $ 24,142   $14,213   $13,926   $14,460   $15,971   $19,620   $24,539
                           --------------------------------------------------------------------
                           --------------------------------------------------------------------


                                                             EXHIBIT E-3


                                                          JAY JACOBS, INC.
                                                  PROJECTED STATEMENT OF CASH FLOWS
                                                       YEAR ENDING JANUARY 31
                                                            ($ IN 000'S)

                                         1996      1997      1998      1999      2000      2001
Cash Flows From Operations:
     Net Income (Loss)                ($1,107)     $100      $858    $1,569    $2,355    $3,224

     Depreciation & Amortization          895     1,530     1,518     1,437     1,514     1,632
     Deferred Rents                      (359)      (60)      (16)      267        50       (50)
     NOL Recovery                           0        63       544       993     1,491     2,042
     Reorganization Items              (1,411)

Changes in Working Capital
     Accounts Receivable                  (36)       (9)       (9)       (9)      (10)      (10)
     Inventories                          771       155      (378)     (682)     (699)     (659)
     Other current assets                 (21)       38        34        (9)       (9)      (10)
     Accounts Payable                     485       410        (1)       91        72        20
     Accrued Payroll                     (124)       11      (278)       11        11        12
     Taxes Payable                          0         5        24        24        26        29
     Other current liabs                 (226)      329      (129)      300        25        25
                                     ----------------------------------------------------------
Cash Flows From Operations             (1,133)    2,571     2,168     3,991     4,857     6,254

Cash Flows From Investing
     Fixed Assets, Net                    199    (1,650)   (1,700)   (2,100)   (2,600)   (3,400)

Cash Flows From Financing Activities:
     Proceeds From Bank Loan                0     1,021       140    (1,161)        0         0
     Payments on Prof. Fees Debt       (1,325)
     Payments on Tax Debt                (414)     (201)     (201)     (201)        0         0
     Payments on other Debt            (4,597)   (1,965)     (407)     (382)     (382)     (382)
                                     ----------------------------------------------------------
Cash From Financing                    (6,336)   (1,145)     (468)   (1,744)     (382)     (382)

                                     ----------------------------------------------------------
Net Change In Cash                    ($7,270)    ($224)      $(0)     $147    $1,875    $2,472

Beginning Cash                         $8,745    $1,225    $1,000    $1,000    $1,147    $3,022
                                     ----------------------------------------------------------
Ending Cash                            $1,225    $1,000    $1,000    $1,147    $3,022    $5,494
                                     ----------------------------------------------------------


                                                             EXHIBIT E-4

LIQUIDATION ANALYSIS

Section 1129(a)(7)(A)(ii) of the US Bankruptcy Code (the "Code") states that the court shall confirm a plan of reorganization only if certain requirements are met. One of these requirements is that each impaired class of claims or interest must receive or retain at least the amount or value they would receive if the debtor were liquidated under a Chapter 7 scenario on the effective date of the plan.

The following presents the major assumptions utilized in preparing the Liquidation Analysis (the "Analysis"), assuming a Chapter 7 scenario in which a court-appointed trustee would liquidate the assets of the Debtor.

Underlying the analysis that follows are a number of estimates and assumptions that, although developed and considered by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and management. The Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, there can be no assurance that the values reflected in the Analysis would be realized if the Debtor was, in fact, to undergo such a liquidation.

OVERALL ASSUMPTIONS
1. The Analysis assumes an orderly liquidation of the assets following a decision to liquidate as of January 1, 1996.

2. The Chapter 7 liquidation is assumed to take place over six weeks following the decision date and be completed by February 15, 1996. The Debtor would transfer ownership of the inventory to a liquidating company which would operate the stores and incur all related expenses. It is assumed the company would realize 60% of the value of the inventory. These estimated proceeds are then applied to creditors' claims pursuant to Sections 724(b) and 726(a) of the Code.

3. The attached analysis is based on analysis by management. Other estimated percentages are discussed in the Notes to Liquidation Analysis section.

4. The gross values of assets and liabilities are derived from the December 1995 month end projection (January 1996 month-end projection, for continuing operating expenses), financial statements prepared by the Debtor for the disclosure statement with the following adjustments:
     -    There are no capital expenditures after January 1, 1996.
     - There are no inventory receipts after January 1, 1996. There is no reduction in planned flow prior to January 1996.
     - Scheduled cash payments (administrative rent, taxes, professional fees, etc.) are made through January 1, 1996.

5. All divisions are liquidated. Lease properties are turned back to the lease holder.

                                    EXHIBIT F

6. This analysis does not consider the effect of any possible preference actions.

7. Following review of the Form 10-K for fiscal year ended January 29, 1995, and subsequent review by the Debtor, there is no knowledge of other significant contingent liabilities.

                                 JAY JACOBS INC.
                              LIQUIDATION ANALYSIS
                     ASSUMING LIQUIDATION BEGINS ON 1/01/96
                                     ($000)

                                                                       PROJECTED
                                                                       02/15/96
ESTIMATED ASSETS                                                       ESTIMATE
----------------                                                      ----------
POST LIQUIDATION CASH and
CASH EQUIVALENTS (A)                                                    $12,681

                                                                      ---------
TOTAL ASSETS                                                            $12,681
                                                                      ---------
LESS PRIORITY CLAIMS:

POSTPETITION CURRENT LIABILITIES
-----------------------------------------
ACCOUNTS PAYABLE (B)                                                     $3,289
ACCRUED PAYROLL                                                            $583
LETTERS OF CREDIT                                                          $100
OTHER CURRENT LIABILITIES (C)                                              $697
                                                                      ---------
TOTAL CURRENT LIABILITIES                                                $4,669


POST PETITION ADMINISTRATIVE EXPENSES
-----------------------------------------
PROFESSIONAL FEES (D)                                                      $600
ADMINISTRATIVE LEASE COSTS (E)                                          $12,124
OPERATING EXPENSES (F)                                                   $1,000

                                                                      ---------
TOTAL POSTPETITION AND                                                  $18,393
ADMINISTRATIVE EXPENSES                                               ---------

NET CASH DEFICIT FOR DISTRIBUTION                                     ---------
TO PREPETITION CREDITORS                                                ($5,712)
                                                                      ---------
PREPETITION LIABILITIES
-----------------------
ALLOWED TAX CLAIMS                                                         $700
502B LEASE REJECTION COSTS (G)                                           $9,361
PREPETITION UNSECURED LIABILITIES                                        $8,400
                                                                      ---------
TOTAL PREPETITION LIABILITIES                                           $18,461

                                                                      ---------
DISTRIBUTION FOR PREPETITION LIABILITIES                                  0.00%
                                                                      ---------

NOTES TO LIQUIDATION ANALYSIS
(A) Cash and cash equivalents consist of cash and credit card receivables, and are valued at 100%. The projected 1/1/96 balance sheet includes $6,231,000 in cash and equivalents. Liquidated receivables (uncleared bankcard receipts, layaways, and employee advances) are included at 70% of the projected 1/1/96 balance sheet estimate of $490,000, or $343,000. The analysis assumes that inventory remaining after January 1, 1996 was sold at 60% of book value to a company specializing in inventory liquidation. The $5,528,000 in proceeds are included in the cash balance. Debtor management assumed Prepaid Expenses (primarily deposits and supplies) have approximately 10% recoverable value. The $40,000 in proceeds are included in the cash balance. Debtor management estimated Net Fixed Assets (primarily store fixtures and leasehold improvements) to have approximately 10% recoveable value. $539,000 in proceeds are included in the cash balance.

(B) Accounts Payable consists primarily of inventory purchases and certain operating expenses paid one month in arrears.

(C) Other current liabilities consist mainly of accrued vacation, payroll taxes and sales taxes.

(D) Debtor management estimates it will incur approximately $600,000 in costs after the last fee application through the end of the liquidation process.

(E) Administrative lease costs relate to the required payments to lessors whose store leases have been assumed prior to September 1, 1995 as well as leases for stores opened prior to January 1, 1996. Lease costs include rent and related payments from liquidation date through the end of each store's lease term.

(F) Debtor management estimates $1,000,000 in corporate expenses related to the final liquidation of the company for a four month period subsequent to January 1, 1996.

(G) Lease rejection costs are based on Section 502(B) of the Bankruptcy Code. This stipulates that upon rejection, the lessor is entitled to the greater of one year or 15% of payments required under the lease terms. The estimate considers all stores whose leases expire after January 1, 1996. Stores operating on month-to-month agreements or that have court approved settlements or assumptions are not included.

                              EMPLOYMENT AGREEMENT


     William L. Lawrence, Jr. ("Lawrence") and Jay Jacobs, Inc., a Washington corporation ("Jay Jacobs"), are entering into the Employment Agreement set out in this document as of July 1, 1995. Lawrence and Jay Jacobs acknowledge that the existence and terms of this Employment Agreement are subject to approval by the U.S. Bankruptcy Court for the Western District of Washington.

     1. DURATION OF AGREEMENT AND OF EMPLOYMENT. This Employment Agreement is being signed by Lawrence and Jay Jacobs in August 1995. The Agreement is effective as of July 1, 1995. This Agreement, other than the Confidentiality Obligation of Section 11, will remain in effect until January 31, 2001, unless it is terminated under one of its Sections prior to that time. The Confidentiality Obligation of Section 11 remains in effect regardless of termination of the other portions of this Agreement.

     2. SENIOR VICE PRESIDENT AND CFO OF JAY JACOBS; DUTIES. Lawrence is employed as, and accepts employment as, Senior Vice President and Chief Financial Officer of Jay Jacobs. Lawrence will perform those duties which are customarily performed by a Senior Vice President and Chief Financial Officer. Lawrence reports to the President and CEO of Jay Jacobs.

     3. EXCLUSIVE SERVICE AND BEST EFFORTS. Lawrence agrees that he will devote his full working time and attention to performing the duties of Senior Vice President and CFO of Jay Jacobs. While serving as Senior Vice President and CFO of Jay Jacobs, Lawrence will not, without the written consent of the Board of Directors, directly or indirectly render services to any entity which competes with the interests of Jay Jacobs. Lawrence agrees that at all times during this Agreement he will use his best efforts to further Jay Jacobs' interests.

     4. BASE SALARY. Lawrence's annual base salary will be as follows: first year (which runs less than a full year, from July 1, 1995 through January 27, 1996) $185,000.00 (prorated); second year, which is fiscal 1997 for Jay Jacobs (January 28, 1996 through January 25, 1997) $200,000.00; third year, which is fiscal 1998 for Jay Jacobs (January 26, 1997 through January 31, 1998) $200,000.00; fourth year, which is fiscal 1999 for Jay Jacobs (February 1, 1998 through January 30, 1999); fifth year, which is fiscal 2000 for Jay Jacobs (January 31, 1999 through January 29, 2000), and sixth year, which is fiscal 2001 (January 30, 2000 through January 27, 2001) $225,000.00. This base salary will cover all hours Lawrence works. Lawrence will be paid in accordance with the regular cycle of Jay Jacobs' pay, with appropriate deductions for state and federal taxes and withholding.

     5. CASH INCENTIVE COMPENSATION. A) Within 15 days after release of the annual audited financial report of Jay Jacobs for fiscal year 1996, Lawrence will be paid 3% of any Pretax Income, as defined below, of Jay Jacobs generated during the fourth fiscal quarter of 1996, ending January 27, 1996, if and only if the Chapter 11 Plan filed by Jay Jacobs is confirmed by the U.S. Bankruptcy Court by January 27, 1996, and provided further that the maximum amount to be paid to Lawrence under this incentive compensation is $50,000.00. "Pretax Income" for purposes of this Agreement shall mean the amount reflected in Jay Jacobs' annual financial statements prepared in accordance with Generally Accepted Accounting Principles, with the exceptions of (a) the amount of the Cash Incentive Compensation set out in Section 5 of this Agreement, and (b) any gain arising from the reorganization under Chapter 11.

          B) Within 30 days of the Effective Date of the Plan as defined under the Confirmed Chapter 11 filed by Jay Jacobs, Lawrence will be paid $50,000.00, in recognition of the savings realized under the Plan of Reorganization negotiated in part by Lawrence.

          C) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 1997, Lawrence will be paid 3% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 1997, as defined in Section 5A.

          D) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 1998, Lawrence will be paid 3% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 1998, as defined in Section 5A.

          E) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 1999, Lawrence will be paid 2% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 1999, as defined in Section 5A.

          F) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 2000, Lawrence will be paid 2% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 2000, as defined in Section 5A.

          G) Within 15 days of the release of the annual audited financial report of Jay Jacobs for fiscal year 2001, Lawrence will be paid 2% of the Pretax Income of Jay Jacobs, Inc. for fiscal year 2001, as defined in Section 5A.

     6. ADDITIONAL STOCK OPTIONS. In addition to any stock options offered or granted to Lawrence under separate written agreements, including those dated as of January 30, 1995 as amended, Lawrence will be granted on February 1, 1996 an option for an additional 20,000 shares of common stock of Jay Jacobs, Inc., and will be granted on February 1, 1997 an option for another 20,000 shares of common stock of Jay

Jacobs, Inc., and will be granted on February 1, 1997 an option for another 20,000 shares of common stock of Jay Jacobs, Inc., on the same terms and under the same conditions and vesting schedule as specified in the January 30, 1995 Executive Stock Option Agreement, as amended, except that the exercise price shall be the fair market value of the stock at the date of the grant. Such grant shall be authorized pursuant to the Jay Jacobs, Inc. 1995 Stock Option Plan (assuming approval of such plan by the U.S. Bankruptcy Court), or such other plan or method by which shares will be made available to Lawrence.

     7. BENEFITS. Lawrence is eligible to participate in the benefits package which Jay Jacobs provides generally to its employees, subject to eligibility and conditions under the particular benefit plan. Any of these Benefits which are provided now or in the future may be changed or deleted in part or in full upon notice.

     8. RETIREMENT PLAN. Lawrence will be eligible to participate in the Jay Jacobs' retirement plans, subject to the specific terms of the plans. The existence and details of the plans are subject to change upon notice from Jay Jacobs; a written description of the current plan is available from Jay Jacobs.

      9. PRESIDENT AND CEO REVIEW OF PERFORMANCE. The President and CEO of Jay Jacobs will review periodically Lawrence's performance as Senior Vice President and Chief Financial Officer. The President and CEO may, but is not required to, provide Lawrence a written report on its impressions of his performance. Lawrence is encouraged to bring to the President's attention any questions or concerns he has about his performance.

     10.  TERMINATION OF AGREEMENT AND OF EMPLOYMENT.

          A) TERMINATION BY JAY JACOBS FOR CAUSE. In the event that the President and CEO of Jay Jacobs in good faith determines that there is cause for terminating the employment of Lawrence: it will communicate that finding to Lawrence; Lawrence's employment with Jay Jacobs shall cease; Lawrence will not be entitled to receive any additional compensation or benefits or vesting beyond those which have fully accrued and vested as of the date of termination; and this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11). "Cause" as defined in this Agreement shall mean the President in good faith finds that Lawrence has: a) wilfully and continually failed to substantially perform his duties as Senior Vice President or Chief Financial Officer; b) engaged in a dishonest or otherwise illegal activity which relates in some way to his duties as Senior Vice President or Chief Financial Officer; c) been found guilty, whether by trial or plea, of a crime, excluding minor traffic violations; d) engaged in activity which is inconsistent with the best interests of Jay Jacobs, Inc.; or e) died. In the event that the President determines that there is "cause" under subsections a. or d. immediately above, Lawrence will be given a reasonable notice period prior to termination. This definition of "cause" differs from the definition of cause or just cause which often appears in collectively bargained or individual contracts; it is this contractual definition of cause which controls in this Agreement.

          B) TERMINATION BY JAY JACOBS FOR DISABILITY. In the event that the President of Jay Jacobs in good faith determines that Lawrence has become physically and/or mentally unable to perform the essential functions of the Senior Vice President and CFO's job, even after identifying any reasonable accommodations, it will communicate that finding to Lawrence, Lawrence's employment with Jay Jacobs shall cease, this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11), and Lawrence will not be entitled to receive any additional compensation or benefits or vesting beyond those which have fully accrued and vested as of the date of the termination, except as set out in the next sentence. In such event, Lawrence shall receive payment of 60% of his regular base salary for the remaining term of the Agreement. This Section 10B is agreed to with both Lawrence and Jay Jacobs having considered what the federal Americans with Disabilities Act or the Washington State Law Against Discrimination might otherwise require in the event of a "disability" as defined under those statutes.

          C) TERMINATION BY JAY JACOBS WITHOUT CAUSE. In the event that during the time Rex Steffey holds the title of President and CEO of Jay Jacobs, Rex Steffey decides that he wants to terminate Lawrence's employment without demonstrating "cause" or "disability" as defined in this Agreement: it will communicate that finding to Lawrence; Lawrence's employment with Jay Jacobs shall cease; within 15 days of Lawrence's employment ceasing, Lawrence will be entitled to receive 50% of the applicable base salary for the time from the termination date through the end of fiscal 2001 (January 27, 2001), provided that the maximum total payment under this 50% provision will be an amount equal to one year's base salary; and this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11).

     In the event that at some time when Rex Steffey does not hold the title of President and CEO of Jay Jacobs, the President and CEO decides, or the Board of Directors of Jay Jacobs decides in a Board Resolution that it wants to terminate Lawrence's employment without demonstrating "cause" or "disability" as defined in this Agreement: it will communicate that finding to Lawrence; Lawrence's employment with Jay Jacobs shall cease;

within 15 days of Lawrence's employment ceasing, Lawrence will be entitled to receive 50% of the applicable base salary for the time from the termination date through the end of fiscal 2001 (January 27, 2001), provided however that this payment shall not exceed 12 months' base pay; and this Agreement shall be considered terminated (other than the Confidentiality Obligation of Section 11).

     If Lawrence's employment is terminated without cause under this Section 10C, in addition to the base salary amount described in the previous two paragraphs, Lawrence would be entitled to receive a one-time payment of the prorated amount of Cash Incentive Compensation which Lawrence would have received for the fiscal year in which Lawrence's employment ceases. Lawrence would not be entitled to receive any other payments or future benefits or future vesting other than that described in this Section 10C in the event of a Termination Without Cause.

          D) TERMINATION BY LAWRENCE. In the event that Lawrence desires to terminate his employment with Jay Jacobs: he shall communicate that desire to the President at least six months prior to the planned effective date of the termination by Lawrence; and his employment and this Agreement (other than the Confidentiality Obligation of Section 11) shall cease on the effective date of his termination of his employment, so long as that date is in fact at least six months after he communicates that desire. In the event that Lawrence does not provide at least six months notice, then this Section 10D of the Agreement does not terminate, and he agrees that he shall be prohibited for a six month period after he ceases employment with Jay Jacobs from engaging, directly or indirectly, in any employment with any entity which the President in good faith finds is competitive with Jay Jacobs. Lawrence agrees that this six month notice period, and the six month no competition period, is fully reasonable and enforceable, and serves Jay Jacobs' legitimate interest of ensuring that Lawrence gives at least six months notice of any plans by him to end his employment at Jay Jacobs during this Agreement.

     11. CONFIDENTIALITY OBLIGATION. In his position as Senior Vice President and Chief Financial Officer of Jay Jacobs, Lawrence will have access to the very most sensitive confidential and proprietary information of Jay Jacobs, including but not limited to business plans, marketing ideas, pricing, profitability, details of leases, details of suppliers, research materials, employee records, and related items. Lawrence agrees that during his employment with Jay Jacobs, and at all times after his employment with Jay Jacobs ends for whatever reasons, he will use this information only in the interest of Jay Jacobs, and he will not directly or indirectly in any way disclose this confidential information to anyone except when it is in the interest of Jay Jacobs.

     12. NOMINATION TO THE BOARD OF DIRECTORS. Lawrence is currently a member of the Board of Directors of Jay Jacobs. Jay Jacobs agrees that during the term of this Agreement, it will nominate and recommend Lawrence for, but will not guarantee him election to, the position of member of the Board of Directors. Lawrence is not entitled to any additional compensation for serving on the Board of Directors, in the event that he is elected to the Board of Directors.

     13. DIRECTORS AND OFFICERS INSURANCE COVERAGE. Jay Jacobs did not have Directors and Officers insurance coverage as of the date this Agreement was signed. Jay Jacobs at that time was looking into the possibility of obtaining some level of such coverage. In the event that, after the signing of this Agreement, Jay Jacobs obtains some level of Directors and Officers insurance coverage, Lawrence will be covered to the extent that the Senior vice President and CFO and a Director is covered per the terms of the policy.

     14. BINDING ARBITRATION OF ANY DISPUTE OR DISAGREEMENT. In the event that Lawrence and Jay Jacobs have any dispute or disagreement over any aspect of his employment or pay or benefits or cessation of employment (including but not limited to the amount of pay or incentives he receives, or the basis for Jay Jacobs terminating his employment, or the basis for his quitting employment, or the enforceability of the confidentiality or the non-competition-if-no-six-months-notice provisions of this Agreement), the sole recourse is to submit the issue to binding arbitration pursuant to this Agreement. Lawrence should inform the President about the dispute or disagreement as soon as he knows or should know about the issue; the President will attempt to respond promptly in an effort to resolve the issue short of arbitration. If Lawrence for whatever reason is less than fully satisfied with the President's response, or in the event the President for some reason does not respond, Lawrence is contractually allowed, and required, to submit that issue to binding arbitration pursuant to this Agreement, and as supplemented but not contradicted by the Commercial Rules of the American Arbitration Association.

     The arbitration would occur in Seattle, to be held as soon as reasonably possible after the dispute is submitted, and the arbitrator will issue his or her decision promptly after the arbitration hearing. Lawrence and Jay Jacobs will have the right to reasonable discovery prior to the arbitration hearing. The arbitrator shall decide all issues based on and consistent with this Agreement. The Arbitrator is authorized to apply, but not add to or delete from or change, the terms of this Agreement, and the Arbitrator shall have the authority to order any remedy which a court of law would have the power to order if the case were being heard in court, including issuing an injunction. The

Arbitrator shall award to the substantially prevailing party at the arbitration its costs and reasonable attorneys fees. The decision of the arbitrator shall be final and binding, and may be enforced in the King County Superior Court.

     15. ENTIRE AGREEMENT; MEMORIALIZES DISCUSSIONS; CANNOT BE ALTERED ORALLY. Lawrence has been working for Jay Jacobs prior to the signing of this Employment Agreement; Lawrence has not had an individualized written Employment Agreement with Jay Jacobs prior to the signing of this Employment Agreement. This written Agreement sets out the entire agreement and understanding between Lawrence and Jay Jacobs concerning his employment, his compensation, and any bases for ending his employment at Jay Jacobs. Any and all prior discussions, negotiations, commitments, and understanding about employment of Lawrence at Jay Jacobs are merged into and memorialized into this written Agreement. This Agreement cannot be added to or changed orally, and can only be added to or changed via a written document attached to this Agreement and signed and dated by Lawrence and the President and CEO of Jay Jacobs.

     16. LAWRENCE REPRESENTED BY LEGAL COUNSEL AND HAS HAD OPPORTUNITY TO NEGOTIATE TERMS OF THIS AGREEMENT. Lawrence has been represented by legal counsel of his choice for purposes of negotiating the existence and terms of this Employment Agreement. Jay Jacobs has agreed to pay $2,000.00 towards Lawrence's legal fees for counsel of his choice in negotiating this Agreement. Lawrence and his counsel have had the opportunity to negotiate with Jay Jacobs and its counsel the terms of this Agreement. Lawrence is entering this Agreement voluntarily.

     17. ASSIGNMENT. The services and employment that Lawrence is to provide to Jay Jacobs under this Agreement are personal, and Lawrence is not permitted to assign any of his rights, nor delegate any of his duties, under this Employment Agreement. Jay Jacobs may assign its rights or delegate its duties under this Agreement.

     18. WAIVER. No waiver of any provision of this Agreement is valid unless it is in writing and signed by Lawrence and the President and CEO of Jay Jacobs. No failure to enforce any right under this Agreement, and no failure to follow any provision of this Agreement, shall be construed to be a waiver of the right or the provision, and will not affect the remainder of the Agreement.

     19. CHOICE OF LAW AND JURISDICTION. This agreement will be governed by and enforced under the laws of the State of Washington. As noted in Section 14 of this Agreement, any dispute or question of interpretation relating to this Agreement is to be resolved under the Arbitration provision of the Agreement.

     20. SAVINGS CLAUSE. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it nevertheless shall be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected.






AGREED TO AND ACCEPTED:              AGREED TO AND ACCEPTED:

JAY JACOBS, INC.



By /s/ Rex Loren Steffey             /s/ William L. Lawrence, Jr.
  _____________________________      ____________________________
  President, Jay Jacobs, Inc.        William L. Lawrence, Jr.


Date:  September 7, 1995             Date:   September 7, 1995
     _________________________            _______________________

                          [LASALLE BANKS LETTERHEAD]


                                                       September 28, 1995

Mr. William L. Lawrence, Jr.
Senior Vice President
Jay Jacobs, Inc.
1530 Fifth Avenue
Seattle, Washington 98101

Dear Mr. Lawrence:

LASALLE NATIONAL BANK ("Bank") is pleased to commit to making certain loans and financial accommodations ("Loans") to JAY JACOBS, INC. ("Company") up to Ten Million and No/100 Dollars ($10,000,000.00), subject to the terms and conditions specified below.

1. LOAN FORMULA - Subject to the terms and conditions of the Loan and Security Agreement, Bank shall, absent the occurrence of an event of default, advance an amount up to the sum of the following sublimits:

     (a) Up to fifty percent (50%) or such lesser sum as determined by Bank, in its sole discretion, determined on a basis consistent with the credit procedures of its Asset Based Lending Division, of the lower of the cost or market value of Company's "Eligible Inventory"; PLUS

     (b) Subject to Paragraph 2 below, up to fifty percent (50%) or such lesser sum as determined by Bank, in its sole discretion, determined on a basis consistent with the credit procedures of its Asset Based Lending Division, against the face amount of commercial letters of credit issued for the purpose of purchasing inventory, provided, that such commercial letters of credit are in form and substance satisfactory to Bank;

          provided, that the aggregate amount of Loans outstanding at any time shall in no event exceed TEN MILLION AND NO/100 DOLLARS
          ($10,000,000.000) (the "Loan Limit").

2. LETTERS OF CREDIT - Bank is willing to issue, upon Company's request, commercial and/or standby letters of credit, provided, that the aggregate undrawn face amount of such letters of credit shall not exceed $5,000,000.00, in the aggregate. Company shall pay Bank's normal charges for letters of credit, including, without limitation, an

                                    EXHIBIT C

                          [LASALLE BANKS LETTERHEAD]

Mr. William L. Lawrence, Jr.
Jay Jacobs, Inc.
September 28, 1995
Page 2

     administrative charge equal to one and one-fourth percent (1-1/4%) per annum payable on the outstanding amount of such letters of credit, which charges shall be payable monthly in arrears on each day that interest is payable. Bank's contingent liability under the letters of credit shall automatically reduce, dollar for dollar, the amount which Company may borrow pursuant to Paragraph 1 above.

3. INTEREST RATE - The Loans shall bear interest at the Bank's publicly announced prime rate (which is not intended to be Bank's lowest or most favorable rate in effect at any time)(the "Prime Rate") in effect from time to time, and shall be due and payable on the last business day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. All interest shall be calculated on the basis of a 360-day year.



4. TERM OF LOAN - The original term of the Loans shall be three (3) years, commencing on the date of execution of Bank's Loan and Security Agreement unless the liabilities are accelerated, upon the occurrence of an event of default, pursuant to the Loan and Security Agreement. The Loan and Security Agreement shall automatically renew itself from year to year thereafter if neither party terminates it as set forth therein.

5.   LOAN COLLATERAL -

     (a) A first and only lien on all of Company's assets, (excluding capitalized leases and other permitted liens determined by Bank, in its sole discretion) tangible or intangible, whether now owned or hereafter acquired by Company, and wherever located, including, but not limited to accounts, inventory, instruments, documents, equipment, fixtures, general intangibles, and any proceeds of the foregoing.

6. GOOD FAITH DEPOSIT - Company has remitted to Bank $50,000.00 as a good faith deposit. Said good faith deposit, less (a) Bank's charges and expenses for its initial examination of Company's Loan collateral, as well as Company's books and records and (b) all other out-of-pocket expenses including, but not limited to, Uniform Commercial Code Searches, appraisals, reasonable legal fees of outside counsel, and Federal Express charges, is refundable at the time Bank makes the initial disbursement of the Loan. However, if

                          [LASALLE BANKS LETTERHEAD]

Mr. William L. Lawrence, Jr.
Jay Jacobs, Inc.
September 28, 1995
Page 3

     Company fails to accept the Loan package described herein, then Company shall forfeit to Bank the entire good faith deposit and reimburse Bank for all out-of-pocket expenses.

7. AUDIT FEES - Company shall pay the normal audit fees and out-of-pocket expenses related to the initial audit, including, but not limited to, air fare, lodging, and meals, to Bank to cover Bank's initial examinations of the loan collateral, as well as the Company's books and records. Thereafter, with respect to Bank's internal auditors, Company shall pay the normal audit fees to Bank, but said audit fees shall not, absent the occurrence of an event of default, exceed $10,000.00 in any year of any original term or renewal term plus out-of-pocket expenses related to any such audit, including, but not limited to, air fare, lodging, and meals.

     If Bank, in its sole discretion, elects to use outside auditors, then, Company shall pay the normal audit fees and out-of-pocket expenses related to any such audit, including, but not limited to, air fare, lodging, and meals, to Bank to cover Bank's periodic examinations of the loan collateral, as well as the Company's books and records.

8. OUT-OF-POCKET EXPENSES - Company shall reimburse Bank for the costs of the following: Uniform Commercial Code and other public record searches, lien and security interest filings, appraisals, reasonable outside attorney's fees, and express mail, messenger or similar delivery charges.

9. FACILITY FEES - Company shall pay to Bank an annual facility fee equal to one percent (1%) of the aggregate Loan Limit, which fee shall be fully earned by Bank and payable on the date that Bank makes its initial disbursement under the Loan and Security Agreement and on each anniversary of the date of the Loan and Security Agreement during the original term and any renewal term.

10. PREPAYMENT FEES - If Company elects to prepay all of a portion of the Loans, Company shall pay to Bank a prepayment fee equal to (i) three percent (3%) of the Loan Limit if the Loan and Security Agreement is terminated during the first year of the original term; (ii) two percent (2%) of the Loan Limit if the Loan and Security Agreement is terminated during the second year of the original term; and (iii) one percent (1%) of the Loan Limit if the Loan and Security Agreement is terminated during the third year of the original term of any renewal term.

                          [LASALLE BANKS LETTERHEAD]

Mr. William L. Lawrence, Jr.
Jay Jacobs, Inc.
September 28, 1995
Page 4

11.  COLLECTIONS -

     (a) Subject to Bank's consent, payments from all of Company's customers may be maintained in a depository account at a local bank satisfactory to Bank and shall be tendered to Bank via automatic clearing house to a cash concentration account on a daily basis.

     (b) Provided that Loans are outstanding, Bank shall, within one (1) business day after Bank receives cash or other immediately available funds in Chicago, apply such collections against Company's liabilities to Bank. In the event no Loans are outstanding, Bank shall, on the same business day of receipt by Bank at its office in Chicago, apply such collections as directed by Company.

12. COURT APPROVAL - Disbursement of the Loans hereunder is contingent upon approval of the bankruptcy court having jurisdiction over the Company.

13.  MISCELLANEOUS -

     (a) Company shall submit internally-prepared financial statements to Bank on a monthly basis, 10-Q financial statements on a quarterly basis, and certified financial statements at year end.

     (b) Prior to disbursement under the Loan and Security Agreement, Company shall provide to Bank original insurance policies which includes (a) the dollar amount of the coverage on the items located at 1530 Fifth Avenue, Seattle, Washington 98101 and any other locations, and (b) endorsements indicating Bank's interest as Lender's Loss Payee on Company's casualty insurance policies, additional insured on Company's liability insurance policies and assignee on Company's business interruption insurance policies (as appropriate).

     (c) Company is required to maintain its general checking account and a cash concentration account with Bank. Normal charges shall be assessed thereon. Although no compensating balance is required, Company may keep monthly balances in order to merit earnings credits which may cover the Bank's service charges for demand deposit account activities.

     (d) Company acknowledges and agrees that there are no other understandings between the parties, oral or written, relating to the financing committed to herewith other than what is set forth in this letter.

                          [LASALLE BANKS LETTERHEAD]

Mr. William L. Lawrence, Jr.
Jay Jacobs, Inc.
September 28, 1995
Page 5

     (e) Disbursement of the Loans hereunder is contingent upon all documentation (including without limitation, a tangible net worth covenant) and other legal matters (including without limitation, completion of Bank's legal due diligence and all matters relating to the bankruptcy proceedings involving Company) being in form and substance satisfactory to Bank and Bank's counsel.

     (f) Disbursement of the Loans hereunder is contingent upon no material adverse change, as determined by Bank, in the condition or operations (financial or otherwise) of Company having occurred and no actions or proceedings being pending or threatened against Company which might materially adversely affect Company during the period commencing on the date of this letter and ending on the date of disbursement of the Loans.

     (g) The Loans proposed herein must be closed and funded within seventy-five (75) days of the issuance of this commitment letter, or this commitment shall become null and void unless extended by Bank in writing. Company and Bank each agree to use their best efforts to execute closing documents on or before the seventy-fifth (75th) day following the issuance of this commitment letter.

If the foregoing commitment is acceptable to you, please execute the two enclosed copies of this letter and return the same to the Bank no later 5:00 P.M. on October 16, 1995.


                                             Very truly yours,

                                             LASALLE NATIONAL BANK

                                             By /s/ Robert Corsentino
                                               ----------------------

                                                  Title  SVP
                                                       ------------

Accepted and Agreed this 29th
                         -----
day of September       , 1995
       ---------------


JAY JACOBS, INC.

By /s/ William L. Lawrence, Jr.
   ----------------------------

     Title Senior VP - CFO
           -------------------